Exhibit 4.153
________________________________________
CREDIT ACCEPTANCE AUTO LOAN TRUST 2026-2
CLASS A ASSET BACKED NOTES
CLASS B ASSET BACKED NOTES
CLASS C ASSET BACKED NOTES
________________________________________
CREDIT ACCEPTANCE AUTO LOAN TRUST 2026-2,
as the Issuer
CREDIT ACCEPTANCE FUNDING LLC 2026-2,
as the Seller
CREDIT ACCEPTANCE CORPORATION,
as the Servicer and in its individual capacity
COMPUTERSHARE TRUST COMPANY, N.A.
as the Trust Collateral Agent/Indenture Trustee/Backup Servicer
_________________
SALE AND SERVICING AGREEMENT
Dated as of August 20, 2026
_________________

Page

ARTICLE I. DEFINITIONS    1
Section 1.01.    Definitions.    1
Section 1.02.    Usage of Terms.    31
Section 1.03.    Closing Date and Record Date.    31
Section 1.04.    Section References.    31
Section 1.05.    Compliance Certificates.    31
ARTICLE II. CONVEYANCE OF SELLER PROPERTY; FURTHER ENCUMBRANCE THEREOF    32
Section 2.01.    Sale of the Initial Seller Property to the Trust.    32
Section 2.02.    Revolving Period; Principal Collection Account.    33
Section 2.03.    Removal of Excess Loans.    36
Section 2.04.    Title to Trust Property.    37
ARTICLE III. THE LOANS AND THE CONTRACTS    38
Section 3.01.    Representations and Warranties of Seller with respect to the Seller Property.    38
Section 3.02.    Payment Upon Breach.    40
Section 3.03.    Custody of Dealer Agreements, Purchase Agreements and Contract Files.    42
ARTICLE IV. ADMINISTRATION AND SERVICING OF LOANS AND CONTRACTS    44
Section 4.01.    Appointment; Duties of Servicer.    44
Section 4.02.    Collection and Application of Payments on the Loans and Contracts; Extensions and Amendments.    47
Section 4.03.    Realization Upon Contracts.    47
Section 4.04.    [Reserved].    48
Section 4.05.    Maintenance of Security Interests in Financed Vehicles.    48
Section 4.06.    Covenants of Servicer.    48
Section 4.07.    Payments in Respect of Loans or Contracts Upon Breach.    53
Section 4.08.    Servicer Fee.    54
Section 4.09.    Servicer’s Certificate.    54

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(continued)
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Section 4.10.    Annual Statement as to Compliance; Notice of Default.    56
Section 4.11.    Annual Independent Certified Public Accountants’ Report.    57
Section 4.12.    Access to Certain Documentation and Information Regarding Loans and Contracts.    58
Section 4.13.    Servicer Expenses.    59
Section 4.14.    Servicer Not to Resign as Servicer.    59
Section 4.15.    The Backup Servicer.    59
Section 4.16.    [Reserved].    60
Section 4.17.    Obligations in Respect of the Servicer.    60
Section 4.18.    Dealer Collections Purchase.    60
ARTICLE V. TRUST ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS    61
Section 5.01.    Establishment of Accounts of the Trust.    61
Section 5.02.    Collections; Allocation.    65
Section 5.03.    Certain Reimbursements to the Servicer.    65
Section 5.04.    Additional Deposits.    65
Section 5.05.    Reserve Account.    66
Section 5.06.    Reserved.    67
Section 5.07.    Reserved.    67
Section 5.08.    Transfers and Distributions.    68
Section 5.09.    Distributions from the Note Distribution Account.    69
Section 5.10.    Certificate Distribution Account.    72
Section 5.11.    Statements to Certificateholders and Noteholders.    73
ARTICLE VI. THE SELLER AND THE ISSUER    75
Section 6.01.    Representations and Warranties of the Seller.    75
Section 6.02.    Limitation on Liability of Seller and Others.    79
Section 6.03.    Seller May Own Notes.    79
Section 6.04.    Additional Covenants of the Seller.    80
Section 6.05.    Indemnities of the Issuer.    80
ARTICLE VII. THE SERVICER    82

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(continued)
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Section 7.01.    Representations of Servicer.    82
Section 7.02.    Indemnities of Servicer.    85
Section 7.03.    Merger or Consolidation of, or Assumption of the Obligations of, Servicer.    87
Section 7.04.    Limitation on Liability of Servicer and Others.    87
Section 7.05.    Delegation of Duties.    88
Section 7.06.    Certification Upon Satisfaction.    88
ARTICLE VIII. DEFAULT    89
Section 8.01.    Servicer Defaults.    89
Section 8.02.    Appointment of Successor.    91
Section 8.03.    Notification to Noteholders and Certificateholders.    92
Section 8.04.    Waiver of Past Defaults.    92
ARTICLE IX. THE TRUST COLLATERAL AGENT    93
Section 9.01.    Duties of the Trust Collateral Agent.    93
Section 9.02.    Rights of the Trust Collateral Agent.    94
Section 9.03.    Individual Rights of Trust Collateral Agent.    97
Section 9.04.    Reports by Trust Collateral Agent to Holders.    98
Section 9.05.    Compensation.    98
Section 9.06.    Eligibility.    98
Section 9.07.    Trust Collateral Agent’s Disclaimer.    99
Section 9.08.    Limitation on Liability.    99
Section 9.09.    Reliance Upon Documents.    100
Section 9.10.    Successor Trust Collateral Agent.    100
Section 9.11.    Representations and Warranties of the Trust Collateral
Agent.    102
Section 9.12.    Waiver of Setoffs.    103
Section 9.13.    Benefits and Immunities of Trust Collateral Agent    103
ARTICLE X. TERMINATION    103
Section 10.01.    Optional Purchase.    103
Section 10.02.    Termination.    104

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(continued)
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ARTICLE XI. MISCELLANEOUS PROVISIONS    104
Section 11.01.    Amendment.    104
Section 11.02.    Protection of Title to Trust.    106
Section 11.03.    Limitation on Rights of Noteholders.    108
Section 11.04.    Governing Law; Jurisdiction.    109
Section 11.05.    Notices.    109
Section 11.06.    Severability of Provisions.    110
Section 11.07.    Assignment.    110
Section 11.08.    Further Assurances.    110
Section 11.09.    No Waiver; Cumulative Remedies.    110
Section 11.10.    Third-Party Beneficiaries.    110
Section 11.11.    Actions by Noteholders.    111
Section 11.12.    Corporate Obligation.    111
Section 11.13.    Covenant Not to File a Bankruptcy Petition.    111
Section 11.14.    Multiple Roles    112
Section 11.15.    [Reserved].    112
Section 11.16.    Waiver of Jury Trial.    112
Section 11.17.    AML Law.    112
Section 11.18.    Concerning the Owner Trustee    113
Section 11.19.    EU & UK Risk Retention    113

EXHIBITS
Exhibit A    Assignment Agreement
Exhibit B    Servicer’s Certificate
Exhibit C    Form of Dealer Agreement
Exhibit D    Form of Purchase Agreement
Exhibit E    [Reserved]
Exhibit F    [Reserved]
Exhibit G    Form of Dealer Loan Contract and Purchased Loan Contract
Exhibit H    Credit Guidelines

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(continued)
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SCHEDULES
Schedule A    Loans, Dealer Agreements, Purchase Agreements and Contracts
Schedule B    Base Case Forecasted Collections
Schedule C Perfection Representations, Warranties and Covenants

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This Sale and Servicing Agreement, dated as of August 20, 2026, among CREDIT ACCEPTANCE AUTO LOAN TRUST 2026-2, a Delaware statutory trust (the “Issuer” or the “Trust”), CREDIT ACCEPTANCE FUNDING LLC 2026-2, a Delaware limited liability company, as Seller (the “Seller”), CREDIT ACCEPTANCE CORPORATION, a Michigan corporation, in its individual capacity (“Credit Acceptance”) and as Servicer (the “Servicer”) and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association organized under the laws of the United States, in its capacity as Backup Servicer, Trust Collateral Agent and Indenture Trustee (in such capacity, respectively, the “Backup Servicer,” “Trust Collateral Agent” and “Indenture Trustee”).
WITNESSETH THAT: In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:
ARTICLE I.

DEFINITIONS
Section 1.01.Definitions.
Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings. Terms used herein but not defined herein shall have the meaning given such terms in the Indenture.
“Adjusted Collateral Amount” means, on any Distribution Date, during the Revolving Period, an amount equal to the sum of: (i) the Collateral Amount; and (ii) the amount on deposit in the Principal Collection Account.
“Adjusted Forecasted Collections” means, on any Distribution Date, during the Revolving Period, an amount equal to the sum of: (i) the Forecasted Collections; and (ii) the quotient obtained by dividing (A) the amount on deposit in the Principal Collection Account by (B) 0.65.
“Administrator” means the Servicer or Credit Acceptance, in its capacity as agent of the Trust pursuant to Section 4.01(d).
“Advance Rate” means, on any Distribution Date, the ratio, expressed as a percentage, where the numerator is equal to the Aggregate Note Balance and the denominator is equal to the Collateral Amount.
“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. A Person shall not be deemed to be an Affiliate of any person solely because such other Person has the contractual right or obligation to manage such Person unless such other Person controls such Person through equity ownership or otherwise.
“Aggregate Note Balance” equals at all times, the sum of the Class A Note Balance, the Class B Note Balance and the Class C Note Balance.
“Aggregate Outstanding Eligible Loan Balance” means, on any date of determination, the sum of (i) the Outstanding Balances of all Eligible Loans on such day or (ii) when used with respect to a specified portion of the Eligible Loans, the Outstanding Balances of such specified portion of Eligible Loans on such day.
“Agreement” means this Sale and Servicing Agreement, as the same may be amended or supplemented from time to time.
“Amortization Period” means the period of time beginning on the earlier of (i) the close of business on the August 2028 Distribution Date, and (ii) the close of business on the Business Day before the day on which an Early Amortization Event automatically occurs or is declared pursuant to Section 2.02 hereof.
“Amortization Period Additional Contract Collateral Amount” has the meaning assigned to such term in Section 3.02(d)(i) hereof.
“Amortization Period Additional Loan Collateral Amount” has the meaning assigned to such term in Section 3.02(d)(i) hereof.
“Amortization Period Payment Obligations” has the meaning assigned to such term in Section 3.02(d)(ii) hereof.
“Applicable Law” means, for any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders, or action of any Court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.
“Assumption Date” has the meaning assigned to such term in Section 2.3(a) of the Backup Servicing Agreement.
“Automatic Amortization Event” has the meaning assigned to such term in Section 2.02(b) hereof.
“Available Funds” means, with respect to any Distribution Date: (i) all Collections (other than Dealer Collections and Repossession Expenses) received by the Servicer, the Seller or the Originator during the related Collection Period with respect to the Contracts and the Loans and paid over to the Issuer, (ii) all Purchase Amounts paid by the Seller, the Servicer or the Originator with respect to the related Collection Period, (iii) all investment earnings and interest on amounts on deposit in the Reserve Account, the Principal Collection Account and the Collection Account during the related Collection Period, (iv) any amounts remaining in the Principal Collection Account after the conclusion of the Revolving Period, and (v) any amounts on deposit in the Reserve Account in excess of the Reserve Account Requirement, after giving effect to all deposits to and withdrawals from the Reserve Account on such Distribution Date.
“Backup Servicer” means Computershare Trust Company, N.A. and its permitted successors and assigns.
“Backup Servicing Agreement” means the Backup Servicing Agreement, dated as of the Closing Date, among the Backup Servicer, Credit Acceptance, the Seller, the Issuer and the Trust Collateral Agent.
“Backup Servicing Fee” means, as to each Distribution Date, $4,000; provided, however, that if the Backup Servicer becomes the successor Servicer, such fee shall no longer be paid.
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.
“Base Case Forecasted Collections” means the Forecasted Collections for the Loans acquired on the Closing Date as of the initial Cut-off Date segmented by calendar month, as set forth on Schedule B hereto.
“Basic Documents” means this Agreement, the Certificate of Trust (as defined in the Trust Agreement), the Trust Agreement, the Backup Servicing Agreement, the Indenture, the Sale and Contribution Agreement, the Initial Purchaser Agreement, the Intercreditor Agreement, the Notes and all other documents and certificates (including account control agreements) delivered in connection therewith.
“Benefit Plan” has the meaning given such term in the Trust Agreement.
“Business Day” means any day other than a Saturday or a Sunday on which banking institutions are not required or authorized to be closed in New York, New York, Detroit, Michigan, Chicago, Illinois, Wilmington, Delaware or St. Paul, Minnesota.
“Capped Trustee Expenses” means, in respect of indemnification amounts and expenses due to the Owner Trustee, the Indenture Trustee and the Trust Collateral Agent pursuant to any Basic Document, an amount not to exceed $15,000 in the aggregate on any Distribution Date, allocated to (i) in the case of the Indenture Trustee and Trust Collateral Agent, an amount not to exceed $10,500 for such Distribution Date and (ii) in the case of the Owner Trustee, an amount not to exceed $4,500 for such Distribution Date; provided that (a) any expenses and indemnities remaining unpaid after the application of any such party’s cap allocation shall be payable from any remaining unused portion of another party’s allocated cap amount for such Distribution Date, and (b) any expenses and indemnities in excess of such cap shall accrue and be payable on subsequent Distribution Dates until paid in full.

“Capped Servicing Fee” means, with respect to the Servicing Fee payable to the Backup Servicer if it has become Servicer and with respect to any Distribution Date, an amount equal to the product of (i) 8.00% and (ii) Collections for the related Collection Period.
“Certificate” has the meaning given such term in the Trust Agreement.
“Certificate Distribution Account” has the meaning assigned to such term in Section 5.01(a)(iii) hereof.
“Certificateholder” has the meaning given such term in the Trust Agreement.
“Certificate Interest” means the allocable percentage interest of a Certificate held by a Certificateholder.
“Certificate of Title” means, with respect to any Financed Vehicle, (i) the original certificate of title relating thereto, or copies of correspondence and application made in accordance with Applicable Law to the appropriate state title registration agency, and all enclosures thereto, for issuance of its original certificate of title or (ii) if the appropriate state title registration agency issues a letter or other form of evidence of Lien (whether in paper or electronic form) in lieu of a certificate of title, the original lien entry letter or form or copies of correspondence and application made in accordance with Applicable Law to such state title registration agency, and all enclosures thereto, for issuance of the original lien entry letter or form.
“Certificate Register” and “Certificate Registrar” means the register mentioned and the registrar appointed pursuant to Section 3.4 of the Trust Agreement.
“Class A Interest Carryover Shortfall” means, as of the close of business on any Distribution Date, the excess of the Class A Interest Distributable Amount for such Distribution Date plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Note Rate from and including such preceding Distribution Date to but excluding the current Distribution Date, over the amount actually deposited in the Note Distribution Account on such current Distribution Date and available to pay interest on the Class A Notes.
“Class A Interest Distributable Amount” means, with respect to any Distribution Date, interest accrued from and including the 15th day of the prior month (or, in the case of the first Distribution Date, the Closing Date) to, but excluding the 15th day of the month in which such Distribution Date occurs, at the Class A Note Rate on the Class A Note Balance immediately prior to such Distribution Date. Interest on the Class A Notes shall be due and payable on each Distribution Date and shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

“Class A Note Balance” equals, initially, $319,880,000, and thereafter equals the initial Class A Note Balance reduced by all amounts allocable to principal and previously distributed to the Class A Noteholders.
“Class A Noteholder” means the Person in whose name a Class A Note shall be registered in the Note Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to the Basic Documents, the interest evidenced by any Class A Note registered in the name of the Seller, the Servicer, or any person controlling, controlled by, or under common control with the Seller or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained.
“Class A Note Rate” means 5.01% per annum.
“Class A Principal Distributable Amount” means, for any Distribution Date: (A) during the Revolving Period, zero; and (B) during the Amortization Period, an amount equal to the lesser of: (i) Available Funds remaining after payment of the amounts set forth in clauses (i) through (iv) of Section 5.08(a) hereto and (ii) the Class A Note Balance; provided, however, on the Class A Stated Final Maturity Date, the Class A Principal Distributable Amount will equal the Class A Note Balance.
“Class A Stated Final Maturity Date” means August 15, 2036.
“Class B Interest Carryover Shortfall” means, as of the close of business on any Distribution Date, the excess of the Class B Interest Distributable Amount for such Distribution Date plus any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Note Rate from and including such preceding Distribution Date to but excluding the current Distribution Date, over the amount actually deposited in the Note Distribution Account on such current Distribution Date and available to pay interest on the Class B Notes.
“Class B Interest Distributable Amount” means, with respect to any Distribution Date, interest accrued from and including the 15th day of the prior month (or, in the case of the first Distribution Date, the Closing Date) to, but excluding the 15th day of the month in which such Distribution Date occurs, at the Class B Note Rate on the Class B Note Balance immediately prior to such Distribution Date. Interest on the Class B Notes shall be due and payable on each Distribution Date and shall be computed on the basis of a 360-day year consisting of twelve 30-day months.
“Class B Note Balance” equals, initially, $117,300,000, and thereafter equals the initial Class B Note Balance reduced by all amounts allocable to principal and previously distributed to the Class B Noteholders.

“Class B Noteholder” means the Person in whose name a Class B Note shall be registered in the Note Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to the Basic Documents, the interest evidenced by any Class B Note registered in the name of the Seller, the Servicer, or any person controlling, controlled by, or under common control with the Seller or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained.
“Class B Note Rate” means 5.29% per annum.
“Class B Principal Distributable Amount” means, for any Distribution Date: (A) during the Revolving Period, zero; and (B) during the Amortization Period, an amount equal to the lesser of: (i) the positive difference of (x) Available Funds remaining after payment of the amounts set forth in clauses (i) through (iv) of Section 5.08(a) hereto minus (y) the Class A Principal Distributable Amount and (ii) the Class B Note Balance; provided, however, on the Class B Stated Final Maturity Date, the Class B Principal Distributable Amount will equal the Class B Note Balance.
“Class B Stated Final Maturity Date” means October 15, 2036.
“Class C Interest Carryover Shortfall” means, as of the close of business on any Distribution Date, the excess of the Class C Interest Distributable Amount for such Distribution Date plus any outstanding Class C Interest Carryover Shortfall from the preceding Distribution Date plus interest on such outstanding Class C Interest Carryover Shortfall, to the extent permitted by law, at the Class C Note Rate from and including such preceding Distribution Date to but excluding the current Distribution Date, over the amount actually deposited in the Note Distribution Account on such current Distribution Date and available to pay interest on the Class C Notes.
“Class C Interest Distributable Amount” means, with respect to any Distribution Date, interest accrued from and including the 15th day of the prior month (or, in the case of the first Distribution Date, the Closing Date) to, but excluding the 15th day of the month in which such Distribution Date occurs, at the Class C Note Rate on the Class C Note Balance immediately prior to such Distribution Date. Interest on the Class C Notes shall be due and payable on each Distribution Date and shall be computed on the basis of a 360-day year consisting of twelve 30-day months.
“Class C Note Balance” equals, initially, $162,820,000, and thereafter equals the initial Class C Note Balance reduced by all amounts allocable to principal and previously distributed to the Class C Noteholders.
“Class C Noteholder” means the Person in whose name a Class C Note shall be registered in the Note Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to the Basic Documents, the interest evidenced by any Class C Note registered in the name of the Seller, the Servicer, or any person controlling, controlled by, or under common control with the Seller or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained.
“Class C Note Rate” means 5.51% per annum.
“Class C Principal Distributable Amount” means, for any Distribution Date: (A) during the Revolving Period, zero; and (B) during the Amortization Period, an amount equal to the lesser of: (i) the positive difference of (x) Available Funds remaining after payment of the amounts set forth in clauses (i) through (iv) of Section 5.08(a) hereto minus (y) the sum of the Class A Principal Distributable Amount and the Class B Principal Distributable Amount and (ii) the Class C Note Balance; provided, however, on the Class C Stated Final Maturity Date, the Class C Principal Distributable Amount will equal the Class C Note Balance.
“Class C Stated Final Maturity Date” means December 15, 2036.
“Closed Pool” means, with respect to any Dealer Loan, a pool of related Dealer Loan Contracts securing such Dealer Loan as to which, pursuant to the terms of the related Dealer Agreement, no additional Dealer Loan Contracts may be allocated.
“Closing Date” means August 20, 2026.
“Collateral Amount” means, on any Distribution Date, an amount equal to the Aggregate Outstanding Eligible Loan Balance less the aggregate of the Overconcentration Loan Amounts, after giving effect to (A) all purchases of Loans (or the funding of any additional Dealer Loan Contracts allocated to an open pool of Dealer Loan Contracts securing a Dealer Loan) and (B) all transfers and releases of Removed Loans, in each case, that are expected to occur on such date. Solely for purposes of calculating the “Collateral Amount,” the determination of whether a Loan satisfies the Dealer bankruptcy or insolvency criteria applicable under the definition of “Eligible Loan” shall be made as if such Loan were sold on the date of such calculation; provided, however, that a Dealer Loan relating to a Dealer that, to the knowledge of the Servicer, has become insolvent after the sale of such Dealer Loan to the Issuer shall continue to constitute an “Eligible Dealer Loan” (assuming that such Dealer Loan would otherwise be an “Eligible Dealer Loan” on such date of determination if the applicable Dealer had not become insolvent) for purposes of calculating the “Collateral Amount” so long as (i) the characterization of such Dealer Loan as an “Eligible Dealer Loan” would not cause the percentage of the aggregate Outstanding Balance of all Dealer Loans relating to Dealers who are insolvent to exceed 2.5% of the Aggregate Outstanding Eligible Loan Balance and (ii) no bankruptcy court has entered an order (whether or not final), which order has not been vacated or overturned, stating that a person other than the Issuer (or the Servicer on the Issuer’s behalf) is entitled to receive any collections on that Dealer Loan or the Contracts relating thereto.
“Collection Account” means the account designated as such, established and maintained pursuant to Section 5.01(a)(i) hereof.

“Collection Guidelines” means, with respect to Credit Acceptance, the policies of the Servicer in effect on the Closing Date relating to the collection of amounts due on the Contracts and the Loans and as amended from time to time in accordance with the Basic Documents or in accordance with Applicable Law, and with respect to the Backup Servicer, as successor Servicer, the usual and customary servicing policies and procedures of the Backup Servicer.
“Collection Period” means, with respect to each Distribution Date, the immediately preceding calendar month (or in case of the first Distribution Date, the period starting on the Cut-off Date and ending on the last day of the calendar month immediately preceding such Distribution Date). Any amount stated “as of the close of business on the last day of a Collection Period” shall give effect to all collections, charge-offs, reserve adjustments and other account activity during such Collection Period.
“Collections” means, with respect to any Collection Period, all payments (including Dealer Collections, recoveries on defaulted contracts, credit-related insurance proceeds and proceeds of the Related Security and, so long as Credit Acceptance is the Servicer, net of certain recovery and repossession expenses, in accordance with the terms of the Dealer Agreements and Purchase Agreements) received by the Servicer, the Originator, the Issuer or the Seller on or after the Cut-off Date in respect of the Loans and Contracts in the form of cash, checks, wire transfers or other form of payment in accordance with the Loans, the Dealer Agreements, the Purchase Agreements and the Contracts.
“Comerica Credit Agreement” means that certain Sixth Amended and Restated Credit Acceptance Corporation Credit Agreement, dated as of June 23, 2014, with Comerica Bank, as administrative agent and collateral agent, and the banks signatory thereto, as amended from time to time.
“Computer Tape” means a computer tape or diskette (or other means of electronic transmission acceptable to the Backup Servicer) in a readable format acceptable to the Backup Servicer.
“Continued Errors” has the meaning given such term in the Backup Servicing Agreement.
“Contract” means any Dealer Loan Contract or Purchased Loan Contract.
“Contract Buy-Back Rate” means on any date of determination, a fraction, expressed as a percentage, the numerator of which is the Aggregate Note Balance as of the last day of the preceding Collection Period and the denominator of which is the Outstanding Balance of all Eligible Contracts as of the last day of the preceding Collection Period.
“Contract File” means with respect to each Contract, the physical and/or electronic files in which Credit Acceptance maintains the fully executed original counterpart or “authoritative copy” (in each case, for UCC purposes) of the Contract (to the extent required in accordance with Section 3.03 of this Agreement), either a standard assurance in the form commonly used in the industry relating to the provision of a certificate of title or other evidence of lien, the original or electronic instruments modifying the terms and conditions of such Contract and the original or electronic endorsements or assignments of such Contract.
“Corporate Trust Office” means the principal office of the Trust Collateral Agent, Indenture Trustee and Backup Servicer at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attention: Computershare Trust Services Asset-Backed Trust Administration, or at such other address as the Trust Collateral Agent, Indenture Trustee or Backup Servicer may designate from time to time by notice to the parties hereto, or the principal corporate trust office of any Trust Collateral Agent, Indenture Trustee or Backup Servicer at the address designated by such successor by notice to the parties hereto.
“Credit Acceptance” means Credit Acceptance Corporation, a Michigan corporation.
“Credit Guidelines” means the policies of Credit Acceptance, relating to the extension of credit to automobile, light-duty truck, minivan and/or sport utility dealers and consumers in respect of retail installment contracts for the sale of automobiles, light-duty trucks, minivans and/or sport utility vehicles and related products including the policies for determining creditworthiness of such dealers and consumers and otherwise relating to the extension of credit to dealers and consumers and the maintenance of installment sale contracts, as in effect on the Cut-off Date and as amended from time to time in accordance with the Basic Documents or in accordance with Applicable Law, attached hereto as Exhibit H.
“Cumulative Actual Collections” means, for any Collection Period, an amount equal to either (i) in the event a Removal has never occurred, the cumulative amount of actual Collections received in respect of the Loans from the initial Cut-off Date through the end of such Collection Period or (ii) otherwise, the cumulative amount of actual Collections received in respect of the Loans from the close of business on the last day of the Collection Period immediately preceding the most recent Removal through the end of such Collection Period.
“Cumulative Forecasted Collections” means, for any Collection Period, an amount equal to either (i) in the event a Removal has never occurred, the cumulative amount of Base Case Forecasted Collections expected to have been received in respect of the Loans from the initial Cut-off Date through the end of such Collection Period or (ii) otherwise, the cumulative amount of Base Case Forecasted Collections expected to have been received in respect of the Loans from the close of business on the last day of the Collection Period immediately preceding the most recent Removal through the end of such Collection Period.
“Cut-off Date” means, (i) with respect to Loans and related collateral to be sold to the Issuer on the Closing Date, the close of business on June 30, 2026 and (ii) with respect to Loans and related collateral purchased by the Issuer on each Distribution Date during the Revolving Period, the close of business on the last day of the immediately preceding Collection Period.

“Dealer” means any automobile, light-duty truck, minivan and/or sport utility vehicle dealer who has entered into a Dealer Agreement or a Purchase Agreement with Credit Acceptance.
“Dealer Agreement” means, each agreement between the Originator and the related Dealer pursuant to which the Originator may make one or more advances to the related Dealer substantially in one of the forms included as part of Exhibit C attached hereto; provided, however, that the term “Dealer Agreement” shall, for the purposes of this Agreement, include only those Dealer Agreements identified from time to time on Schedule A hereto, as amended or supplemented from time to time in accordance herewith.
“Dealer Collections” means, with respect to any Collection Period and any Dealer Loan, collections received by the Servicer during such Collection Period which pursuant to the terms of the related Dealer Agreement, are required to be remitted to the applicable Dealer.
“Dealer Collections Purchase” means the assignment of all Dealer rights, interests and entitlements in and to one or more pools of Dealer Loan Contracts securing the related Dealer Loans, including such Dealer’s ownership interest in such Dealer Loan Contracts and rights to receive the related Dealer Collections pursuant to the terms of a Dealer Collections Purchase Agreement.
“Dealer Collections Purchase Agreement” means any agreement, which Credit Acceptance enters into from time to time during its ordinary course of business in managing its serviced portfolio of dealer loans, with a Dealer pursuant to which a Dealer Collections Purchase is made.
“Dealer Collections Purchase Price” means the cash payment made to a Dealer based on the present value of all future forecasted Collections on the related Dealer Loan Contracts that would constitute Dealer Collections.
“Dealer Concentration Limit” means, with respect to Eligible Dealer Loans and with respect to any Dealer (measured by the Aggregate Outstanding Eligible Loan Balance relating to each Dealer), an amount equal to: (A) with respect to the Closing Date, 1.5% of the Aggregate Outstanding Eligible Loan Balance of Dealer Loans as of the initial Cut-off Date; and (B) with respect to each Distribution Date during the Revolving Period on which Dealer Loans are purchased by the Issuer, 1.5% of the Aggregate Outstanding Eligible Loan Balance of Dealer Loans as of such Distribution Date, after giving effect to all Collections from the related Collection Period and the purchase of Dealer Loans on such Distribution Date; provided, however, that after giving effect to the foregoing, the sum of the Aggregate Outstanding Eligible Loan Balance of Dealer Loans relating to the top twenty Dealers shall not exceed 20.0% of the Aggregate Outstanding Eligible Loan Balance of all Dealer Loans on the initial Cut-off Date or each Distribution Date during the Revolving Period on which Dealer Loans are purchased by the Issuer, as the case may be.

“Dealer Loan” means a group of advances made by the Originator to a Dealer in respect of an identified group of Dealer Loan Contracts, all of which secure repayment thereof, plus revenue recognized on such Dealer Loan based on the current forecasted adjusted loan yield in accordance with Credit Acceptance’s adjusted accounting policies, plus the amount of monies paid to the Dealer under the related Dealer Agreement (including any portfolio profit express payment), less Collections on the related Contracts securing such Dealer Loan applied to the reduction of the balance of such Dealer Loan; provided, however, that the term “Dealer Loan” shall, for the purposes of this Agreement, include only those Dealer Loans identified from time to time on Schedule A hereto, as amended or supplemented from time to time in accordance with the terms of this Agreement.
“Dealer Loan Contract” means each retail installment sales contract, in substantially one of the forms attached hereto as Exhibit G, relating to the sale of an automobile, light-duty truck, minivan or sport utility vehicle and related products originated by a Dealer and in which Credit Acceptance shall have been granted a security interest and shall have acquired certain other rights under a related Dealer Agreement to secure the related Dealer’s obligation to repay one or more related Dealer Loans.
“Declared Discretionary Amortization Event” has the meaning assigned to such term in Section 2.02(c) hereof.
“Delivery” when used with respect to property forming a part of a Trust Account means:
(a)with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof by physical delivery to the Trust Collateral Agent indorsed to, or registered in the name of, the Trust Collateral Agent or its nominee or indorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security to the Trust Collateral Agent or by delivery of such certificated security to a securities intermediary indorsed to, or registered in the name of, the Trust Collateral Agent or its nominee or indorsed in blank to a securities intermediary (as defined in Section 8-102(a)(14) of the UCC) and the making by such securities intermediary of entries on its books and records identifying such certificated security as belonging to the Trust Collateral Agent and the sending by such securities intermediary of a confirmation of the purchase of such certificated security by the Trust Collateral Agent, or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the originator and increasing the appropriate securities account of a securities intermediary by the amount of such certificated security, the identification by the clearing corporation of such certificated security for the sole and exclusive account of the securities intermediary, the maintenance of such certificated security by such clearing corporation or its nominee subject to the clearing corporation’s exclusive control, the sending of a confirmation by the securities intermediary of the purchase by the Trust Collateral Agent of such certificated security and the making by such securities intermediary of entries on its books and records identifying such certificated security as belonging to the Trust Collateral Agent (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be registered in the name of the Trust Collateral Agent or its nominee or endorsed in blank; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Eligible Investment to the Trust Collateral Agent, consistent with changes in Applicable Law or regulations or the interpretation thereof;
(b)with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with Applicable Law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Eligible Investment to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trust Collateral Agent of the purchase by the Trust Collateral Agent of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trust Collateral Agent and indicating that such securities intermediary holds such Eligible Investment solely as agent for the Trust Collateral Agent; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Eligible Investment to the Trust Collateral Agent, consistent with changes in Applicable Law or regulations or the interpretation thereof; and
(c)with respect to any Eligible Investment that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the Trust Collateral Agent or its nominee or the securities intermediary, the sending of a confirmation by the securities intermediary of the purchase by the Trust Collateral Agent or its nominee of such uncertificated security, and the making by such securities intermediary of entries on its books and records identifying such uncertificated security as belonging to the Trust Collateral Agent.
In furtherance of the foregoing, any Eligible Investments held by the Trust Collateral Agent through a securities intermediary shall be held only pursuant to a control agreement entered into among the Seller, the Trust Collateral Agent and the securities intermediary, pursuant to which the securities intermediary agrees to credit all financial assets (as defined in Section 8-102(a)(9) of the UCC) purchased (as defined in Section 1-201(32) of the UCC) at the direction of the Trust Collateral Agent to the securities account maintained by the securities intermediary for the benefit of the Trust Collateral Agent and agrees to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of the Trust Collateral Agent without the further consent of the Seller and pursuant to which the securities intermediary waives any prior lien on all financial assets credited to such securities account to which it might otherwise be entitled.

“Determination Date” means the fourth Business Day prior to the related Distribution Date.
“Discretionary Amortization Event” has the meaning assigned to such term in Section 2.02(c) hereof.
“Distribution Date” means, for each Collection Period, the 15th day of the following month, or if the 15th day is not a Business Day, the next following Business Day, commencing with the First Distribution Date.
“Early Amortization Event” means, collectively, Automatic Amortization Events and Declared Discretionary Amortization Events.
“Eligible Account” means (a) a deposit account with an Eligible Institution, (b) a segregated trust account, which account is governed by Title 12 section 9.10(b) of the U.S. Code of Federal Regulations, and which is maintained with or by the corporate trust department of a federal or State-chartered depository institution, national banking association or trust company, so long as such depository institution, national banking association or trust company has long-term issuer credit ratings from S&P of at least “BBB” and from Moody’s of at least “Baa3”, or (c) to the extent the requirements of clauses (a) or (b) are not met, any account consented to by each Rating Agency.
“Eligible Contract” means each Eligible Dealer Loan Contract and each Eligible Purchased Loan Contract.
“Eligible Dealer Agreement” means each Dealer Agreement:
(d)which was originated in the United States by the Originator in material compliance with all applicable requirements of law and which complies in all material respects with all applicable requirements of law;
(e)with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller, by the Originator or by the Servicer in connection with the origination of such Dealer Agreement or the execution, delivery and performance by the Seller, by the Originator or by the Servicer of such Dealer Agreement have been duly obtained, effected or given and are in full force and effect;
(f)as to which at the time of the sale of rights thereunder to the Trust, the Seller will have good and marketable title thereto, free and clear of all Liens;
(g)the Originator’s rights under which have been the subject of a valid grant by the Originator of a first priority perfected security interest in such rights and in the proceeds thereof in favor of the Seller;

(h)which will at all times be the legal, valid and binding obligation of the Dealer party thereto (it being understood that recourse for such payment obligation shall be limited to the extent set forth in the Dealer Agreement), enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);
(i)which constitutes either a “general intangible” or “tangible chattel paper” under and as defined in Article 9 of the UCC;
(j)which, at the time of the sale of the rights to payment thereunder to the Trust, no rights to payment thereunder have been waived or modified;
(k)which is not subject to any right of rescission, setoff, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general;
(l)as to which the Originator, the Servicer and the Seller have satisfied in all material respects all obligations to be fulfilled at the time the rights to payment thereunder are sold and assigned to the Trust;
(m)as to which the related Dealer has not instituted any legal proceedings in which it asserts that such agreement is void or unenforceable and such proceedings are not being contested in good faith;
(n)as to which the related Dealer is not an Affiliate of an executive of Credit Acceptance or an Affiliate of Credit Acceptance;
(o)as to which the related Dealer is located in the United States;
(p)as to which the related Dealer is not known to be bankrupt or insolvent, subject to the proviso related to the definition of “Collateral Amount” with respect to bankruptcy and insolvency of Dealers;
(q)as to which none of the Originator, the Servicer nor the Seller has done anything, at the time of the sale of the rights to payment thereunder to the Trust, to materially impair the rights of the Trust therein;
(r)the person or persons obligated to make payments thereunder is not the United States, any State or any agency, department, or instrumentality of the United States or any State;
(s)no material provision of which has been affirmatively amended, except amendments and modifications that are contained in the Dealer Agreement files; and

(t)which has not been amended or rewritten to extend the due date for any payment date other than in connection with a change of the monthly due date or otherwise in accordance with the Credit Guidelines or the Collection Guidelines.
“Eligible Dealer Loan” means each Dealer Loan, at the time of its sale to the Seller under the Sale and Contribution Agreement:
(u)which has arisen under a Dealer Agreement that, on the day the Dealer Loan was created, qualified as an Eligible Dealer Agreement;
(v)which was created in material compliance with all applicable requirements of law and pursuant to an Eligible Dealer Agreement which complies, in all material respects, with all applicable requirements of law;
(w)with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Originator, in connection with the creation of such Dealer Loan or the execution, delivery and performance by the Originator, of the related Eligible Dealer Agreement have been duly obtained, effected or given and are in full force and effect;
(x)as to which at the time of the sale of such Dealer Loan to the Trust, the Seller will have good and marketable title thereto, free and clear of all Liens;
(y)as to which a valid first priority perfected security interest in such Dealer Loan, related security and in the Proceeds thereof has been granted by the Originator in favor of the Seller, by the Seller in favor of the Issuer and by the Issuer in favor of the Indenture Trustee;
(z)which will at all times be the legal, valid and binding payment obligation of the related Dealer thereof (it being understood that recourse for such payment obligation shall be limited to the extent set forth in the Dealer Agreement), enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);
(aa)which constitutes a “general intangible” under and as defined in Article 9 of the UCC;
(ab)which is denominated and payable in United States dollars;
(ac)which, at the time of its sale to the Trust, has not been waived or modified;
(ad)which is not subject to any right of rescission (subject to the rights of the related Dealer to repay the outstanding balance thereof and terminate the related Dealer Agreement), setoff, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general;
(ae)as to which the Originator, the Servicer and the Seller have satisfied all material obligations to be fulfilled at the time it is pledged to the Trust;
(af)as to which the related Dealer has not instituted any legal proceedings in which it asserts that the related Dealer Agreement is void or unenforceable and such proceedings are not being contested in good faith;
(ag)as to which the related Dealer is not known to be bankrupt or insolvent, subject to the proviso in the definition of “Collateral Amount” with respect to bankruptcy and insolvency of Dealers;
(ah)as to which none of the Originator, the Servicer nor the Seller has done anything, at the time of its sale to the Trust and subsequent pledge to the Indenture Trustee, to materially impair the rights of the Trust or the Indenture Trustee, as the case may be;
(ai)has not become subject to the payment of a Purchase Amount in accordance with Section 3.02 hereof or Section 4.07 hereof (regardless of whether such Purchase Amount is actually paid);
(aj)the proceeds of which were generally used to finance the purchases of automobiles and/or light-duty trucks and related products;
(ak)which allows for prepayment and partial prepayments without penalty and provides for, in the event that such Dealer Loan is prepaid in full, a prepayment that fully pays the Outstanding Balance of such Dealer Loan;
(al)which has not been originated in, and is not subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Dealer Loan under this Agreement or pursuant to the sale of the related Dealer Loan Contract shall be unlawful, void or voidable; and
(am)if any Dealer Loan Contract securing such Dealer Loan is an electronic contract, such electronic contract constitutes “electronic chattel paper” and the only “authoritative copy” (as such terms are used in Section 9-105 of the UCC) of such electronic contract.
“Eligible Dealer Loan Contract” means each Dealer Loan Contract which, at the time of its pledge by the applicable Dealer to the Originator, satisfied the requirements for “Qualifying Receivable” set forth in the related Dealer Agreement; provided, however, that an Eligible Dealer Loan Contract that has become subject to the payment of a Purchase Amount in accordance with Section 3.02 hereof or Section 4.07 hereof (regardless of whether such Purchase Amount is actually paid) shall not constitute an “Eligible Contract”.
“Eligible Institution” means a depository institution organized under the laws of the United States of America or any one of the States (or any domestic branch of a foreign bank) (i)

which has (A) a long-term issuer credit rating of “A2” or better by Moody’s or a short-term credit rating of “P-1” by Moody’s and (B) a long-term issuer credit rating of “A” or better by S&P or a short-term credit rating of “A-1” by S&P and (ii) whose deposits are insured by the FDIC.
“Eligible Investments” means any one or more of the following types of investments which mature no later than the Business Day preceding each Distribution Date:
(i)direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;
(ii)demand deposits, time deposits or certificates of deposit of any depository institution (including any Affiliate of the Seller, the Servicer, the Trust Collateral Agent, the Indenture Trustee or the Owner Trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (i) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from S&P of at least A-1 and from Moody’s of Prime-1;
(iii)repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (ii) above;
(iv)commercial paper (including commercial paper of any affiliate of the Seller, the Servicer, the Trust Collateral Agent, the Indenture Trustee or the Owner Trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from S&P of at least A-1 and from Moody’s of Prime-1;
(v)investments in money market funds (including funds for which the Seller, the Servicer, the Trust Collateral Agent, the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor) having a rating in the highest rating category from S&P and from Moody’s;
(vi)bankers’ acceptances issued by any depository institution or trust company referred to in clause (ii) above; and

(vii)money market deposit accounts, certificates of deposit, demand or time deposits, savings deposits, bankers acceptances, or federal funds, in each case as defined in Regulation D of the Board of Governors of the Federal Reserve System and issued by or sold by or offered by, any domestic office of any commercial bank or any depository institution or trust company (including the Indenture Trustee or the Owner Trustee or their successors) incorporated or organized under the laws of the United States or any States thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000 and the deposits of which are fully insured by FDIC and which has from Moody’s a short-term rating of not lower than P-1 or long-term rating of not lower than A2 and from S&P a short-term rating of not lower than A-1.
Any of the foregoing Eligible Investments may be purchased from, by or through the Owner Trustee, the Indenture Trustee or the Trust Collateral Agent or any of their respective Affiliates.
“Eligible Loan” means each Eligible Dealer Loan and each Eligible Purchased Loan.
“Eligible Purchased Loan Contract” means each Purchased Loan Contract which at the time of its purchase from the applicable Dealer by the Originator, evidenced an Eligible Purchased Loan; provided, however, that an Eligible Purchased Loan Contract that has become subject to the payment of a Purchase Amount in accordance with Section 3.02 hereof or Section 4.07 hereof (regardless of whether such Purchase Amount is actually paid) shall not constitute an “Eligible Contract”.
“Eligible Purchased Loans” means each Purchased Loan, at the time of its sale to the Seller under the Sale and Contribution Agreement:
(a)which has been originated in the United States by a Dealer for the retail sale of a Financed Vehicle and related products in the ordinary course of such Dealer’s business and is evidenced by a fully and properly executed Purchased Loan Contract of which there is only one original executed copy (or, if such Purchased Loan Contract is an electronic contract, there is only a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of such electronic contract);
(b)which has created a valid, subsisting, and enforceable first priority perfected security interest for the benefit of the Originator in the Financed Vehicle, which security interest has been, in turn, validly assigned by the Originator to the Seller, by the Seller to the Issuer and by the Issuer to the Indenture Trustee;
(c)which contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

(d)which allows for prepayment and partial prepayments without penalty and provides for, in the event that such Purchased Loan is prepaid in full, a prepayment that fully pays the Outstanding Balance of such Purchased Loan;
(e)which was created in material compliance with all applicable requirements of law;
(f)which will at all times be the legal, valid and binding payment obligation of the Obligor thereof, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);
(g)which is not subject to any right of rescission, setoff, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general;
(h)with respect to which the Obligor thereon is not the United States, any State or any agency, department, or instrumentality of the United States or any State;
(i)with respect to which the Obligor thereon is a natural person;
(j)with respect to which, to the best of the Originator’s knowledge, no liens or claims have been filed for work, labor, materials, taxes or liens that arise out of operation of law relating to the applicable Financed Vehicle that are prior to, or equal with, the security interest in the Financed Vehicle granted by the related Purchased Loan Contract;
(k)with respect to which, to the best of the Originator’s knowledge, there was no material misrepresentation by the Obligor thereon on such Obligor’s credit application;
(l)which has not been originated in, and is not subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Purchased Loan under this Agreement or pursuant to the sale of the related Purchased Loan Contract shall be unlawful, void or voidable;
(m)which (i) constitutes either “tangible chattel paper,” “electronic chattel paper” or a “payment intangible,” as such terms are defined in the UCC, (ii) if “tangible chattel paper,” shall be maintained in its original “tangible” form, unless the Indenture Trustee has consented in writing to such chattel paper being maintained in another form or medium, and (iii) if “electronic chattel paper,” constitutes the only “authoritative copy” (as such term is used in Section 9-105 of the UCC);
(n)which is payable and denominated in United States dollars and the Obligor thereon is an individual who is a United States resident;

(o)which satisfies in all material respects the requirements under the Credit Guidelines;
(p)with respect to which the collection practices used with respect thereto have complied in all material respects with the Collection Guidelines;
(q)with respect to which there have been no proceedings before any court or arbitrator that resulted in a final judgment or order not subject to appeal that such Purchased Loan is illegal or unenforceable;
(r)with respect to which the Originator has duly fulfilled all material obligations to be fulfilled on the lender’s part under or in connection with the origination, acquisition and assignment of such Purchased Loan, including giving any notices or consents necessary to effect the acquisition of such Purchased Loan by the Seller, and has done nothing to materially impair the rights of the Seller, or the Trust in payments with respect thereto;
(s)which was purchased by the Originator from a Dealer pursuant to a Purchase Agreement or, in the case of any Purchased Loan Contract that previously secured a Dealer Loan, another agreement with the applicable Dealer;
(t)with respect to which the Dealer from whom the Originator purchased such Purchased Loan has not engaged in any conduct constituting material fraud or misrepresentation with respect to such Purchased Loan to the best of the Originator’s knowledge;
(u)with respect to which, at the time such Purchased Loan was originated the proceeds thereof were fully disbursed and there is no requirement for future advances thereunder, and all fees and expenses in connection with the origination of such Purchased Loan have been paid;
(v)with respect to which, if applicable state law requires or permits the Servicer to hold the certificate of title in respect of a Financed Vehicle financed by a Purchased Loan Contract, the Servicer holds the certificate of title (or if an electronic certificate of title is issued in lieu of a paper certificate of title by the relevant governmental department or agency, Credit Acceptance is listed as lienholder on such electronic certificate of title) or the application for a certificate of title for the related Financed Vehicles as of the date on which the related Purchased Loan Contract is sold to the Seller and will obtain within one hundred eighty (180) days of such date certificate of title (or ensure that an electronic certificate of title is issued in lieu of a paper certificate of title by the relevant governmental department or agency on which Credit Acceptance is listed as lienholder) with respect to such Financed Vehicle as to which the Servicer holds only such application;
(w)with respect to which the related Purchased Loan Contract has not been extended or rewritten and is not subject to any forbearance, or any other modified payment plan, in each case other than in accordance with the Credit Guidelines or the Collection Guidelines or otherwise in accordance with Applicable Law;

(x)no material provision of which has been affirmatively amended, except amendments and modifications that are contained in the Contract Files;
(y)as to which the Originator, the Servicer and the Seller have satisfied all material obligations to be fulfilled at the time it is pledged to the Trust; and
(z)as to which none of the Originator, the Servicer or the Seller has done anything, at the time of its sale to the Trust and subsequent pledge to the Indenture Trustee, to materially impair the rights of the Trust or the Indenture Trustee, as the case may be.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means each entity, whether or not incorporated, which is treated as a single employer with the Servicer pursuant to Section 414(b) or (c) or, for purposes of Section 302 of ERISA and Section 412 of the Code, (m) or (o) of the Code.
“Errors” has the meaning given such term in the Backup Servicing Agreement.
“EU Securitization Regulation” means Regulation (EU) 2017/2402.
“EU Securitization Rules” means the EU Securitization Regulation and guidelines and other materials published by the European Banking Authority, the European Securities and Markets Authority and the European Commission in relation thereto.
“Final Score” means the final output from the Originator’s credit scoring process.
“Financed Vehicle” means, with respect to a Contract, any automobile, light-duty truck, minivan or sport utility vehicle, together with all accessories thereto, securing the related Obligor’s indebtedness thereunder.
“First Distribution Date” means September 15, 2026.
“Forecasted Collections” means a forecast of the expected amount of cash to be received with respect to all Loans (after giving effect to any Loans expected to be purchased by the Issuer or Removed Loans expected to be transferred by the Issuer on the Distribution Date for which such forecast applies) that is made by Credit Acceptance in accordance with its forecasting models.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Indenture” means the Indenture dated as of the Closing Date, between the Issuer and Computershare Trust Company, N.A., as Indenture Trustee and as Trust Collateral Agent, as the same may be amended and supplemented from time to time.
“Indenture Trustee Fee” means, as to each Distribution Date, $2,000.00.
“Independent” means a Person, who (1) is in fact independent of the Seller and any of its Affiliates, (2) does not have any direct financial interest or any material indirect financial interest in the Seller or in any Affiliate of the Seller, and (3) is not connected with the Seller or Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director, or person performing similar functions.
“Independent Accountants” means a firm registered with the Public Company Accounting Oversight Board that is Independent.
“Ineligible Contract” means each contract that either (i) is not an Eligible Contract or (ii) has been materially and adversely affected by a Servicer Modification.
“Ineligible Loan” means each Loan that either (i) is not an Eligible Loan or (ii) has been materially and adversely affected by a Servicer Modification; provided, however, that a Dealer Loan relating to a Dealer that, to the knowledge of the Servicer, has become insolvent after the conveyance of such Dealer Loan to the Issuer shall continue to constitute an “Eligible Dealer Loan” (assuming that such Dealer Loan would otherwise be an “Eligible Dealer Loan” on such date of determination if the applicable Dealer had not become insolvent) for purposes of calculating the “Collateral Amount” so long as (i) the characterization of such Dealer Loan as an “Eligible Dealer Loan” would not cause the percentage of the aggregate Outstanding Balance of all Dealer Loans relating to Dealers who are insolvent to exceed 2.5% of the Aggregate Outstanding Eligible Loan Balance and (ii) no bankruptcy court has entered an order (whether or not final), which order has not been vacated or overturned, stating that a person other than the Issuer (or the Servicer on the Issuer’s behalf) is entitled to receive any collections on the Dealer Loans or the Dealer Loan Contracts relating thereto.
“Initial Purchaser” means each of Wells Fargo Securities, LLC, BMO Capital Markets Corp., Fifth Third Securities, Inc., Citizens JMP Securities, LLC and Wedbush Securities, Inc.
“Initial Purchaser Agreement” means the Initial Purchaser Agreement, dated August 11, 2026, by and among the Issuer, Credit Acceptance, the Seller and Wells Fargo Securities, LLC and BMO Capital Markets Corp., as representatives of the Initial Purchasers.
“Initial Seller Property” has the meaning given such term in Section 2.01 hereof.
“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of the Closing Date, among the Indenture Trustee, Credit Acceptance, the Seller, the Issuer, the other signatories thereto and each other Person who becomes a party thereto after the date hereof, as amended from time to time.

“Issuer” or “Trust” means Credit Acceptance Auto Loan Trust 2026-2, a Delaware statutory trust.
“Late Fees” means if the Backup Servicer has become the successor Servicer, any late fees collected with respect to any Contract.
“Lien” means with respect to a Loan, Dealer Agreement, Purchase Agreement or Contract or other property, any security interest, lien, charge, pledge, equity, or encumbrance of any kind (other than tax liens, mechanics’ liens, liens of collection attorneys or agents collecting the property subject to such tax or mechanics’ lien, and any liens which attach thereto by operation of law).
“Loan” means any Dealer Loan or Purchased Loan.
“Majority Noteholders” means the Holders of a majority by principal amount of the most senior then outstanding class of Notes.
“Maximum Advance Rate” means 80.0%.
“Minimum Weighted Average Spread Rate” means 22.0%.
“Moody’s” means Moody’s Investors Service, Inc., and its successors and assigns.
“Multiemployer Plan” means a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) in respect of which the Servicer or an ERISA Affiliate makes contributions or has liability.
“Note Distribution Account” means the Note Distribution Account established and maintained pursuant to Section 5.01(a)(ii) hereof.
“Noteholder” or “Holder” means any Class A Noteholder, Class B Noteholder, or Class C Noteholder.
“Notes” means, collectively, the Class A Notes, the Class B Notes and the Class C Notes.
“Obligor” means, with respect to any Contract, the person or persons obligated to make payments with respect to such Contract, including any guarantor thereof.
“Officer’s Certificate” means a certificate signed by the chairman of the board, the vice chairman, the president, the chief financial officer, the chief treasury officer, any vice president, any assistant treasurer, the secretary, any assistant secretary, the controller or any assistant controller of the Seller or the Servicer, as appropriate.
“Open Pool” means, with respect to any Dealer Loan, a pool of related Dealer Loan Contracts securing such Dealer Loan as to which, pursuant to the terms of the related Dealer Agreement, additional Dealer Loan Contracts may be allocated.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in this Agreement or as otherwise required by the Trust Collateral Agent, be employees of or counsel to the Issuer or the Servicer and who shall be reasonably satisfactory to the Trust Collateral Agent and which shall comply with any applicable requirements of Section 11.1 of the Indenture, and shall be in form and substance reasonably satisfactory to the Trust Collateral Agent.
“Optional Purchase” means the optional purchase of the Trust Property as set forth in Section 10.01(a) hereof.
“Original Advance Rate” means, with respect to any Dealer, the ratio, expressed as a percentage, where the numerator is equal to the sum of the Outstanding Balance of all Eligible Loans of such Dealer on the dates such Eligible Loans were originated and the denominator is equal to the sum of payments due under all Eligible Contracts related to such Dealer on their dates of origination.
“Original Certificate Interest” means the percentage interest in the Trust represented by the Certificate(s) initially issued by the Issuer and authenticated and delivered by the Certificate Registrar and which is 100%.
“Originator” means Credit Acceptance.
“Outstanding Balance” means, (i) with respect to any Contract on any date of determination, all amounts owing under such Contract (whether considered principal or as finance charges), on such date of determination, which shall be deemed to have been created at the end of the day on the date of processing of such Contract and which shall be greater than or equal to zero; (ii) with respect to any Dealer Loan on any date of determination, the aggregate amount advanced under such Dealer Loan plus revenue accrued with respect to such Dealer Loan based on the current forecasted adjusted loan yield in accordance with Credit Acceptance’s adjusted accounting policies, plus the amount of monies paid to a Dealer under the related Dealer Agreement (including any portfolio profit express payment), less Collections on the related Dealer Loan Contracts securing such Dealer Loan applied through such date of determination; (iii) with respect to any Purchased Loan (other than any Purchased Loan arising from a Dealer Collections Purchase Agreement) on any date of determination, the aggregate amount advanced under such Purchased Loan plus revenue accrued with respect to such Purchased Loan based on the current forecasted adjusted loan yield in accordance with Credit Acceptance’s adjusted accounting policies, less Collections on the related Purchased Loan Contract applied through the date of determination; and (iv) with respect to any Purchased Loan arising from a Dealer Collections Purchase Agreement on any date of determination, (A) such Purchased Loan’s pro rata share of the sum of (x) the Outstanding Balance of the related Dealer Loan as of the date of the related Dealer Collections Purchase and (y) the Dealer Collections Purchase Price with respect to such Dealer Loan (such pro rata share determined based on such Purchased Loan’s pro rata share of the forecasted Collections on the pool of Purchased Loan Contracts which previously constituted Dealer Loan Contracts securing such Dealer Loan), plus (B) following the acquisition of such Purchased Loan, revenue accrued with respect to such Purchased Loan based on the current forecasted adjusted loan yield in accordance with Credit Acceptance’s adjusted accounting policies, less (C) Collections on the related Purchased Loan Contract applied through the date of determination.
“Overconcentration Loan Amount” means, with respect to any Dealer (or the twenty largest Dealers (measured by the Aggregate Outstanding Eligible Loan Balance of each such Dealer) in the aggregate), the amount by which the Outstanding Balance of such Dealer’s Eligible Dealer Loans (or the twenty largest Dealers’ (measured by the Aggregate Outstanding Eligible Loan Balance of each such Dealer) Eligible Dealer Loans in the aggregate), as of the Closing Date or any Distribution Date during the Revolving Period on which the Issuer purchases one or more Dealer Loans, as the case may be, exceeds the applicable Dealer Concentration Limit.
“Owner Trustee” means Computershare Delaware Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, any of its successors or assigns in such capacity or any successor Owner Trustee under the Trust Agreement.
“Owner Trustee Fee” means (i) a fee in the amount of $4,500, payable by the Issuer to the Owner Trustee on the Closing Date in connection with the review and execution of the Basic Documents and (ii) thereafter, an administration fee in the amount of $416.67 on each Distribution Date as compensation for its services under the Trust Agreement.
“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, or government or any agency or political subdivision thereof.
“Physical Property” has the meaning assigned to such term in the definition of “Delivery” above.
“PRASR” means the Securitisation Part of the Prudential Regulation Authority Rulebook published by the UK Prudential Regulation Authority.
“Principal Collection Account” means the account designated as such, established and maintained pursuant to Section 5.01(a)(i) hereof.
“Proceeds” means, with respect to any portion of the Trust Property, all “proceeds”, as such term is defined in Article 9 of the UCC, including whatever is receivable or received when such portion of Trust Property is sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating thereto.
“Purchase Agreement” means each agreement between Credit Acceptance and any Dealer in substantially the form attached hereto as Exhibit D.

“Purchase Amount” means, with respect to a Dealer Loan, a Purchased Loan or a Contract with respect to which the payment of a Purchase Amount is required or is to be made pursuant to Section 3.02, 4.07 or 10.01(a), is an amount equal to:
(i)in the case of a Dealer Loan, or a Purchased Loan, as applicable, the product of: (I) the Outstanding Balance related to such Loan as of the last day of the preceding Collection Period; and (II) the Advance Rate in effect on the Distribution Date during such preceding Collection Period; and
(ii)with respect to any Contract, the product of: (I) the Outstanding Balance of such Contract as of the last day of the preceding Collection Period; and (II) the Contract Buy-Back Rate.
“Purchased Loan” means each motor vehicle retail installment loan relating to the sale of an automobile or light-duty trucks and related products originated by a Dealer, purchased by the Originator from such Dealer and evidenced by a Purchased Loan Contract; provided, however, that the term “Purchased Loan” shall, for purposes of this Agreement, include only those Purchased Loans identified from time to time on Schedule A hereto.
“Purchased Loan Contract” means each motor vehicle retail installment sales contract, in substantially one of the forms attached hereto as Exhibit G, relating to a Purchased Loan.
“Rating Agencies” means, collectively, S&P, Moody’s and any other nationally recognized statistical rating organization hired by the Seller or an Affiliate thereof to rate any class of Notes.
“Rating Agency Condition” means, with respect to any event or circumstance and any Rating Agency, either (a) written confirmation to the Indenture Trustee by such Rating Agency that the occurrence of such event or circumstance will not itself cause such Rating Agency to downgrade or withdraw its rating assigned to any class of Notes or (b) that such Rating Agency shall have been given notice of such event at least ten (10) days prior to the occurrence of such event (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice to the Indenture Trustee that the occurrence of such event will itself cause such Rating Agency to downgrade or withdraw its rating assigned to any class of Notes.
“Records” means the Dealer Agreements, Purchase Agreements, Contracts, Contract Files and all other documents, books, records and other information (including computer programs, tapes, discs, punch cards, data processing software and related contracts, records and other media for storage of information) in each case whether tangible or electronic that are maintained with respect to the Loans and the Contracts and the related Obligors.
“Related Security” means, with respect to any Loan, all of Credit Acceptance’s interest in: (i) all rights under the Dealer Agreements and Purchase Agreements related thereto (other than the Excluded Dealer Agreement Rights), including Credit Acceptance’s right to service the

Loans and the related Contracts and receive the related servicing fee and receive reimbursement of certain recovery and repossession expenses, in accordance with the terms of the Dealer Agreements; (ii) Collections (other than Dealer Collections) after the applicable Cut-off Date; (iii) an ownership interest in each Contract evidencing a Purchased Loan and a security interest in each Contract securing each Dealer Loan; (iv) all records and documents relating to the Loans and the Contracts; (v) all security interests purporting to secure payment of the Loans; (vi) all security interests purporting to secure payment of each Contract (including a security interest in each Financed Vehicle); (vii) all guarantees, insurance or other agreements or arrangements securing the Contracts; (viii) the Seller’s rights under the Sale and Contribution Agreement; and (ix) all Proceeds of the foregoing.
“Removal” means each transfer of Removed Loans by the Issuer to the Seller pursuant to Section 2.03 hereof.
For the avoidance of doubt, the term “Related Security” with respect to any Dealer Loan includes all rights arising under such Dealer Loan which rights are attributable to advances made under such Dealer Loan as the result of such Dealer Loan being secured by an Open Pool on the date such Dealer Loan was sold and Dealer Loan Contracts being added to such Open Pool after the date such Dealer Loan was sold, and not otherwise included in Subsequent Seller Property, including all such rights arising after the last day of the last full Collection Period during the Revolving Period.
“Removal Conditions” means, with respect to any transfer and release of Removed Loans (and Related Security), the following conditions:
(i)after giving effect to the transfer and release of the Removed Loans (A) the Collateral Amount shall exceed the Required Collateral Amount and (B) the Forecasted Collections shall exceed the Required Forecasted Collections Amount;
(ii)Credit Acceptance shall have delivered to the Issuer, the Seller and the Indenture Trustee a list identifying the Removed Loans, which such list shall be deemed to supplement Exhibit A to the Sale and Contribution Agreement and Schedule A hereto as of the Distribution Date related to such transfer and release; and
(iii)Credit Acceptance shall have represented and warranted to the Issuer, the Seller and the Indenture Trustee that (A) the list of Removed Loans delivered pursuant to clause (ii) above as of the Distribution Date relating to such transfer and release is true and correct in all material respects and (B) such Removed Loans were not selected using selection procedures believed by Credit Acceptance to be materially adverse to the interests of any of the Issuer, the Seller, the Noteholders or Credit Acceptance.
“Removed Loans” has the meaning assigned to such term in Section 2.03(a) hereof.
“Repossession Expenses” means, for any Collection Period, any expenses payable pursuant to the terms of this Agreement, incurred by the Backup Servicer, if it has become the successor Servicer, in connection with the liquidation or repossession of any Financed Vehicle, in an aggregate amount not to exceed the cash proceeds received by the Backup Servicer, if it has become the successor Servicer, from the disposition of such Financed Vehicles during the related Collection Period.
“Repurchased Loan” means a Loan with respect to which payment is required to be made by the Seller, the Servicer or Credit Acceptance in accordance with Section 3.02 or Section 4.07 hereof or Section 6.1 of the Sale and Contribution Agreement, as applicable.
“Required Collateral Amount” means on any Distribution Date during the Revolving Period, an amount equal to the Aggregate Note Balance (after giving effect to payments of principal of the Notes on such Distribution Date) divided by the Maximum Advance Rate.
“Required Forecasted Collections Amount” means on any Distribution Date during the Revolving Period, an amount equal to the Aggregate Note Balance (after giving effect to payments of principal on the Notes on such Distribution Date) divided by 65%.
“Reserve Account” means the account established and maintained pursuant to Section 5.01(a)(iv) hereof.
“Reserve Account Requirement” means, with respect to the Closing Date and any Distribution Date, an amount equal to the lesser of: (A) at least 2.00% of the sum of (i) the initial Class A Note Balance, (ii) the initial Class B Note Balance and (iii) the initial Class C Note Balance; and (B) the sum of (i) the Class A Note Balance on such Distribution Date, (ii) the Class B Note Balance on such Distribution Date and (iii) the Class C Note Balance on such Distribution Date, after giving effect to the payment of principal on such Distribution Date.
“Retained Interest” is as defined in Section 11.19 hereof.
“Revolving Period” means the period beginning on the Closing Date and terminating on the day the Amortization Period begins.
“S&P” means S&P Global Ratings, a Standard and Poor’s Financial Services LLC business, and its successors and assigns.
“Sale and Contribution Agreement” means the Sale and Contribution Agreement, dated as of the date hereof, relating to the sale and contribution by Credit Acceptance to the Seller of the Conveyed Property, as defined therein.
“SECN” means the Securitisation Sourcebook of the Financial Conduct Authority Handbook published by the UK Financial Conduct Authority.
“Securities” means the Notes and the Certificates.
“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means Credit Acceptance Funding LLC 2026-2 and any permitted successor thereto (in the same capacity).
“Seller Property” means, collectively, the Initial Seller Property and the Subsequent Seller Property.
“Servicer” means Credit Acceptance, as the Servicer of the Loans and the Contracts, and each successor to Credit Acceptance (in the same capacity) appointed pursuant to Section 7.03 or 8.02 hereof.
“Servicer’s Certificate” means a certificate substantially in the form of Exhibit B hereto completed and executed by the Servicer by the chairman of the board, the vice chairman, the president, the chief financial officer, the chief treasury officer, any vice president, any assistant treasurer, the secretary, any assistant secretary, the controller, or any assistant controller of the Servicer pursuant to Section 4.09 hereof.
“Servicer Default” is as defined in Section 8.01 hereof.
“Servicer Expenses” means any expenses incurred by the Backup Servicer, if it has become the successor Servicer in accordance with this Agreement (including any expenses incurred by the Backup Servicer in connection with the retitling or re-liening of the Financed Vehicles), other than Repossession Expenses or Transition Expenses.
“Servicer Modification” means any action by the Servicer, which constitutes any breach of Section 4.01, 4.02, 4.03, 4.04, 4.05 or 4.06 hereof.
“Servicer’s Data Date” has the meaning set forth in Section 4.09(b) hereof.
“Servicer’s Data File” has the meaning set forth in Section 4.09(b) hereof.
“Servicing Fee” means, for each Distribution Date, a fee payable to the Servicer for services rendered during the related Collection Period, equal to: (i) so long as Credit Acceptance is the Servicer, the product of (A) 4.00% and (B) the total Collections for the related Collection Period, (ii) if the Backup Servicer is the Servicer, the sum of: (1) the greatest of: (a) the product of 8.00% and total Collections for the related Collection Period; (b) actual costs incurred by the Backup Servicer as successor Servicer; and (c) the product of (x) $30.00 and (y) the aggregate number of Contracts serviced by it during the related Collection Period, plus (2) without duplication, Late Fees and Servicer Expenses; provided, however, with respect to each Distribution Date on which the Backup Servicer is the Servicer, the Servicing Fee shall be at least equal to $5,000; or (iii) an amount agreed to by a successor Servicer, the Trust Collateral Agent and the Majority Noteholders pursuant to Section 8.02(c).
“State” means any state or commonwealth of the United States of America, or the District of Columbia.
“Stated Final Maturity” means the Class C Stated Final Maturity Date.

“Subsequent Seller Property” has the meaning given to such term in Section 2.02(a) hereof.
“Subsequent Seller Property Purchase Price” means, as to the Subsequent Seller Property purchased by the Trust on any Distribution Date during the Revolving Period, an amount equal to the Aggregate Outstanding Eligible Loan Balance of the Loans sold to the Trust on such Distribution Date, in the form of cash and/or capital contribution.
“Transition Expenses” means, if the Backup Servicer has become the successor Servicer, the sum of: (i) reasonable costs and expenses incurred by the Backup Servicer in connection with its assumption of the servicing obligations hereunder, related to travel, Obligor welcome letters, freight and file shipping plus (ii) a boarding fee equal to the sum of: (A) the product of $7.50 and the number of Contracts to be serviced with respect to the first 10,000 Contracts to be serviced; and (B) the product of $6.00 and the number of Contracts in excess of 10,000 to be serviced with respect to any additional Contracts to be serviced; provided, however, that the boarding fee shall not be less than $50,000.
“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.
“Trust Accounts” means the Collection Account, the Principal Collection Account, the Note Distribution Account and the Reserve Account.
“Trust Agreement” means the Amended and Restated Trust Agreement dated as of the Closing Date, between the Seller, each of the members of the Board of Trustees (as defined therein) of the Trust, and the Owner Trustee, as the same may be amended and supplemented from time to time.
“Trust Property” means the assets conveyed to the Trust pursuant to Sections 2.01 and 2.02 hereof.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, by reason of mandatory choice-of-law rules, any other applicable jurisdiction.
“UK Securitization Framework” means the framework for securitizations in the UK comprising: (i) the Securitisation Regulations 2024 (SI 2024/102), (ii) the Securitisation Sourcebook of the Financial Conduct Authority Handbook, published by the UK’s Financial Conduct Authority, (iii) the Securitisation Part of the Prudential Regulation Authority Rulebook, published by the UK’s Prudential Regulation Authority, and (iv) relevant provisions of the Financial Services and Markets Act 2000, in each case (unless otherwise specified), as amended, supplemented or replaced from time to time.
“Weighted Average Final Score” means, with respect to each Distribution Date during the Revolving Period, the ratio, expressed as a percentage, where (i) the numerator is equal to the aggregate for all Dealers of the product of (a) the Final Score of each Dealer and (b) the aggregate Outstanding Balance of all Eligible Loans for such Dealer and (ii) the denominator is equal to the Aggregate Outstanding Eligible Loan Balance.
“Weighted Average Original Advance Rate” means, with respect to each Distribution Date during the Revolving Period, the ratio, expressed as a percentage, where (i) the numerator is equal to the aggregate for all Dealers of the product of (a) the Original Advance Rate of each Dealer and (b) the aggregate Outstanding Balance of all Eligible Loans for such Dealer and (ii) the denominator is equal to the Aggregate Outstanding Eligible Loan Balance.
“Weighted Average Spread Rate” means, with respect to each Distribution Date during the Revolving Period, one minus the Weighted Average Original Advance Rate divided by the Weighted Average Final Score (expressed as a percentage).
Section 1.02.Usage of Terms.
With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to “writing” include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”
Section 1.03.Closing Date and Record Date.
All references to the Record Date prior to the first Distribution Date in the life of the Trust shall be to the Closing Date.
Section 1.04.Section References.
All section references shall be to Sections in this Agreement (unless otherwise provided).
Section 1.05.Compliance Certificates.
Upon any application or request by the Seller or the Servicer to the Trust Collateral Agent to take any action under any provision herein, the Seller or the Servicer (as the case may be) shall furnish to the Trust Collateral Agent an Officer’s Certificate stating that all conditions precedent, if any, provided for herein relating to the proposed action have been complied with, except that in the case of any other such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.
Every certificate with respect to compliance with a condition or covenant provided herein shall include a statement that each individual signing such certificate has read such covenant or condition and the definitions herein relating thereto.

ARTICLE II.

CONVEYANCE OF SELLER PROPERTY; FURTHER ENCUMBRANCE THEREOF
Section 2.01.Sale of the Initial Seller Property to the Trust.
(a)In consideration of the Trust’s delivery to, or upon the order of, the Seller on the Closing Date of the net proceeds from the initial sale of the Notes and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Seller does hereby convey, assign, sell and transfer without recourse, except as set forth herein, to the Trust all of its right, title and interest in and to: (i) the Loans listed on Schedule A hereto delivered to the Servicer, the Backup Servicer and the Trust Collateral Agent on the Closing Date, and including, in any event, all loans listed on the Excel file constituting Schedule A hereto that are identified, at least, by a unique loan identification number and original contract date; (ii) all rights under the Dealer Agreements and Purchase Agreements related thereto (other than the Excluded Dealer Agreement Rights), including Credit Acceptance’s right to service the Loans and the related Contracts and receive the related servicing fee and receive reimbursement of certain recovery and repossession expenses, in accordance with the terms of the Dealer Agreements; (iii) Collections (other than Dealer Collections) after the applicable Cut-off Date; (iv) an ownership interest in each Contract evidencing a Purchased Loan and a security interest in each Contract securing each Dealer Loan; (v) all records and documents relating to the Loans and the Contracts; (vi) all security interests purporting to secure payment of the Loans; (vii) all security interests purporting to secure payment of each Contract (including a security interest in each Financed Vehicle); (viii) all guarantees, insurance or other agreements or arrangements securing the Contracts; (ix) the Seller’s rights under the Sale and Contribution Agreement; and (x) all Proceeds of the foregoing (the “Initial Seller Property”).
(b)Such sale shall be effective as of the Closing Date with respect to the Initial Seller Property.
(c)In consideration of the sale of the Initial Seller Property, the Trust shall (i) pay or cause to be paid to the Seller on the Closing Date a purchase price equal to the Aggregate Outstanding Eligible Loan Balance of the Loans sold to the Trust on the Closing Date, in the form of cash (to the extent of the net proceeds from the sale on the Closing Date of the Notes) and an increase to Seller’s capital in the Trust and (ii) deliver the Certificate to the Seller. The Seller directs that an amount equal to the initial Reserve Account Requirement be deposited in the Reserve Account from such purchase price.
(d)For the avoidance of doubt, the term “Initial Seller Property” with respect to any Dealer Loan includes all rights arising after the Closing Date under such Dealer Loan, including a security interest in each Dealer Loan Contract securing such Dealer Loan, which rights are attributable to advances made under such Dealer Loan as the result of additional Dealer Loan Contracts being allocated to the Open Pool securing such Dealer Loan after the Closing Date.

(e)The Seller hereby authorizes the filing of financing statements naming it as debtor in all jurisdictions and with such filing offices as the Trust, in its sole discretion, deems necessary or advisable to protect its rights under this Agreement. Such financing statements may describe the collateral as “all assets of the Debtor now owned or hereafter acquired” or words of similar meaning or effect.
(f)Seller agrees that (i) all Loans identified on the Excel file constituting Schedule A hereto and (ii) all Loans added to such Schedule A pursuant to the execution of any assignment agreement substantially in the form of Exhibit A hereto, in each case, shall be identified, at least, by a unique loan identification number and the original contract date for such Loan.
Section 2.02.Revolving Period; Principal Collection Account.
(a)On each Distribution Date during the Revolving Period, the Issuer shall receive Available Funds after the payment of all amounts due and payable in Section 5.08(a)(i) through (iii) and shall be required to use those amounts and any amounts on deposit in the Principal Collection Account to purchase additional Loans and all collateral related thereto (or to fund additional Dealer Loan Contracts allocated to an Open Pool securing a Dealer Loan) from the Seller until (A) the Collateral Amount is at least equal to the Required Collateral Amount and (B) the Forecasted Collections are at least equal to the Required Forecasted Collections Amount. If on any Distribution Date during the Revolving Period there are not sufficient Eligible Loans for purchase by the Issuer to cause (A) the Collateral Amount to equal or exceed the Required Collateral Amount and (B) the Forecasted Collections to equal or exceed the Required Forecasted Collections Amount, then an amount will remain on deposit in the Principal Collection Account that is necessary to cause (x) the Adjusted Collateral Amount to equal the Required Collateral Amount and (y) the Adjusted Forecasted Collections to equal the Required Forecasted Collections Amount. Subject to the foregoing, and in consideration of the payment of the Subsequent Seller Property Purchase Price, the Seller agrees to convey, assign, sell and transfer without recourse, except as set forth in this Agreement, to the Trust all of its right, title and interest in and to: (i) all Loans added to Schedule A hereto pursuant to the execution of an assignment agreement substantially in the form of Exhibit A hereto (including all rights of the Seller under any Dealer Collections Purchase Agreement, and any Purchased Loans and Related Security arising thereunder) and, including in any event, all Loans added to Schedule A on each Distribution Date during the Revolving Period to the Servicer, the Backup Servicer and the Trust Collateral Agent pursuant to the execution of an assignment agreement substantially in the form of Exhibit A hereto that are identified, at least, by a unique loan identification number and original contract date; (ii) all rights under the Dealer Agreements and Purchase Agreements related thereto (other than the Excluded Dealer Agreement Rights), including Credit Acceptance’s right to service the Loans and the related Contracts and receive the related servicing fee and receive reimbursement of certain recovery and repossession expenses, in accordance with the terms of the Dealer Agreements; (iii) Collections (other than Dealer Collections) after the applicable Cut-off Date; (iv) an ownership interest in and/or control over each Contract evidencing a Purchased Loan and a security interest in each Contract securing each Dealer Loan; (v) all records and documents relating to the Loans and the Contracts; (vi) all security interests purporting to secure payment of the Loans; (vii) all security interests purporting to secure payment of each Contract (including a security interest in each Financed Vehicle); (viii) all guarantees, insurance or other agreements or arrangements securing the Contracts; (ix) the Seller’s rights under the Sale and Contribution Agreement; and (x) all Proceeds of the foregoing (the “Subsequent Seller Property”).
On each Distribution Date during the Revolving Period on which the Issuer purchases Subsequent Seller Property or transfers Removed Loans (and Related Security) in connection with a Removal, the Issuer shall deliver or cause to be delivered to the Servicer, the Backup Servicer and the Trust Collateral Agent (i) an executed assignment agreement substantially in the form of Exhibit A hereto and (ii) an updated Schedule A listing all the Loans, Contracts and the related Dealer Agreements and Purchase Agreements that are included in the Trust Property as of such date after giving effect to such purchase of Subsequent Seller Property or such transfer of Removed Loans (and Related Security), including updates to reflect the addition of Loans purchased and additional Dealer Loan Contracts allocated to any Open Pool on such date or the removal of any Removed Loans transferred on such date, and in each case, the cumulative list of Dealer Agreements, Purchase Agreements and Contracts resulting therefrom. Such updated Schedule A shall be deemed to replace any existing Schedule A.
Notwithstanding the foregoing, the term “Subsequent Seller Property” with respect to any Dealer Loan includes (i) all rights arising after the end of the Revolving Period under such Dealer Loan, including a security interest in each Dealer Loan Contract securing such Dealer Loan, which rights are attributable to advances made under such Dealer Loan as the result of additional Dealer Loan Contracts being allocated to the Open Pool securing such Dealer Loan after the last day of the last full Collection Period during the Revolving Period and (ii) all rights arising under any Dealer Collections Purchase Agreement, including any Purchased Loans and Related Security arising thereunder, that have been conveyed from Credit Acceptance to the Seller under the Sale and Contribution Agreement and further conveyed from the Seller to the Issuer pursuant to Section 4.18 herein.
(b)The occurrence of any one of the following events shall constitute an “Automatic Amortization Event”:
(i)there is a draw on the Reserve Account;
(ii)a Servicer Default occurs;
(iii)an Indenture Event of Default occurs;
(iv)on any Distribution Date, after giving effect to all purchases of Loans (or the funding of any additional Dealer Loan Contracts allocated to an Open Pool securing a Dealer Loan) and payments of principal of the Notes on such date, the Adjusted Collateral Amount is less than the Required Collateral Amount or the Adjusted Forecasted Collections are less than the Required Forecasted Collections Amount, and in each case, such deficiency continues for two (2) or more Business Days;

(v)Cumulative Actual Collections, as determined at the end of the related Collection Period, expressed as a percentage of the Cumulative Forecasted Collections, as determined at the end of the related Collection Period, are less than 90.0% for any three (3) consecutive Collection Periods;
(vi)on any Distribution Date, after giving effect to all purchases of additional Loans (or the funding of any additional Dealer Loan Contracts allocated to an Open Pool securing a Dealer Loan) and payments of principal of the Notes on such date, the amount on deposit in the Principal Collection Account is greater than 5.0% of the Adjusted Collateral Amount and such excess continues for two (2) or more Business Days;
(vii)on any Distribution Date, the Weighted Average Spread Rate is less than the Minimum Weighted Average Spread Rate; or
(viii)the Issuer fails to make a payment or deposit when required under this Agreement or within any applicable grace or cure period.
(c)The occurrence of any one of the following events (each, a “Discretionary Amortization Event”) shall constitute an Early Amortization Event (as such, a “Declared Discretionary Amortization Event”) only if after any applicable grace or cure period the Indenture Trustee, at the direction of the Majority Noteholders, upon written notice to the Issuer, the Servicer, the Backup Servicer and the Trust Collateral Agent, declares that an Early Amortization Event has occurred:
(i)the Issuer fails to observe or perform in any material respect any of its covenants or agreements set forth in this Agreement and that failure continues unremedied for thirty (30) days after the earlier of (A) a Responsible Officer of the Owner Trustee, the Regular Trustees, or the Administrator obtaining actual knowledge of such failure and (B) written notice of such failure to the Issuer by the Indenture Trustee, at the direction of Majority Noteholders;
(ii)any representation or warranty made by the Issuer in this Agreement or in any certificate or document that the Issuer is required to deliver to the Indenture Trustee is incorrect in any material respect for thirty (30) days after the earlier of (A) a Responsible Officer of the Owner Trustee, the Regular Trustees, or the Administrator obtaining actual knowledge of such breach or (B) written notice of that breach to the Issuer by the Indenture Trustee, at the direction of the Majority Noteholders;
(iii)the Indenture Trustee does not have a valid and perfected first priority security interest in a material portion of the Trust Property and such failure continues unremedied for a period of ten (10) Business Days, or the Issuer, Credit Acceptance or an affiliate of Credit Acceptance makes that assertion; provided that for the purpose of this clause (iii), the portion of the Trust Property in which the Indenture

Trustee does not have a valid and perfected first priority security interest will be material if the Outstanding Balance of the related Contracts exceeds 3% of the aggregate Outstanding Balance of all Eligible Contracts;
(iv)(a) there is filed against Credit Acceptance, the Seller or the Issuer: (x) a notice of federal tax lien from the IRS, (y) a notice of lien from the Pension Benefit Guaranty Corporation under Section 430(k) of the Code or Section 303(k) of ERISA for a failure to make a required installment or other payment to a pension plan to which either of those sections applies or (z) a notice of any other lien that, in the case of each of subclauses (x), (y) and (z), could reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Issuer or the business, operations or financial condition of Credit Acceptance and the Seller and (b) forty (40) days after such filing (x) such notice has not been withdrawn, (y) such lien has not been released or discharged and (z) such lien is not being contested in good faith with appropriate reserves established as required by GAAP; or
(v)any of the Basic Documents ceases for any reason to be in full force and effect other than in accordance with its terms.
(d)If a Responsible Officer of the Indenture Trustee shall have actual knowledge, or the Indenture Trustee shall receive written notice from the Majority Noteholders, that an Early Amortization Event has occurred, the Indenture Trustee shall promptly issue written notice of such Early Amortization Event to the Servicer (who shall promptly provide a copy of such notice to the Rating Agencies), the Backup Servicer, the Trust Collateral Agent, and the Noteholders, which notice shall advise them of the nature of the Early Amortization Event, to the extent actually known by the Indenture Trustee, and the date of the occurrence thereof.
(e)On the first Distribution Date during the Amortization Period, any amounts remaining on deposit in the Principal Collection Account shall be deposited into the Collection Account and treated as Available Funds.
Section 2.03.Removal of Excess Loans.
(a)On each Distribution Date during the Revolving Period, if after making the transfers and distributions required by Section 5.08, (i) the Collateral Amount exceeds the Required Collateral Amount and (ii) the Forecasted Collections exceed the Required Forecasted Collections Amount, the Trust may, subject to the satisfaction of the Removal Conditions, agree to transfer all or a portion of the excess Dealer Loans, Purchased Loans and Contracts (and Related Security) to the Seller for further transfer by the Seller to Credit Acceptance (any Dealer Loans, Purchased Loans or Contracts so transferred, the “Removed Loans”). Upon the satisfaction of the Removal Conditions in connection with a Removal, the related Removed Loans and Related Security shall be deemed to have been released from the lien created pursuant to the Indenture and shall no longer constitute Trust Property.

(b)The Trust shall provide prior written notice to S&P of any Removal.
Section 2.04.Title to Trust Property.
(a)Immediately upon the conveyance to the Trust by the Seller of any item of property pursuant to Section 2.01 or 2.02, all right, title and interest of the Seller in and to such item of property shall terminate, and all such right, title and interest shall vest in the Trust, or in a separate trustee or co-trustee if required by applicable law, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Statutory Trust Act (as defined in the Trust Agreement).
(b)Immediately upon the vesting of the Trust Property in the Trust, the Trust shall have the sole right to pledge or otherwise encumber such Trust Property but only in accordance with the terms of the Basic Documents. Pursuant to the Indenture, the Trust shall grant a security interest in the Trust Property to the Indenture Trustee for the benefit of the Noteholders to secure the repayment of the Notes.
(c)It is the intention of the Seller that the conveyance of the Seller Property by the Seller to the Trust pursuant to this Agreement be construed as an absolute sale and conveyance of all of the Seller’s right, title and interest in and to such Seller Property to the Trust and that the Seller relinquishes control over, and all rights, title and interest (legal or equitable) in, any Seller Property immediately upon the conveyance of each such Seller Property under this Agreement. Further, it is not the intention of the Seller and the Trust that such conveyance be deemed a grant of a security interest in the Seller Property by the Seller to the Trust in the nature of a consensual lien securing an obligation.
(d)Notwithstanding the foregoing, if and to the extent that the conveyance of any of the Seller Property is for any purpose characterized as a collateral transfer for security or the transaction is characterized as a financing transaction, then it is intended that:
(i)This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC;
(ii)The conveyances provided for in Section 2.01 and Section 2.02 shall be deemed to be a grant by the Seller, and the Seller hereby grants, to the Trust a first priority, perfected security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to all assets and personal property of the Seller, including but not limited to, all of the Seller’s accounts, chattel paper, goods, deposit accounts, documents, general intangibles, instruments, investment property, letter of credit rights, money and supporting obligations and all proceeds of the foregoing (as each such term is defined in the UCC), to secure the obligation of the Seller to pay to the Trust an amount equal to the Issuer Secured Obligations;

(iii)The possession and/or control by the Trust, or the Servicer as the Trust’s agent, of the Dealer Agreements, Purchase Agreements, Loans and Contract Files and any other property which constitute instruments, money, negotiable documents or chattel paper, shall be deemed to be “possession and/or control by the secured party” or possession and/or control by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the UCC; and
(iv)Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Trust for the purpose of perfecting such security interest under the UCC.
(e)At such time as there are no Notes outstanding and all sums due to (i) the Indenture Trustee pursuant to Section 6.7 of the Indenture, (ii) the Trust Collateral Agent pursuant to Section 9.05 hereof, and (iii) the Backup Servicer hereunder and under the Backup Servicing Agreement, have been paid, the Trust Collateral Agent shall, upon instructions from the Indenture Trustee pursuant to Section 8.2 of the Indenture, release any remaining portion of the Trust Property from the lien of the Indenture for distribution in accordance with the Trust Agreement.
ARTICLE III.

THE LOANS AND THE CONTRACTS
Section 3.01.Representations and Warranties of Seller with respect to the Seller Property.
The Seller makes the following representations and warranties as to the Dealer Agreements and Purchase Agreements, Loans and the Contracts on which each of the Trust Collateral Agent and the Backup Servicer relies in connection with performance of its obligations hereunder. Such representations and warranties speak as of the execution and delivery of this Agreement on the Closing Date and each Distribution Date on which the Trust purchases Seller Property, as the case may be, and only with respect to the Seller Property conveyed to the Trust at the time given or made (unless otherwise specified) but shall survive the sale, transfer, and assignment of the Seller Property to the Trust and the pledge thereof to the Indenture Trustee pursuant to the Indenture:
(i)Eligibility of Dealer Agreements. Each Dealer Agreement classified as an “Eligible Dealer Agreement” (or included in any aggregation of balances of “Eligible Dealer Agreements”) by the Seller or the Servicer in any document or report delivered hereunder satisfied the requirements contained in the definition of Eligible Dealer Agreement on the date each related Dealer Loan was conveyed or pledged to the Trust.

(ii)Eligibility of Loans. Each Loan classified as an “Eligible Loan” (or included in any aggregation of balances of “Eligible Loans”) by the Seller or the Servicer in any document or report delivered hereunder satisfied the requirements contained in the definition of Eligible Loan on the date each such Loan was conveyed or pledged to the Trust.
(iii)Eligibility of Contracts. Each Contract classified as an “Eligible Contract” (or included in any aggregation of balances of “Eligible Contracts”) by the Seller or the Servicer in any document or report delivered hereunder satisfied the requirements contained in the definition of Eligible Contract on the date each such Contract was conveyed or pledged to the Trust.
(iv)Accuracy of Information. All information with respect to the Loans, the Dealer Agreements, the Purchase Agreements, the Contracts and other Seller Property provided to the Trust Collateral Agent by the Seller or the Servicer was true and correct in all material respects as of the date such information was provided to the Trust Collateral Agent.
(v)No Liens. Each Loan and the other Seller Property has been pledged to the Trust Collateral Agent free and clear of any Lien of any Person, and in compliance, in all material respects, with all Applicable Laws.
(vi)No Consents. With respect to each Loan and the other Seller Property, all material consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller, in connection with the pledge of such Dealer Agreement, Purchase Agreement, Loan, Contract or other Collateral to the Trust Collateral Agent have been duly obtained, effected or given and are in full force and effect.
(vii)Schedule of Loans, Dealer Agreements, Purchase Agreements and Contracts. Schedule A to this Agreement and each supplement or addendum thereto is and will be an accurate and complete listing of all Loans, the related Dealer Agreements, Purchase Agreements and Contracts in all material respects on the date each such Loan and other Seller Property was sold to the Trust hereunder or transferred by the Trust to the Seller for further transfer to Credit Acceptance in connection with a Removal hereunder, and the information contained therein is and will be true and correct in all material respects as of such date.
(viii)Adverse Selection. No selection procedure believed by the Seller to be materially adverse to the interests of the Noteholders has been or will be used in selecting the Dealer Agreements, Purchase Agreements, Loans or Contracts; provided that for the avoidance of doubt, during the Revolving Period, the Seller in its sole discretion may elect to sell Dealer Loans secured by either Open Pools or Closed Pools.

(ix)Sale and Contribution Agreement. The Sale and Contribution Agreement is the only agreement pursuant to which the Seller purchases Loans from the Originator.
(x)Security Interest. The Seller has granted a security interest (as defined in the UCC) to the Trust in the Seller Property, which is enforceable in accordance with Applicable Law upon the Closing Date and each Distribution Date on which Subsequent Seller Property is sold to the Trust, as applicable. Upon the filing of UCC-1 financing statements naming the Indenture Trustee and Trust Collateral Agent as assignee secured party and the Seller as debtor, or upon the Trust Collateral Agent obtaining possession or control, in the case of that portion of the Seller Property which constitutes tangible or electronic chattel paper or instruments, the Trust Collateral Agent, as agent for the secured parties under the Indenture, shall have a first priority perfected security interest in the Seller Property. All filings (including such UCC filings) as are necessary in any jurisdiction to perfect the interest of the Indenture Trustee and Trust Collateral Agent, as agent for the Trust, in the Seller Property have been made.
(xi)Representations and Warranties in Sale and Contribution Agreement. The representations and warranties made by the Originator to the Seller in the Sale and Contribution Agreement are hereby remade by the Seller on each date to which they speak in the Sale and Contribution Agreement as if such representations and warranties were set forth herein. For purposes of this Section 3.01(xi), such representations and warranties are incorporated herein by reference as if made by the Seller to the Trust Collateral Agent under the terms hereof mutatis mutandis.
(xii)Survival. The representations and warranties set forth in this Section 3.01 shall survive the Seller’s sale and assignment of the Seller Property to the Trust and the termination of the rights and obligations of the Servicer.
(xiii)Perfection Representations. The perfection representations, warranties and covenants made by the Seller and set forth on Schedule C hereto shall be a part of this Agreement for all purposes.
(xiv)Scheduled Due Date.    With respect to each Contract that is sold pursuant to this Agreement on the Closing Date only, such Contract has a first scheduled due date not later than 60 days after the Cut-off Date as of the Closing Date.
(xv)Seasoning. With respect to each Contract relating to a Purchased Loan or Dealer Loan that is sold pursuant to this Agreement during the Revolving Period, the weighted average seasoning of all Contracts (determined based on the number of months since origination of each such Contract, excluding from such determination any defaulted Contracts) then securing the Notes, after giving effect to such sale, shall equal or exceed three (3) months.
Section 3.02.Payment Upon Breach.

(a)The Seller, the Servicer, or the Trust Collateral Agent, as the case may be, shall inform the other parties to this Agreement promptly in writing (which, in the case of the Servicer, can be included in the applicable Servicer’s Certificate), upon the discovery (which, in the case of the Trust Collateral Agent shall mean actual knowledge of a Responsible Officer of the Trust Collateral Agent or receipt of written notice of such breach or failure) of any breach of the Seller’s representations and warranties pursuant to Sections 3.01(i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (x) and (xiii) hereof without regard to any limitation set forth therein concerning the knowledge of the Seller as to the facts stated therein.
(b)Unless any such breach of a representation or warranty described in clause (a) of this Section 3.02 shall have been cured in all material respects by, and subject to the terms of Section 3.02(d) below, as of the last day of the first full Collection Period following the discovery thereof the Seller shall have the obligation, and the Trust Collateral Agent shall, at the expense of the Seller, enforce such obligation of the Seller, and if necessary, any obligation of the Originator under the Sale and Contribution Agreement, to make a payment to the Collection Account of the applicable Purchase Amount in respect of all Loans and Contracts with respect to which there is a breach of any such representations and warranties which are materially and adversely affected by such event and which materially and adversely affects the interests of the Indenture Trustee or the Noteholders therein as of such last day.
(c)The sole remedy of the Trust Collateral Agent, the Trust, the Noteholders and the Certificateholders with respect to a breach of the Seller’s representations and warranties pursuant to Section 3.01 hereof which materially and adversely affects either a Contract or a Loan and the interests of the Indenture Trustee or the Noteholders in the Contracts, Purchased Loans or Dealer Loans shall be to require the Seller to make payments in respect of the related Loans pursuant to this Section or to enforce any obligation of Credit Acceptance to repurchase such Loans pursuant to the Sale and Contribution Agreement, and to require the Seller to make payments in respect of the related Contracts pursuant to this Section or to enforce the obligation of Credit Acceptance to make such payments pursuant to the Sale and Contribution Agreement. The Trust Collateral Agent shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Loan or payment in respect of any Contract pursuant to this Section. Any expenses incurred in enforcing the obligations of the Seller or Credit Acceptance shall be paid pursuant to Section 5.08(a) hereof.
(d)Notwithstanding anything herein to the contrary, (A) during the Revolving Period such payments of Purchase Amounts pursuant to Section 3.02(b) of this Agreement shall not be required if the Adjusted Collateral Amount is equal to or greater than the Required Collateral Amount, and (B) during the Amortization Period, such payments of Purchase Amounts pursuant to Section 3.02(b) of this Agreement shall not be required: (x) with respect to any Loan, so long as the aggregate Outstanding Balance of all Loans which would be Ineligible Loans as a result of being subject to the foregoing payment obligations during the Amortization Period is less than the sum of: (1) the product of (i) the aggregate Outstanding Balance of all Eligible Loans sold to the Issuer during the Amortization Period and (ii) the then effective Advance Rate; and (2) all Purchase Amounts which have been previously paid during the Amortization Period in respect of Ineligible Loans (such sum, the “Amortization Period

Additional Loan Collateral Amount”); and (y) with respect to any Contract, so long as the aggregate Outstanding Balance of all Contracts which would be Ineligible Contracts as a result of being subject to the foregoing payment obligations during the Amortization Period is less than the sum of: (1) the product of (i) the aggregate Outstanding Balance of all Eligible Contracts an interest in which is sold to the Issuer during the Amortization Period and (ii) a fraction, the numerator of which is equal to the Aggregate Note Balance and the denominator of which is equal to the Outstanding Balance of all Eligible Contracts; and (2) all Purchase Amounts which have been previously paid during the Amortization Period in respect of Ineligible Contracts (such sum, the “Amortization Period Additional Contract Collateral Amount”).
(i)If such payments are required during the Amortization Period in accordance with clause (d)(i) of this Section 3.02, they shall be made: (A) with respect to Ineligible Loans, to the extent and in the amount by which the aggregate Outstanding Balance of all Ineligible Loans which are subject to the foregoing payment obligations during the Amortization Period exceeds the Amortization Period Additional Loan Collateral Amount; and (B) with respect to Ineligible Contracts, to the extent and in the amount by which the aggregate Outstanding Balance of all Ineligible Contracts which are subject to the foregoing payment obligations during the Amortization Period exceeds the Amortization Period Additional Contract Collateral Amount (the foregoing payment obligations, the “Amortization Period Payment Obligations”).
(ii)If such payments are required during the Revolving Period in accordance with clause (d)(i) of this Section 3.02, such payments shall be equal to the applicable Purchase Amounts of the Ineligible Loans or Ineligible Contracts. Notwithstanding the foregoing, with respect to any Ineligible Contracts, the Seller may repurchase the Loans related thereto in lieu of such Ineligible Contracts and deposit into the Collection Account the Purchase Amount of such Loans (as if such Loans were Ineligible Loans).
(iii)Notwithstanding the foregoing, the Seller’s obligation to make payments under Section 3.02 hereof may be waived with the prior written consent of the Indenture Trustee, at the direction of the Majority Noteholders. Any such waiver by the Indenture Trustee, at the direction of the Majority Noteholders, shall not require any further waiver, action or consent by any other party. The party providing such waiver shall give notice thereof to the Issuer and the Administrator.
(e)Any Contract which is subject to a payment in accordance with Section 3.02(b) or Section 4.07 of this Agreement shall be an Ineligible Contract. Any Loan which is subject to a payment in accordance with Section 3.02(b) or Section 4.07 of this Agreement shall be an Ineligible Loan. Each Dealer Loan, Purchased Loan or Contract which is subject to a payment in accordance with Section 3.02(b) or Section 4.07 of this Agreement, shall, upon payment in full of the related Purchase Amount, be released from the lien created pursuant to the Indenture and shall no longer constitute Trust Property.
Section 3.03.Custody of Dealer Agreements, Purchase Agreements and Contract Files.

(a)The Trust hereby revocably appoints Credit Acceptance as custodian of the Dealer Agreements, the Purchase Agreements, the Contract Files and the Certificates of Title related to the Financed Vehicles. Credit Acceptance hereby accepts such appointment and agrees to hold and/or control, or appoint an agent to hold and/or control, each Dealer Agreement, Purchase Agreement, Contract File and, in states where it is required by Applicable Law, the Certificate of Title related to each Financed Vehicle under this Agreement as custodian for the Trust and the Trust Collateral Agent.
(b)To assure uniform quality in servicing the Loans and Contracts and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer and the Servicer hereby accepts such appointment, to act as the agent of the Issuer and the Trust Collateral Agent as custodian of the original Certificates of Title for each Financed Vehicle evidencing the security interest of the Trust Collateral Agent in such Financed Vehicle, which are hereby constructively delivered to the Trust Collateral Agent as of the Closing Date. The Servicer agrees to maintain the Dealer Agreements, Purchase Agreements, Contract Files, Certificates of Title and other Records which are delivered to it at the offices of the Servicer as shall from time to time be identified to the Trust Collateral Agent and the Backup Servicer by written notice. The Servicer shall maintain, or shall appoint an agent to maintain, such Certificates of Title at 25300-25330 Telegraph Road, Southfield, Michigan 48033, at 25505 West Twelve Mile Road, Southfield, MI 48034 or at such other location as may be notified in writing to the Trust Collateral Agent and the Backup Servicer. The Trust Collateral Agent shall not be responsible for the acts or omissions of the Servicer acting as custodian.
(c)Subject to the foregoing, Credit Acceptance may temporarily (or permanently, in the case of a Loan or a Contract that is repurchased, liquidated or paid in full) move individual Dealer Agreements, Purchase Agreements, Contract Files or other Records, or any portion thereof without notice as necessary to allow the Servicer to conduct collection and other servicing activities in accordance with its customary practices and procedures.
(d)The Servicer shall have and perform the following powers and duties:
(i)hold the Dealer Agreements, Purchase Agreements, Contract Files and other Records in trust for the benefit of the Trust Collateral Agent and the Trust and maintain a current inventory thereof; and
(ii)carry out such policies and procedures in accordance with its customary actions with respect to the handling and custody of the Dealer Agreements, the Purchase Agreements, Contract Files and other Records so that the integrity and physical possession of, or control over, the Dealer Agreements, Purchase Agreements, Contract Files and other Records will be maintained.
In performing its duties as custodian, the Servicer agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar Dealer Agreements, Purchase Agreements, Contracts or Loans owned or held by it.

(e)The Servicer shall have the obligation (i) to physically segregate the Contract Files (to the extent held in physical form) from the other custodial files it is holding for its own account or on behalf of any other Person, (ii) to physically mark the Contract folders (to the extent held in physical form) to demonstrate the transfer of Contract Files and the Trust Collateral Agent’s security interest hereunder, and (iii) mark its computer records indicating the transfer of any Contract Files relating to Contracts constituting electronic chattel paper and the Trust Collateral Agent’s security interest hereunder.
(f)(i) If a Servicer Default occurs, the Trust Collateral Agent shall have the rights set forth in Section 8.01 hereof, including, at the request of the Indenture Trustee, at the direction of the Majority Noteholders, the right to terminate Credit Acceptance as the custodian hereunder and the Trust Collateral Agent shall have the right to appoint a successor custodian hereunder who shall assume all the rights and obligations of the “custodian” hereunder. On the effective date of the termination of Credit Acceptance as Servicer, Credit Acceptance shall be released of all of its obligations as custodian arising on or after such date. Copies of the Dealer Agreements and the Purchase Agreements, and original or “authoritative copies” (as such term is used in Section 9-105 of the UCC) of the Contract Files and other Records shall be delivered by Credit Acceptance to the successor custodian, on or before the date which is two (2) Business Days prior to such date.
(i)During the continuance of a Servicer Default, the Servicer and the Seller shall, at the request of the Indenture Trustee, at the direction of the Majority Noteholders or the Trust Collateral Agent, take all steps necessary to cause the Certificate of Title of each Financed Vehicle to be revised to name the Trust Collateral Agent on behalf of the Trust as lienholder. Any costs associated with such revision of the Certificate of Title shall be paid by the Servicer, and to the extent such costs are not paid by the Servicer, such unpaid costs shall be recovered as described in Section 5.08 hereof. In no event shall the Trust Collateral Agent or the successor Servicer be required to expend funds in connection with this Section 3.03(f).
(ii)The Servicer shall provide to the Trust Collateral Agent access to the Dealer Agreements, the Purchase Agreements, Contract Files and other Records and all other documentation regarding the Dealer Agreements, Purchase Agreements, Contracts and the Loans and the related Financed Vehicles in such cases where the Trust Collateral Agent is required in connection with the enforcement of the rights or interests of the Trust, or by applicable statutes or regulations to review such documentation, such access being afforded without charge.
ARTICLE IV.

ADMINISTRATION AND SERVICING OF LOANS AND CONTRACTS
Section 4.01.Appointment; Duties of Servicer.

(a)Servicing; Termination. The Seller and the Trust hereby appoint Credit Acceptance as Servicer hereunder and Credit Acceptance hereby accepts such appointment and agrees to manage, collect and administer each of the Loans as Servicer. Upon the occurrence of a Servicer Default, the Indenture Trustee shall have the rights set forth in Section 8.01 hereof.
(b)Standard of Care; Types of Duties. The Servicer shall manage, service, administer, and make collections on the Loans and the Contracts with reasonable care, using that degree of skill and attention that the servicers in the retail automobile financing industry exercise with respect to all comparable receivables that they service for themselves or others and the same degree of care that the Servicer exercises with respect to any comparable loan or automobile contracts that it holds for its own account. The Servicer’s duties shall include collection and posting of all payments, responding to inquiries of Dealers and of Obligors on such Contracts, investigating delinquencies, sending payment statements or coupons to Dealers and Obligors, reporting tax information to Dealers and Obligors, accounting for collections, and furnishing monthly and annual statements to the Trust Collateral Agent with respect to distributions. The Servicer shall follow prudent standards, policies, and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is hereby granted a limited power of attorney by the Trust Collateral Agent to execute and deliver, on behalf of itself, the Trust, the Noteholders, or the Trust Collateral Agent or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Loans and Contracts or to the Financed Vehicles securing such Contracts in accordance with the terms of this Agreement. If the Servicer shall commence a legal proceeding to enforce a Loan or a Contract, the Trust Collateral Agent (in the case of a Loan other than a Repurchased Loan) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Loan or Contract to the Servicer. The Servicer shall not make the Seller, the Trust, the Trust Collateral Agent or the Indenture Trustee a party to any such legal proceeding without such party’s written consent. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Loan or a Contract on the ground that it shall not be a real party in interest or a holder entitled to enforce the Loan or Contract, the Trust Collateral Agent shall be deemed to have automatically assigned such Loan or Contract to the Servicer, solely for the purpose of collection. The Trust Collateral Agent shall furnish the Servicer with any powers of attorney and other documents prepared by the Servicer reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, shall obtain on behalf of the Trust all licenses, if any, required by the laws of any jurisdiction to be held by the Trust in connection with ownership of the Loans and the Purchased Loan Contracts and its security interest in the Dealer Loan Contracts, and shall make all filings and pay all fees as may be required in connection therewith during the term hereof. The Seller shall assist the Backup Servicer, as successor Servicer, in connection with any reports related to distributions.
(c)Duties with Respect to the Basic Documents. The Seller and the Trust hereby appoint Credit Acceptance as Administrator of the Trust, and Credit Acceptance hereby accepts such appointment, and agrees to perform all its duties as Administrator and, unless otherwise specified, the administrative duties of the Issuer under the Basic Documents. In addition, Credit Acceptance shall consult with the Indenture Trustee, as Credit Acceptance deems appropriate regarding the duties of the Issuer under the Basic Documents. Credit Acceptance shall monitor the performance of the Trust and shall advise the Owner Trustee and Indenture Trustee, when action is necessary to comply with the Trust’s duties under the Basic Documents. The Seller (to the extent the Servicer or the Administrator does not) shall execute and deliver all Issuer Orders and Officer’s Certificates required to be delivered by the Trust under the Indenture or any other Basic Document. Notwithstanding anything herein to the contrary, the Backup Servicer, as successor Servicer, shall not have an obligation to perform such duties set forth in this Section 4.01(c).
(d)Duties with Respect to the Trust.
(i)In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, Credit Acceptance, as Administrator, shall perform such calculations, shall execute and deliver all Issuer Orders and Officer’s Certificates required of the Issuer under the Basic Documents, and shall prepare for execution by the Trust or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates, opinions, financial statements and accounting books and records as it shall be the duty of the Trust or the Owner Trustee or any other Person to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws or any state regulatory filings required to be made by the Trust and shall take all appropriate action that it is the duty of the Trust to take pursuant to this Agreement or any of the Basic Documents, including pursuant to Section 5.1 (with respect to the preparation and filing of tax returns) and Section 11.12 of the Trust Agreement.
(ii)In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that such delegation shall not relieve the Servicer of its obligations and that the terms of any such transaction or dealings shall be in accordance with any directions received from the Trust and shall be, in the Servicer’s opinion, no less favorable to the Trust in any material respect.
Notwithstanding anything herein to the contrary, in the event that the Backup Servicer is acting as successor Servicer, the Seller shall assist the Backup Servicer in performing the duties of the Administrator set forth in this Section 4.01(d).
(e)Records. The Servicer shall maintain appropriate books of account and records relating to its duties performed under Section 4.01(c) and (d) hereof, which books of account and records shall be accessible for inspection and copy by the Issuer, the Board of Trustees, the Owner Trustee, the Indenture Trustee, the Backup Servicer or the Trust Collateral Agent at any time during normal business hours at its offices and in a reasonable manner.
(f)Additional Information to be Furnished to the Trust. The Servicer shall furnish to the Issuer, the Board of Trustees, the Owner Trustee, the Indenture Trustee, the Trust

Collateral Agent and the Backup Servicer from time to time such additional information regarding the Trust or the Basic Documents as the Issuer, the Board of Trustees, the Owner Trustee, the Indenture Trustee, the Trust Collateral Agent or the Backup Servicer shall reasonably request.
(g)Servicer as Independent Contractor. All services, duties and responsibilities of the Servicer under this Agreement shall be performed and carried out by the Servicer as an independent contractor for the benefit of the Trust, and none of the provisions of this Agreement shall be deemed to make, authorize or appoint the Servicer as agent or representative of the Seller, the Trust Collateral Agent, the Indenture Trustee, the Backup Servicer, the Trust or any Noteholder except as provided in Section 3.03 hereof.
Section 4.02.Collection and Application of Payments on the Loans and Contracts; Extensions and Amendments.
The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect all amounts due under the Loans and Contracts from time to time, all in material accordance with Applicable Laws, with reasonable care and diligence, and in material accordance with the Collection Guidelines (including selling or assigning defaulted contracts to third parties for collection), it being understood that there shall be no recourse to the Servicer with regard to the Loans and Contracts except as otherwise provided herein and in the other Basic Documents. In performing its duties as Servicer, the Servicer shall use the same degree of care and attention it employs with respect to similar contracts and loans which it services for itself or others. Each of the Issuer and the Trust Collateral Agent hereby appoints as its agent the Servicer, from time to time designated pursuant to the terms hereof, to enforce its respective rights and interests in and under the Trust Property. The Servicer shall hold in trust for the Issuer and the Trust Collateral Agent all Records and all Collections (other than Dealer Collections) and any other amounts it receives in respect of the Trust Property. In the event that a successor Servicer is appointed, the outgoing Servicer shall deliver to the successor Servicer and the successor Servicer shall hold in trust for the Issuer and the Trust Collateral Agent all records which evidence or relate to all or any part of the Trust Property.
As part of its normal servicing and collection efforts, the Servicer may modify the terms of any Contract, including, without limitation, effecting extensions, modified payment plans, granting refunds, rebates or adjustments and/or making other changes, in each case in accordance with the Credit Guidelines or the Collection Guidelines or as required by Applicable Law.
For the avoidance of doubt, none of the Indenture Trustee, the Trust Collateral Agent or the Backup Servicer shall have any obligation to approve or consent to, or monitor compliance of the Servicer with the satisfaction of the conditions related to, any such modification or adjustment.
Section 4.03.Realization Upon Contracts.

On behalf of the Trust and the Indenture Trustee, the Servicer shall use reasonable efforts, in material accordance with the Collection Guidelines and prudent servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Contract as to which the Servicer shall have determined eventual payment in full is unlikely, as soon as practicable after the Servicer makes such determination. The Servicer may also sell or otherwise assign defaulted contracts for collection in an effort to realize upon such defaulted contracts. The Servicer shall follow such prudent practices and procedures as would be deemed prudent in the servicing of comparable receivables, consistent with the standard of care required by Section 4.01(b) which may include reasonable efforts to sell the Financed Vehicle at public or private sale. If the Backup Servicer has become the Servicer, it shall be entitled to receive Repossession Expenses in accordance with Section 5.02 hereof.
Section 4.04.[Reserved].
Section 4.05.Maintenance of Security Interests in Financed Vehicles.
The Servicer shall take such steps as are necessary to maintain perfection of the security interest created by each Contract in the related Financed Vehicle, including taking such steps as are reasonably necessary to maintain the Originator as noted lienholder on each Certificate of Title relating to a Financed Vehicle in all states where such notation is a means of perfection under Applicable Law. The Servicer shall take such reasonable steps as are necessary to reperfect such security interest on behalf of the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Contract to the Indenture Trustee is insufficient without a notation on related Financed Vehicle’s Certificate of Title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Indenture Trustee, the parties hereto agree that the Originator’s designation as the secured party on the Certificate of Title is, with respect to each secured party, as applicable, in its capacity as agent of the Indenture Trustee. The Backup Servicer as successor Servicer shall be entitled to reimbursement for all expenses incurred in connection with its duties under this Section 4.05.
Section 4.06.Covenants of Servicer.
(a)Affirmative Covenants. From the date hereof until the Stated Final Maturity or, if earlier, the date each class of Notes have been paid in full:
(i)Compliance with Law. The Servicer will comply in all material respects with all Applicable Laws, including those with respect to the Loans, the Dealer Agreements, the Purchase Agreements, the Contracts or any part thereof.
(ii)Preservation of Existence. The Servicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a material adverse effect on the Loans, the Dealer Agreements, the Purchase Agreements, the Contracts or the Notes.
(iii)Obligations and Compliance with Loans, Dealer Agreements and Purchase Agreements. The Servicer will duly fulfill and comply with all material obligations on the part of the Seller to be fulfilled or complied with under or in connection with each Loan and each Dealer Agreement and Purchase Agreement and will do nothing to impair the rights of the Trust Collateral Agent, the Indenture Trustee or the Noteholders in, to and under the Trust Property. The Backup Servicer as successor Servicer shall not have an obligation to perform the obligations of the Servicer under this Section 4.06(a)(iii).
(iv)Keeping of Records and Books of Account. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records consistent with standards or practices in the industry evidencing the Loans and the Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Loans.
(v)Preservation of Security Interest. The Servicer will file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the perfected security interest of the Indenture Trustee for the benefit of the Noteholders in, to and under the Trust Property. In its capacity as custodian, the Servicer will maintain possession of, or control over, the Dealer Agreements, the Purchase Agreements and the Contract Files and other Records, as custodian for the Trust and the Trust Collateral Agent, as set forth in Section 3.03(a).
(vi)Collection Guidelines. The Servicer will comply in all material respects with the Collection Guidelines in regard to each Loan and Contract.
(vii)Books and Records. The Servicer shall keep, or cause to be kept, in reasonable detail, books and records of account of: (A) its assets and business, and shall clearly reflect therein the ownership of the Trust Property by the Issuer; and (B) any statutory trust records of the Trust required in accordance with Section 4.1(c)(4) of the Trust Agreement.
(viii)Access to Records; Discussions with Officers. The Servicer shall, at the Servicer’s expense upon the prior reasonable request of the Indenture Trustee, acting at the direction of the Majority Noteholders, permit an authorized agent appointed by the Majority Noteholders, access during normal business hours at its offices to (i) the Servicer’s books of account, records, reports and other papers with respect to the Trust Property and the Basic Documents and (ii) any of the properties of the Servicer, in order to examine all of such books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss the Servicer’s affairs, finances and accounts with its officers, employees, and subject to the agreement of such accountants, independent public accountants. Such inspections and discussions shall be conducted at such reasonable times, as often as may be reasonably requested and in a commercially reasonable manner.
(ix)ERISA. So long as the Seller or the Issuer are ERISA Affiliates, the Servicer shall comply in all material respects with the provisions of ERISA, the Code, and all other applicable laws, except where such non-compliance could not reasonably be expected to result in a material adverse effect with respect to the Servicer or its ERISA Affiliates or with respect to the Trust Property. Without limiting the foregoing, the Servicer shall not, and shall not permit its ERISA Affiliates to: (i) engage in any non-exempt prohibited transaction (within the meaning of the Code Section 4975 or ERISA Section 406) with respect to any Benefit Plan that would result in a material adverse effect for which Seller or Issuer would be liable as ERISA Affiliates; (ii) fail to satisfy the minimum funding standards under Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Benefit Plan or, in the case of a Multiemployer Plan, have an accumulated funding deficiency within the meaning of Section 304 of ERISA or Section 431 of the Code by an amount that would result in a material adverse effect for which Seller or Issuer would be liable as ERISA Affiliates; or (iii) terminate or withdraw from any Benefit Plan or Multiemployer Plan if such termination or withdrawal would result in any material adverse effect for which the Seller or Issuer would be liable as ERISA Affiliates. Further, none of the assets of the Seller or the Issuer constitutes or will constitute “plan assets” of one or more Benefit Plans.
(x)[Reserved].
(xi)Financial Reporting. The Servicer shall furnish or cause to be furnished to the Indenture Trustee and the Rating Agencies the following:
(A)Annual Financial Statements. As soon as available, and in any event within the later of (x) one hundred and twenty (120) days after the close of each fiscal year of the Servicer and (y) the date any such reports or financial statements are required to be publicly filed with the Securities and Exchange Commission, the audited consolidated balance sheet of the Servicer as of the end of such fiscal year, and the audited consolidated statements of income, shareholders’ equity and cash flows of the Servicer for such fiscal year in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, in each case prepared in accordance with GAAP, consistently applied, and accompanied by the certificate of Independent Accountants and certified by an authorized officer of the Servicer as being complete and correct in all material respects, in each case presenting the financial condition and results of operations of the Servicer as of the dates and for the periods indicated, in accordance with GAAP consistently applied.

(B)Quarterly Financial Statements. As soon as available, and in any event within the later of (x) sixty (60) days after the close of the first three quarters of each fiscal year of the Servicer and (y) the date any such reports or financial statements are required to be publicly filed with the Securities and Exchange Commission, the unaudited consolidated balance sheet of the Servicer as of the end of each such quarter, and the unaudited consolidated statements of income and cash flows of the Servicer for the portion of the fiscal year then ended, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with GAAP, consistently applied (subject to normal year-end adjustments), and certified by an authorized officer of the Servicer as being complete and correct in all material respects and presenting the financial condition and results of operations of the Servicer as of the dates and for the periods indicated, in accordance with GAAP consistently applied (subject as to interim statements to normal year-end adjustments).
(C)Certification Regarding Servicer Defaults. Concurrently with the delivery of each financial report delivered under (A) or (B) above, a certification by the chief financial officer or chief treasury officer of the Servicer that, to the best of his knowledge, no Servicer Default and no event which, with the giving of notice or the passage of time, would become a Servicer Default has occurred and is continuing or, if any such Servicer Default or other event has occurred and is continuing, the action which the Servicer has taken or proposes to take with respect thereto.
(D)Notices to Other Creditors. Concurrently with the delivery to the “Agent” under the Comerica Credit Agreement, but in any event no later than when such reports and notices are required to be given under such agreement, copies of any static pool analyses, notices of default, notices disclosing adverse litigation or a material adverse change in the Servicer’s financial condition, business or operations.
(E)Other Material Events. As soon as possible, and in any event within three (3) Business Days after becoming aware of (i) any material adverse change in the financial condition of the Servicer or any of its Subsidiaries, a certificate of a financial officer setting forth the details of such change, or (ii) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against the Servicer or any of its Subsidiaries in any federal, state or local court or before any arbitration board, or any such proceeding threatened by any governmental agency, which, if adversely determined, would be reasonably likely to cause a material adverse effect on the Servicer’s financial condition or operations, its ability to perform its obligations hereunder or on the collectability of the Trust Property.
(F)Other Information. Promptly upon request, such other information respecting the Trust Property or the Servicer as the Rating Agencies may reasonably request.

(b)Negative Covenants. From the date hereof until the Stated Final Maturity or, if earlier, the date that each class of Notes have been paid in full:
(i)Mergers, Acquisition, Sales, etc. The Servicer will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Servicer is the surviving entity and unless:
(A)the Servicer has delivered to the Trust Collateral Agent, the Indenture Trustee, the Board of Trustees, the Owner Trustee and the Backup Servicer an Officer’s Certificate and an Opinion of Counsel each stating that any consolidation, merger, conveyance or transfer and any related supplemental agreement comply with the terms of this Agreement and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that any such supplemental agreement is legal, valid and binding with respect to the Servicer and such other matters as the Trust Collateral Agent may reasonably request;
(B)the Servicer shall have delivered written notice of such consolidation, merger, conveyance or transfer to the Trust Collateral Agent, the Indenture Trustee and the Noteholders; and
(C)after giving effect thereto, no Servicer Default or event that with notice or lapse of time, or both, would constitute a Servicer Default shall have occurred.
(ii)Change of Name or Location of Records. Except as permitted under Section 7.03, the Servicer shall not (A) change its name or its state of organization, move the location of its principal place of business and chief executive office, and the offices where it keeps records concerning the Loans from the locations identified in Section 3.03(b), or (B) move the Records from such locations after the Closing Date unless (x) the Records are moved to another identified location or pursuant to Section 3.03(c) or (y) the Servicer has given at least thirty (30) days’ written notice to the Trust Collateral Agent and the Indenture Trustee and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Trust Collateral Agent as agent for the Noteholders in the Trust Property.
(iii)Change in Payment Instructions to Obligors. The Servicer will not make any change in its instructions to Obligors (other than pursuant to its Collection Guidelines) regarding payments to be made directly or indirectly, unless the Trust Collateral Agent with the consent of the Majority Noteholders has consented to such change and has received duly executed documentation related thereto; provided, however, any successor Servicer appointed Servicer hereunder, shall be permitted to make changes to such instructions directing the Obligors to make payments to such successor Servicer directly or indirectly upon its appointment, but any subsequent changes shall be subject to the consent provisions of this clause (iii).

(iv)No Instruments. The Servicer shall take no action to cause any Loan to be evidenced by any instrument (as defined in the UCC as in effect in the relevant jurisdictions) except for instruments obtained with respect to defaulted Loans that are in the possession, or under the control, of the Servicer in its capacity as custodian for the Trust and the Trust Collateral Agent.
(v)No Liens. The Servicer shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than in favor of the Trust Collateral Agent or the Trust as specifically contemplated herein) on the Trust Property or any interest therein; the Servicer will notify the Trust Collateral Agent of the existence of any Lien on any portion of the Trust Property immediately upon discovery thereof, and the Servicer shall defend the right, title and interest of the Trust Collateral Agent on behalf of the Noteholders in, to and under the Trust Property against all claims of third parties claiming through or under the Servicer.
(vi)Credit Guidelines and Collection Guidelines. The Servicer will not amend, modify, restate or replace, in whole or in part, the Credit Guidelines or Collection Guidelines, which change would materially impair the collectability of any Loan or Contract and materially adversely affect the interests or the remedies of the Trust Collateral Agent or the Trust under this Agreement or any other Basic Document, without the prior written consent of the Trust Collateral Agent with the consent of the Majority Noteholders, except if such change was made to comply with Applicable Laws.
(vii)Release of Contracts. Except for a release to an insurer in exchange for insurance proceeds paid by such insurer resulting from a claim for the total insured value of a vehicle, the Servicer shall not release or direct the Trust Collateral Agent to release the Financed Vehicle securing each such Contract from the security interest granted by such Contract in whole or in part, except in the event of (i) payment in full by or on behalf of the Obligor thereunder, (ii) settlement with the Obligor in respect of defaulted contracts materially consistent with its Collection Guidelines or (iii) repossession, nor shall the Servicer impair the rights of the Noteholders in the Contracts, except as may be required by Applicable Law.
(c)Notwithstanding the foregoing, the Servicer may assign rights in and to defaulted contracts to collection agents as part of the collection process under the Collection Guidelines.
Section 4.07.Payments in Respect of Loans or Contracts Upon Breach.
(a)The Servicer or the Trust Collateral Agent (provided that a Responsible Officer of the Trust Collateral Agent has actual knowledge or has received written notice thereof) shall inform the other parties to this Agreement promptly, in writing, upon the discovery (which in the case of the Backup Servicer in its capacity as successor Servicer shall mean actual knowledge or written notice of a Responsible Officer) of any breach of Section 4.01, 4.02, 4.03, 4.04, 4.05 or 4.06 hereof which materially and adversely affects the interest of the Issuer or the

Indenture Trustee in the Contracts, the Purchased Loans or the Dealer Loans. Unless the breach shall have been cured by the last day of the first full Collection Period following such actual knowledge or receipt of notice by an Authorized Officer of the Servicer, the Servicer shall, as of the Business Day preceding the Determination Date relating to the respective Collection Period, make payments with respect to any Loan or Contract that is materially and adversely affected by such breach and which materially and adversely affects the interests of the Indenture Trustee or the Noteholders therein; provided, however, if the Backup Servicer is acting as successor Servicer, it shall not have any obligation to make payments with respect to any Loans or prepay any Contracts. In connection with making a payment required pursuant to this Section 4.07 in respect of a Loan or Contract, the Servicer shall remit the Purchase Amount. Notwithstanding anything herein to the contrary, (i) during the Revolving Period, such payments shall not be required if the Adjusted Collateral Amount is equal to or greater than the Required Collateral Amount; and (ii) during the Amortization Period, such payments shall not be required: (A) with respect to any Loan, so long as the aggregate Outstanding Balance of all Loans which would be Ineligible Loans as a result of being subject to the foregoing payment obligations during the Amortization Period is less than the Amortization Period Additional Loan Collateral Amount; and (B) with respect to any Contract, so long as the aggregate Outstanding Balance of all Contracts which would be Ineligible Contracts as a result of being subject to the foregoing payment obligations during the Amortization Period is less than the Amortization Period Additional Contract Collateral Amount.
(b)If such payments are required in accordance with clause (a) of this Section 4.07, they shall be made only with respect to the Amortization Period Payment Obligations. Notwithstanding the foregoing, the Servicer’s obligation to make any payment under this Section 4.07 may be waived with the prior written consent of the Indenture Trustee, at the direction of the Majority Noteholders. The Trust Collateral Agent and the Backup Servicer shall have no duty to conduct any affirmative investigation or inquiry as to the occurrence of any condition requiring payments to be made with respect to any Loan or Contract pursuant to this Section. Any such waiver by the Indenture Trustee, at the direction of the Majority Noteholders, shall not require any further waiver, action or consent by any other party. The party providing such waiver shall give notice thereof to the Issuer and the Administrator.
Section 4.08.Servicer Fee.
The Servicer, including any successor Servicer, shall be entitled to payment of the Servicing Fee as defined herein, which shall be payable in accordance with Section 5.08(a) hereof. In no event shall the Indenture Trustee or the Trust Collateral Agent be responsible for the Servicing Fee or for any differential between the Servicing Fee and the amount necessary to induce a successor Servicer to assume the obligations of Servicer hereunder.
Section 4.09.Servicer’s Certificate.
(a)By the Determination Date in each calendar month, the Servicer shall deliver to the Trust Collateral Agent and the Indenture Trustee, the Rating Agencies, and Wells Fargo Securities, LLC, a Servicer’s Certificate substantially in the form of Exhibit B hereto containing all information necessary to make the transfers, deposits and distributions pursuant to Sections 5.04 through 5.10 hereof for the Collection Period immediately preceding the date of such Servicer’s Certificate and as of the last day of such Collection Period, and all information necessary for the Trust Collateral Agent to make available statements to the Noteholders pursuant to Section 5.11 hereof. Upon receipt of the Servicer’s Certificate, the Indenture Trustee shall conclusively rely (and shall be fully protected in so relying) on the information contained therein for the purposes of making distributions and allocations as provided for herein. Each Servicer’s Certificate shall be certified by a Responsible Officer of the Servicer. The Seller shall assist the Indenture Trustee with its obligation to make distributions and allocations. Loans purchased by the Trust shall be identified by the Servicer by the Dealer’s lot number and certain other information with respect to such Loan (as specified in Schedule A to this Agreement).
(b)No later than 9:00 A.M. New York time on the fifth (5th) Business Day of each calendar month (the “Servicer’s Data Date”), the Servicer shall send to the Backup Servicer a Computer Tape, detailing the Collections received during the prior Collection Period and all other information in its possession relating to the Loans and the Contracts as may be necessary for the complete and correct completion of the Servicer’s Certificate (the “Servicer’s Data File”). Such Computer Tape shall be in the form and have the specifications as may be agreed to between the Servicer and the Backup Servicer from time to time.
(c)No later than the end of the second (2nd) Business Day prior to each Determination Date, the Servicer shall furnish to the Backup Servicer the Servicer’s Certificate related to the prior Collection Period together with all other information necessary for the preparation of such Servicer’s Certificate.
(d)The Backup Servicer and the Servicer shall attempt to reconcile any material inconsistencies and/or to furnish any omitted information and the Servicer shall amend the Servicer’s Certificate to reflect the Backup Servicer’s computations or to include the omitted information. The Backup Servicer shall in no event be liable to the Servicer with respect to any failure of the Backup Servicer to discover or detect any errors, inconsistencies, or omissions by the Servicer with respect to the Servicer’s Certificate and Servicer’s Data File except as specifically set forth in this Section.
(e)On or before the end of the second Business Day prior to each Determination Date, the Servicer shall provide to the Backup Servicer, or its agent, or as frequently as may be otherwise requested, information on the Loans and related Contracts sufficient to enable the Backup Servicer to assume the responsibilities as successor Servicer and collect on the Contracts.
(f)Except as provided in this Agreement, the successor Servicer may accept and conclusively rely on all accounting, records and work of the Servicer without audit, and the successor Servicer shall have no liability for the acts or omissions of the Servicer or for the inaccuracy of any data provided, produced or supplied by the Servicer. If any Error exists in any information received from the Servicer, and such Errors should cause or materially contribute to any Continued Errors, the successor Servicer shall have no liability for such Continued Errors;

provided, however, that this provision shall not protect the successor Servicer against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in discovering or correcting any Error or in the performance of its duties hereunder or under the Backup Servicing Agreement. In the event the successor Servicer becomes aware of Errors or Continued Errors, the successor Servicer shall use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and prevent future Continued Errors. The successor Servicer shall be entitled to recover its costs thereby expended from the Servicer.
(g)The Backup Servicer and its officers, directors, employees and agent shall be indemnified by the Servicer and the Issuer jointly and severally, from and against all claims, damages, losses or expenses reasonably incurred by the Backup Servicer (including reasonable and documented attorneys’ fees) and including costs and expenses (including any reasonable and documented legal fees, costs and expenses and court costs) incurred in connection with (i) any enforcement (including any action, claim or suit brought) by the Backup Servicer of any indemnification or other obligation of the Servicer or the Issuer or any other Person, and (ii) a successful defense, in whole or in part, of any claim that the Backup Servicer breached its standard of care arising out of claims asserted against the Backup Servicer by third parties on any matter arising out of this Agreement to the extent the act or omission giving rise to the claim accrues before the date on which the Backup Servicer assumes the duties of Servicer hereunder, except for any claims, damages, losses or expenses arising from the Backup Servicer’s own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction. The indemnification provided for in this Section shall be paid to the Backup Servicer until such time as such court enters a judgment as to the extent and effect of the alleged willful misconduct, bad faith or gross negligence, at which time the Backup Servicer shall, to the extent required pursuant to such court’s determination, promptly return to the Servicer and the Issuer any such indemnification amounts so received but not owed and any other amounts as determined by such court. Indemnification by the Servicer and the Issuer under this Section 4.09(g) shall survive the termination or assignment of this Agreement or the earlier removal or resignation of the Backup Servicer.
(h)Other than as specifically set forth in this Agreement or in the Backup Servicing Agreement, the Backup Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no duty, responsibility, obligation, or liability for any action taken or omitted by the Servicer.
Section 4.10.Annual Statement as to Compliance; Notice of Default.
(a)The Servicer shall deliver to the Trust Collateral Agent, the Issuer, the Rating Agencies, and the Indenture Trustee, on or before April 30th of each year beginning in the year 2027, an Officer’s Certificate, dated as of the preceding December 31st, stating that (i) a review of the activities of the Servicer during the preceding 12-month (or for the initial certificate, for such shorter period as may have elapsed from the Closing Date to such December 31st or, with respect to a successor Servicer, shorter period if a successor Servicer becomes Servicer after the beginning of a calendar year) period and of its performance under this

Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.
The Servicer shall direct the Indenture Trustee, upon receipt of such Officer’s Certificate, to post such Officer’s Certificate to www.CTSLink.com for the benefit of the Noteholders. The Indenture Trustee shall be protected and incur no liability to any Noteholder acting in reliance upon the contents of such Officer’s Certificate. The Indenture Trustee shall not be required to make an independent investigation or inquiry with respect to the contents of such Officer’s Certificate.
(b)The Servicer shall deliver to the Trust Collateral Agent, the Indenture Trustee, the Issuer, the Board of Trustees, the Owner Trustee, the Backup Servicer and to the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer’s Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01. The Seller shall deliver to the Trust Collateral Agent, the Indenture Trustee, the Issuer, the Board of Trustees, the Owner Trustee, the Backup Servicer and to the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer’s Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under clause (ii) of Section 8.01. The Trust Collateral Agent shall forward a copy of each Officer’s Certificate so received to each Noteholder.
Section 4.11.Annual Independent Certified Public Accountants’ Report.
(a)The Servicer will deliver to the Trust Collateral Agent, the Issuer, the Indenture Trustee, and the Rating Agencies, on or before April 30th of each year beginning in the year 2027, a copy of a report prepared by Independent Accountants, who may also render other services to the Servicer or any of its Affiliates, or to the Seller, addressed to the audit committee of the Servicer and the Indenture Trustee and dated during the current year, to the effect that such firm has examined the Servicer’s policies and procedures and issued its report thereon and expressing a summary of findings (based on the procedures to be performed on the documents, records and accounting records set forth in clause (b) of this Section 4.11) relating to the servicing of the Loans and the related Contracts and the administration of the Loans and the related Contracts and of the Trust during the preceding calendar year and that such servicing and administration was conducted in compliance with the terms of this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report and that such examination was performed in accordance with standards established by the American Institute of Certified Public Accountants. For purposes of clause (i) of this Section 4.11(a), an amount shall be deemed “immaterial” if it is less than $2,000 or 0.1%.
The Servicer shall direct the Indenture Trustee, upon receipt of such copy of the Independent Accountants report, to post such copy of the Independent Accountants Report to

www.CTSLink.com for the benefit of the Noteholders. The Indenture Trustee shall be protected and incur no liability to any Noteholder acting in reliance upon the contents of such copy of the Independent Accountants report. The Indenture Trustee shall not be required to make an independent investigation or inquiry with respect to the contents of such copy of the Independent Accountants report.
In the event such independent public accountants require the Trust Collateral Agent or the Indenture Trustee to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 4.11, the Servicer shall direct the Trust Collateral Agent or the Indenture Trustee in writing to so agree; it being understood and agreed that the Trust Collateral Agent or the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and neither the Trust Collateral Agent nor the Indenture Trustee has made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. The Indenture Trustee and the Trust Collateral Agent shall not be liable for any claims, liabilities or expenses relating to such accountants’ engagement or any report issued in connection with such an engagement and dissemination of any such report is subject to the consent of the accountants.
Such report shall also indicate that the firm is independent of the Servicer and its Affiliates within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.
(b)The procedures to be performed by the Independent Accountants shall include: (i) a comparison of the data contained in two (2) Servicer’s Certificates (which are to be selected at random by the Independent Accountants from all of the Servicer’s Certificates delivered during the applicable fiscal year) to (A) the Servicer’s internal reports derived from its loan servicing system, (B) information obtained by the Servicer from the Indenture Trustee in compiling the Servicer’s Certificates, and (C) such other information used in the preparation of the Servicer’s Certificates, to confirm the calculation of the data contained in the Servicer’s Certificates; (ii) a comparison of the Aggregate Outstanding Eligible Loan Balance contained on three (3) Servicer’s Certificates (which are to be selected at random by the Independent Accountants from all of the Servicer’s Certificates delivered during the applicable fiscal year) to the Servicer’s internal reports derived from its accounting records, to confirm the calculation of such amount; (iii) an audit of the Servicer’s cash collections procedures by testing a random sample of five (5) daily cash receipts from the Servicer’s list of cash collections for the applicable fiscal year to confirm that Collections received are deposited to the Collection Account within two (2) Business Days of receipt; and (iv) such other procedures as may be mutually agreed upon by the Servicer, the Indenture Trustee at the direction of the Majority Noteholders and the Independent Accountants which are considered appropriate under the circumstances.
Section 4.12.Access to Certain Documentation and Information Regarding Loans and Contracts.

The Servicer shall provide to each Noteholder, the Indenture Trustee and the Trust Collateral Agent access to its records pertaining to the Loans and the related Contracts, upon reasonable prior written request. Access shall be afforded without charge, but only during the normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any Applicable Law prohibiting disclosure of information regarding the Dealers or the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.
Section 4.13.Servicer Expenses.
The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Noteholders, the Indenture Trustee and the Trust Collateral Agent and with administering the duties of the Trust and the Issuer. If the Backup Servicer has become the Servicer, it shall be entitled to be reimbursed for all Servicer Expenses and Transition Expenses in accordance with Section 5.08(a) hereof and for all Repossession Expenses in accordance with Section 5.02 hereof.
Section 4.14.Servicer Not to Resign as Servicer.
Subject to the provisions of Section 7.03 of this Agreement, the Servicer shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under Applicable Law. Notice of any such determination permitting the resignation of the Servicer shall be communicated to the Backup Servicer, the Trust Collateral Agent, the Rating Agencies, the Issuer, the Board of Trustees, the Owner Trustee and the Indenture Trustee within five (5) Business Days thereafter (and, if such communication is not in writing, shall be confirmed in writing within five (5) Business Days thereafter) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Backup Servicer, the Trust Collateral Agent and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the successor Servicer, appointed in accordance with Section 8.02 hereof, shall have taken the actions required by the last paragraph of Section 8.01 of this Agreement and shall have assumed the responsibilities and obligations of the predecessor Servicer in accordance with Section 8.02 of this Agreement. The Trust Collateral Agent shall forward a copy of each notice so received to each Noteholder and the Rating Agencies.
Section 4.15.The Backup Servicer.
(a)Prior to assuming any of the Servicer’s rights and obligations hereunder the Backup Servicer shall only be required to perform those duties specifically imposed upon it by the provisions of this Agreement and the Backup Servicing Agreement, and no implied obligations shall be read into this Agreement and therein against the Backup Servicer (including any implied duty to enforce another party’s obligations if the Basic Documents have not assigned such responsibility to a party). Such duties generally relate to following the provisions herein and therein which would permit the Backup Servicer to assume some or all of the Servicer’s rights and obligations hereunder (as modified or limited herein or in the Backup Servicing Agreement) with reasonable dispatch, following written notice.
The Backup Servicer, prior to assuming any of the Servicer’s duties hereunder, may not resign hereunder unless it arranges for a successor Backup Servicer reasonably acceptable to the Servicer and the Seller, with not less than thirty (30) days’ notice delivered to the Servicer and the Seller. The Backup Servicer shall have no obligations or duties under any agreement to which it is not a party, including but not limited to the various agreements named herein.
(b)The Backup Servicer shall not be required to expend or risk its own funds or otherwise incur liability (financial or otherwise) in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the repayment of such funds or written indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it in writing prior to the expenditure or risk of such funds or incurrence of financial liability. Notwithstanding any provision to the contrary, the Backup Servicer, in its capacity as such, and not in its capacity as successor Servicer, shall not be liable for any obligation of the Servicer contained in this Agreement, and the parties shall look only to the Servicer to perform such obligations.
(c)The Servicer shall have no liability, direct or indirect, to any party, for the acts or omissions of the Backup Servicer, irrespective of when such acts or omissions occur, except as set forth in Section 4.09(g). The successor Servicer shall not be liable for the acts or omissions of any predecessor Servicer.
Section 4.16.[Reserved].
Section 4.17.Obligations in Respect of the Servicer.
To the extent Credit Acceptance is no longer the Servicer hereunder, Credit Acceptance, in its individual capacity, agrees to perform the obligations of the Servicer, as Administrator, described in Sections 4.01(c) and (d) and Section 4.06(a)(vii)(B) hereof and in Sections 5.1, 6.2 and 11.12 of the Trust Agreement.
Section 4.18.Dealer Collections Purchase.
(a) [Reserved].
(b)On each date of a Dealer Collections Purchase, following payment in full of the Dealer Collections Purchase Price by Credit Acceptance to the applicable Dealer, (i) the related Dealer Loans (including the rights to the related Dealer Collections thereunder) shall be deemed to be satisfied; (ii) the Dealer Loan Contracts that previously secured such Dealer Loans will be automatically assigned by Credit Acceptance to the Seller and by the Seller to the Issuer as Purchased Loan Contracts and the advances by Credit Acceptance thereon will be deemed Purchased Loans; (iii) the Issuer agrees to accept the assignment of such Purchased Loans and

Purchased Loan Contracts by the Seller in satisfaction of such Dealer Loans; (iv) the Dealer Collections Purchase Agreement will be deemed a Purchase Agreement with respect to such Purchased Loans; and (v) the Issuer will retain as Available Funds all Collections on such Purchased Loan Contracts that previously secured such Dealer Loans.
(c)The consideration for the conveyance from the Seller to the Issuer of the Purchased Loan Contracts and Purchased Loans arising under the related Dealer Collections Purchase Agreement and other related Subsequent Seller Property will be (i) the satisfaction of the Dealer Loans previously secured by such Purchased Loan Contracts as provided herein, plus (ii) an increase in the value of the Seller’s equity interest in the Issuer (which constitutes and will constitute all of the equity interests issued by the Issuer) that results from such conveyance.
ARTICLE V.

TRUST ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS
Section 5.01.Establishment of Accounts of the Trust.
(a)(i)    On or prior to the Closing Date, the Trust Collateral Agent, on behalf of the Indenture Trustee, for the benefit of the Noteholders, shall establish and maintain in its own name two Eligible Accounts (respectively, the “Collection Account” and the “Principal Collection Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Indenture Trustee for the benefit of the Noteholders.
(i)The Trust Collateral Agent, on behalf of the Indenture Trustee, for the benefit of the Noteholders, shall establish and maintain, in its own name an Eligible Account (the “Note Distribution Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Indenture Trustee for the benefit of the Noteholders.
(ii)The Trust Collateral Agent, on behalf of the Indenture Trustee, for the benefit of the Certificateholders, shall establish and maintain, in its own name an Eligible Account (the “Certificate Distribution Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Indenture Trustee for the benefit of the Certificateholders.
(iii)The Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Account (the “Reserve Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Indenture Trustee for the benefit of the Noteholders.

(iv)For the avoidance of doubt, any cash deposited in the Trust Accounts and the Certificate Distribution Account shall be held by a depository institution (initially Wells Fargo Bank N.A.) that satisfies the criteria set forth in clause (a) of the definition of Eligible Account, and any Eligible Investments made with funds from any Trust Account or the Certificate Distribution Account will be credited to an Eligible Account held by the corporate trust department of the Indenture Trustee (initially the Trust Collateral Agent) that satisfies the criteria set forth in clause (b) of the definition of Eligible Account.
(b)Funds on deposit in the Collection Account, the Principal Collection Account and the Reserve Account shall each be invested by the Trust Collateral Agent (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise), bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next Distribution Date; provided, however, it is understood and agreed that the Trust Collateral Agent shall not be liable for any loss arising from such investment in Eligible Investments made at the written direction of the Servicer in conformity with this Agreement unless the Eligible Investment was a direct obligation of the Trust Collateral Agent in its commercial capacity. All such Eligible Investments shall be held by or on behalf of the Trust Collateral Agent for the benefit of the Indenture Trustee on behalf of the Noteholders. Funds deposited in the Collection Account on the day immediately preceding a Distribution Date and funds arising from the maturity of any Eligible Investments on such preceding day are not required to be invested overnight. On each Distribution Date, all interest and investment income (net of investment losses and expenses) on funds on deposit in the Collection Account, as of the end of the Collection Period shall be included in Available Funds; and all interest and other investment income (net of investment losses and expenses) on funds on deposit in the Reserve Account shall be deposited into the Reserve Account. On each Distribution Date during the Revolving Period, all interest and other investment income (net of investment losses and expenses) on funds on deposit in the Principal Collection Account shall be deposited into the Principal Collection Account; thereafter, such interest and other investment income (net of investment losses and expenses) shall be included in Available Funds in the Collection Account.
(c)If (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Collection Account, the Principal Collection Account or the Reserve Account to the Trust Collateral Agent by 2:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and Trust Collateral Agent) on any Business Day pursuant to standing instructions or otherwise, such funds shall remain uninvested; or (ii) an Indenture Default or Indenture Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Indenture Event of Default, but amounts collected or receivable from the Trust Property are being applied as if there had not been such a declaration; then the Trust Collateral Agent shall, to the fullest extent practicable, continue to invest and reinvest funds in the Collection Account, the Principal Collection Account or the Reserve

Account, as the case may be, in Eligible Investments pursuant to the last written investment direction of the Servicer.
(d)(i) Subject to the grant of the security interest pursuant to the Indenture in favor of the Indenture Trustee, the Trust shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts (other than Dealer Collections) and in all proceeds thereof and all such funds, investments, proceeds and income shall be part of the Trust Property. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Trust Collateral Agent for the benefit of the Noteholders.
(i)With respect to any Eligible Investments held from time to time in any Trust Account, the Trust Collateral Agent agrees that:
(A)any Eligible Investment that is held in deposit accounts shall be, except as otherwise provided herein, subject to the exclusive custody and control of the Trust Collateral Agent, and the Trust Collateral Agent shall have sole signature authority with respect thereto;
(B)any Eligible Investment that constitutes Physical Property shall be delivered to the Trust Collateral Agent in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Trust Collateral Agent or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Trust Collateral Agent;
(C)any Eligible Investment that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued book-entry registration of such Eligible Investment as described in such paragraph;
(D)any Eligible Investment that is an “uncertificated security” under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Trust Collateral Agent in accordance with paragraph (c) of the definition of “Delivery” and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued registration of the Trust Collateral Agent’s (or its nominee’s) ownership of such security; and
(E)not less than eight (8) days prior to each Distribution Date, the Trust Collateral Agent shall give notice to each institution that holds Eligible Investments in money market deposit accounts that on such Distribution Date the Trust Collateral Agent may be withdrawing all funds from the applicable Trust Account.
(e)The Servicer shall have the power, revocable by the Trust Collateral Agent, the Indenture Trustee or the Issuer, in the case of the Trust Collateral Agent or the Issuer, with the prior written consent of the Indenture Trustee, to instruct the Trust Collateral Agent to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer and the Trust Collateral Agent to carry out their respective duties hereunder.
(f)Upon a Responsible Officer of the Trust Collateral Agent having obtained actual knowledge or having received written notice that any Trust Account is no longer an Eligible Account, then the Trust Collateral Agent shall notify the Servicer of such failure within five (5) Business Days thereof, and the Servicer shall, with the Trust Collateral Agent’s assistance as necessary, cause such Trust Account to be moved within thirty (30) days of notifying the Servicer to an institution that would result in such Trust Account becoming an Eligible Account.
(g)The Servicer acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each purchase and sale of permitted investments or the Trust Collateral Agent’s receipt of a broker’s confirmation. The Servicer agrees that such notifications shall not be provided by the Trust Collateral Agent hereunder, and the Trust Collateral Agent shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity. No statement need be made available for any fund/account if no activity has occurred in such fund/account during such period.
(h)The Trust Collateral Agent agrees that (i) it will maintain each of the Trust Accounts as a “securities account” (within the meaning of Section 8-501(a) of the UCC), in respect of which the Trust Collateral Agent is the “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) and the Trust Collateral Agent is the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC); (ii) each item of property (including cash) credited to a Trust Account shall be treated as a “financial asset” (within the meaning of Section 8-102(a)(9) of the UCC); (iii) the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) with respect to each of the Trust Accounts shall be New York; and (iv) the law in force in the State of New York is applicable to all issues specified in Article 2(1) of “The Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary”, ratified Sept. 28, 2016, S. Treaty Doc. No. 112-6 (2012) (the “Hague Securities Convention”). The Trust Collateral Agent represents and warrants that at the time that this agreement is entered into, the Trust Collateral Agent had a physical office in the United States that satisfied the criteria set forth in Article 4(1)(a) or (b) of the Hague Securities Convention. The Trust Collateral Agent agrees that, at all times while this Agreement is in effect, it shall maintain a physical office in the United States that satisfies the criteria set forth in Article 4(1)(a) or (b) of the Hague Securities Convention. The parties hereto acknowledge and agree that each of the Trust Accounts is subject to the sole dominion and control (within the meaning of Section 8-106 of the UCC) of Trust Collateral Agent subject to the terms hereof. The Trust Collateral Agent shall have the sole right of withdrawal with respect to each Trust Account in accordance with the terms of this Agreement. The Issuer shall not have a right of withdrawal with respect to any Trust Account. The Trust Collateral Agent acknowledges and agrees that it has not entered into, and until the termination of this Agreement shall not enter into, any agreement with any Person other than the Transaction

Documents relating to any Trust Account, and in each case any funds held therein, pursuant to which it has agreed, or will agree, to comply with orders or instructions of any other such Person.
Section 5.02.Collections; Allocation.
The Servicer shall remit to the Collection Account within two (2) Business Days of receipt all Collections collected during each Collection Period. On the Closing Date, the Servicer shall deposit in the Collection Account the foregoing amounts received with respect to the Loans and Contracts since the initial Cut-off Date.
The Servicer shall determine each month the amount of Collections received during each Collection Period which constitutes Dealer Collections and shall so notify the Trust Collateral Agent in writing (which can be included in the applicable Servicer’s Certificate). Notwithstanding any other provision hereof, the Trust Collateral Agent, at the written direction of the Servicer, shall distribute on each Distribution Date: (i) to the Issuer an amount equal to the aggregate amount of Dealer Collections received during or with respect to the prior Collection Period; and (ii) to the Backup Servicer, if it has become successor Servicer, an amount equal to Repossession Expenses related to the prior Collection Period prior to the distribution of Available Funds pursuant to Section 5.08(a) hereof. Upon receipt, the Issuer shall remit all Dealer Collections to Credit Acceptance. In the event the Backup Servicer is acting as successor Servicer, the Seller shall assist the Backup Servicer in the performance of its obligations under this Section 5.02.
Section 5.03.Certain Reimbursements to the Servicer.
The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the next succeeding Business Day(s) out of Collections on Loans and the related Contracts to be remitted to the Collection Account to the extent the net amount to the Collection Account is greater than zero.
Section 5.04.Additional Deposits.
(a)The Servicer or the Seller, as applicable, shall deposit or cause to be deposited in the Collection Account each Purchase Amount paid hereunder. All such deposits with respect to a Collection Period shall be made, in immediately available funds, by the Business Day preceding the Distribution Date related to such Collection Period.
(b)The proceeds of any purchase or sale of the assets of the Trust described in Section 10.01 hereof shall be deposited or cause to be deposited by the Seller or the Servicer, as applicable, in the Collection Account on or prior to the Business Day preceding the Distribution Date on which such purchase shall occur.

(c)Following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the proceeds shall be deposited in the Collection Account to be distributed by the Indenture Trustee in accordance with Section 5.2(b) of the Indenture.
Section 5.05.Reserve Account.
(a)On the Closing Date, the Seller shall direct the Trust Collateral Agent in writing to deposit to the Reserve Account a cash amount equal to the Reserve Account Requirement.
(b)With respect to each Distribution Date, on the fourth Business Day immediately preceding such Distribution Date, the Servicer (provided, that in the event the Backup Servicer is acting as successor Servicer, the Seller shall assist the Backup Servicer in the performance of its obligations under this Section 5.05(b)) shall instruct the Trust Collateral Agent (based on the information contained in the Servicer’s Certificate delivered to the Trust Collateral Agent in respect of the related Determination Date pursuant to Section 4.09), prior to the making of any transfers pursuant to Section 5.08 hereof, if required, to withdraw from the Reserve Account to the extent available therein with respect to amounts payable on such Distribution Date, the amounts specified below, and deposit such amounts in the Collection Account to be applied as follows:
(i)first, an amount equal to the excess of (x) the Servicing Fee, up to the Capped Servicing Fee, over (y) the Available Funds available to be applied pursuant to Section 5.08(a)(i)(A) hereof on such Distribution Date;
(ii)second, an amount equal to the excess of (x) the Owner Trustee Fee, the Indenture Trustee Fee, and the Backup Servicer Fee, plus indemnification amounts and expenses due to the Owner Trustee, the Indenture Trustee and the Trust Collateral Agent, up to their respective Capped Trustee Expenses (unless an Indenture Event of Default described in clause (i) or (ii) of the definition of “Indenture Event of Default” has occurred and is continuing, in which case, no cap shall apply), plus indemnification amounts and expenses due to the Backup Servicer up to $17,000 (unless an Indenture Event of Default described in clause (i) or (ii) of the definition of “Indenture Event of Default” has occurred and is continuing, in which case, no cap shall apply), over (y) the Available Funds available to be applied pursuant to Section 5.08(a)(i)(B) and (C) hereof on such Distribution Date;
(iii)third, an amount equal to the excess of (1) the Class A Interest Distributable Amount plus the Class A Interest Carryover Shortfall, if any, over (2) the Available Funds available to be applied to such amounts pursuant to Section 5.08(a)(ii)(A) hereof on such Distribution Date;
(iv)fourth, an amount equal to the excess of (1) the Class B Interest Distributable Amount plus the Class B Interest Carryover Shortfall, if any, over (2) the

Available Funds available to be applied to such amounts pursuant to Section 5.08(a)(ii)(B) hereof on such Distribution Date;
(v)fifth, an amount equal to the excess of (1) the Class C Interest Distributable Amount plus the Class C Interest Carryover Shortfall, if any, over (2) the Available Funds available to be applied to such amounts pursuant to Section 5.08(a)(ii)(C) hereof on such Distribution Date;
(vi)sixth, if the next Distribution Date is the Class A Stated Final Maturity Date, an amount equal to the excess of (x) the Class A Note Balance over (y) the Available Funds available to be applied to the Class A Note Balance pursuant to Section 5.08(a)(v)(A) hereof on such Distribution Date;
(vii)seventh, if the next Distribution Date is the Class B Stated Final Maturity Date, an amount equal to the excess of (x) the Class B Note Balance over (y) the Available Funds available to be applied to the Class B Note Balance pursuant to Section 5.08(a)(v)(B) hereof on such Distribution Date;
(viii)eighth, if the next Distribution Date is the Class C Stated Final Maturity Date, an amount equal to the excess of (x) the Class C Note Balance over (y) the Available Funds available to be applied to the Class C Note Balance pursuant to Section 5.08(a)(v)(C) hereof on such Distribution Date; and
(ix)ninth, an amount equal to the excess of the funds remaining in the Reserve Account after the withdrawals referred to in clauses (i) through (viii) above over the Reserve Account Requirement on such Distribution Date.
(c)Notwithstanding the foregoing, all transfers of funds between accounts may occur on the Business Day immediately preceding the Distribution Date related to such transfer; all distributions from accounts shall occur on the Distribution Date.
(d)Notwithstanding the foregoing, if the Notes have been accelerated after an Indenture Event of Default has occurred the remaining portion of the amount then on deposit in the Reserve Account after application on the first Distribution Date thereafter shall be used to pay principal on the Notes as in the priority described in the second clause of Section 5.2(b)(i) of the Indenture or the third clause of Section 5.2(b)(ii) of the Indenture, as applicable.
(e)Amounts withdrawn from the Reserve Account pursuant to clause (b)(i)-(ix) above shall be used solely for payment of the amounts described in clause (b)(i)-(viii) above, as applicable. Amounts withdrawn from the Reserve Account pursuant to clause (b)(ix) above shall constitute Available Funds.
Section 5.06.Reserved.
Section 5.07.Reserved.

Section 5.08.Transfers and Distributions.
(a)Unless the Notes have been accelerated in accordance with the terms of the Indenture, on each Distribution Date, after making any transfers and distributions required by Sections 5.02, 5.03, 5.04 and 5.05(b) hereof, the Indenture Trustee shall (based on the information contained in the Servicer’s Certificate delivered on the related Determination Date) cause to be made the following transfers and distributions for such Distribution Date from Available Funds and amounts deposited to the Collection Account from the Reserve Account (such amounts from the Reserve Account to be applied in accordance with Section 5.05(b)), in the following order of priority:
(i)first, pari passu: (A) (1) to the Servicer, the Servicing Fee and any Servicing Fee unpaid from any prior Distribution Date or, if the Servicer has been replaced pursuant to the terms of this Agreement, to the Backup Servicer, the Servicing Fee and any Servicing Fee unpaid from any prior Distribution Date up to the Capped Servicing Fee, and (2) pro rata, to the Owner Trustee, the Indenture Trustee, the Trust Collateral Agent, and if the Backup Servicer has not replaced the Servicer, the Backup Servicer, respectively, the Owner Trustee Fee, the Indenture Trustee Fee and the Backup Servicing Fee, as applicable, and including any such fees unpaid from any prior Distribution Date; and (B) pari passu (1) to the Backup Servicer: (x) any Transition Expenses, and (y) any accrued and unpaid indemnification amounts owed to it up to $17,000 (unless an Indenture Event of Default described in clause (i) or (ii) of the definition of “Indenture Event of Default” has occurred and is continuing, in which case, no cap shall apply); and (2) pari passu, to the Owner Trustee, the Indenture Trustee and the Trust Collateral Agent, their related accrued and unpaid indemnification amounts and expenses, up to their respective Capped Trustee Expenses (unless an Indenture Event of Default described in clause (i) or (ii) of the definition of “Indenture Event of Default” has occurred and is continuing, in which case, no cap shall apply);
(ii)second, to the Note Distribution Account, an amount to be applied sequentially (A) first, to the Class A Noteholders, the Class A Interest Distributable Amount due and payable on such Distribution Date and the Class A Interest Carryover Shortfall, if any, from any prior Distribution Date, (B) second, to the Class B Noteholders, the Class B Interest Distributable Amount due and payable on such Distribution Date and the Class B Interest Carryover Shortfall, if any, from any prior Distribution Date and (C) third, to the Class C Noteholders, the Class C Interest Distributable Amount due and payable on such Distribution Date and the Class C Interest Carryover Shortfall, if any, from any prior Distribution Date;
(iii)third, to the Reserve Account, the amount necessary to cause the amount on deposit in the Reserve Account to equal the Reserve Account Requirement for such Distribution Date;
(iv)fourth, during the Revolving Period, to the Principal Collection Account for application by the Issuer to purchase additional Loans (or to fund additional

Dealer Loan Contracts allocated to an Open Pool securing a Dealer Loan) from the Seller, the amount needed to cause (A) the Collateral Amount to at least equal the Required Collateral Amount, and if the Required Collateral Amount cannot be reached due to an insufficient amount of Loans for purchase by the Issuer, the amount needed to cause the Adjusted Collateral Amount to equal or exceed the Required Collateral Amount and (B) the Forecasted Collections to at least equal the Required Forecasted Collections Amount, and if the Required Forecasted Collections Amount cannot be reached due to an insufficient amount of Loans for purchase by the Issuer, the amount needed to cause the Adjusted Forecasted Collections to equal the Required Forecasted Collections Amount; and
(v)fifth, during the Amortization Period, to the Note Distribution Account, an amount to be applied sequentially (A) first, to the Class A Noteholders, the Class A Principal Distributable Amount until the Class A Note Balance has been reduced to zero, (B) second, to the Class B Noteholders, the Class B Principal Distributable Amount until the Class B Note Balance has been reduced to zero and (C) third, to the Class C Noteholders, the Class C Principal Distributable Amount until the Class C Note Balance has been reduced to zero;
(vi)sixth, pari passu, (A) to the Backup Servicer, any amounts owed to the Backup Servicer pursuant to clause (i), to the extent not paid pursuant to clause (i) due to the Capped Servicing Fee (if the Backup Servicer has replaced the Servicer) or the Capped Trustee Fees and Expenses; (B) to the Backup Servicer, any accrued indemnification amounts, to the extent not paid pursuant to clause (i) due to the cap referenced therein; and (C) pari passu, to the Owner Trustee, Indenture Trustee and Trust Collateral Agent, any accrued fees, expenses or indemnification amounts to the extent not paid pursuant to clause (i) due to their respective Capped Trustee Expenses; and
(vii)seventh, following the payment in full of all distributable amounts and after making all allocations set forth in clauses (i) through (vi) above, to the Indenture Trustee for deposit in the Certificate Distribution Account any remaining Available Funds in the Collection Account for distribution to the Certificateholder pursuant to Section 5.10 hereof.
(b)In the event that the Collection Account is maintained with or by an institution other than the Indenture Trustee, the Servicer shall instruct the Indenture Trustee to instruct and cause such institution to make all transfers, deposits and distributions pursuant to Section 5.08(a) hereof on the related Distribution Date.
(c)Notwithstanding the foregoing, all transfers of funds between accounts may occur on the Business Day immediately preceding the Distribution Date related to such transfer; all distributions from accounts shall occur on the Distribution Date.
Section 5.09.Distributions from the Note Distribution Account.

(a)Unless the Notes have been accelerated in accordance with the terms of the Indenture after an Indenture Event of Default other than an Indenture Event of Default described in Sections 5.1(iii), 5.1(vi), 5.1(vii), 5.1(viii), 5.1(ix) or 5.1(x) of the Indenture, on each Distribution Date, after the Trust Collateral Agent has made all transfers and distributions required to be made on such Distribution Date by Sections 5.05 and 5.08 hereof, as applicable, the Indenture Trustee shall (based on the information contained in the Servicer’s Certificate delivered on the related Determination Date) distribute all amounts on deposit in the Note Distribution Account to Noteholders in the following amounts and in the following order of priority:
(i)to the Class A Noteholders the sum of (1) the Class A Interest Distributable Amount for such Distribution Date and (2) the Class A Interest Carryover Shortfall, if any, for such Distribution Date;
(ii)after the application of clause (i) above, to the Class B Noteholders the sum of (1) the Class B Interest Distributable Amount for such Distribution Date and (2) the Class B Interest Carryover Shortfall, if any, for such Distribution Date;
(iii)after the application of clauses (i)-(ii) above, to the Class C Noteholders the sum of (1) the Class C Interest Distributable Amount for such Distribution Date and (2) the Class C Interest Carryover Shortfall, if any, for such Distribution Date;
(iv)after the application of clauses (i)-(iii) above, and until the outstanding principal balance of the Class A Notes is reduced to zero, to the Holders of the Class A Notes, the Class A Principal Distributable Amount for such Distribution Date;
(v)after the application of clauses (i)-(iv) above, and until the outstanding principal balance of the Class B Notes is reduced to zero, to the Holders of the Class B Notes, the Class B Principal Distributable Amount for such Distribution Date; and
(vi)after the application of clauses (i)-(v) above, and until the outstanding principal balance of the Class C Notes is reduced to zero, to the Holders of the Class C Notes, the Class C Principal Distributable Amount for such Distribution Date.
(b)If the Notes have been accelerated in accordance with the terms of the Indenture after an Indenture Event of Default other than an Indenture Event of Default described in Sections 5.1(iii), 5.1(vi), 5.1(vii), 5.1(viii), 5.1(ix) or 5.1(x) of the Indenture, the Indenture Trustee shall (based on the information contained in the Servicer’s Certificate delivered on the related Determination Date) distribute all amounts on deposit in the Note Distribution Account to Noteholders in the following amounts and in the following order of priority:

(i)to the Class A Noteholders the sum of (1) the Class A Interest Distributable Amount for such Distribution Date and (2) the Class A Interest Carryover Shortfall, if any, for such Distribution Date;
(ii)after the application of clause (i) above, to the Class A Noteholders, principal of the Class A Notes until the Class A Note Balance has been reduced to zero;
(iii)after the application of clauses (i)-(ii) above, to the Class B Noteholders the sum of (1) the Class B Interest Distributable Amount for such Distribution Date and (2) the Class B Interest Carryover Shortfall, if any, for such Distribution Date;
(iv)after the application of clauses (i)-(iii) above, to the Class B Noteholders, principal of the Class B Notes until the Class B Note Balance has been reduced to zero;
(v)after the application of clauses (i)-(iv) above, to the Class C Noteholders the sum of (1) the Class C Interest Distributable Amount for such Distribution Date and (2) the Class C Interest Carryover Shortfall, if any, for such Distribution Date; and
(vi)after the application of clauses (i)-(v) above, to the Class C Noteholders, principal of the Class C Notes until the Class C Note Balance has been reduced to zero.
(c)In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to any Noteholder, such withholding tax shall reduce the amount otherwise distributable to such Noteholder in accordance with this Section 5.09. The Indenture Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any withholding tax that is legally owed by the Trust as instructed by the Servicer, in writing in a Servicer’s Certificate (but such authorization shall not prevent the Indenture Trustee from contesting at the expense of the Seller any such withholding tax in appropriate proceedings, and withholding payment of such withholding tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to any Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Noteholder), the Indenture Trustee may withhold such amounts in accordance with this clause (c). In the event that a Noteholder wishes to apply for a refund of any such withholding tax, the Indenture Trustee shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Indenture Trustee for any out-of-pocket expenses incurred. Upon request from the Trust Collateral Agent, the parties hereto will provide such additional information that they may have to assist the Trust Collateral Agent in making any such withholdings or information reports.

(d)Distributions required to be made to Noteholders on any Distribution Date shall be made to each Noteholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Noteholder shall have provided to the Note Registrar appropriate written instructions at least ten (10) Business Days prior to such Distribution Date or (ii) such Noteholder is the Seller, or an Affiliate thereof, or, if not, by check mailed to such Noteholder at the address of such holder appearing in the Note Register. Notwithstanding the foregoing, the final distribution in respect of any Note (whether on the Stated Final Maturity or otherwise) will be payable only upon presentation and surrender of such Note at the office or agency maintained for that purpose by the Note Registrar pursuant to Section 2.7 of the Indenture.
Section 5.10.Certificate Distribution Account.
(a)On each Distribution Date, the Trust Collateral Agent shall (based on the information contained in the Servicer’s Certificate delivered on the related Determination Date) distribute all amounts on deposit in the Certificate Distribution Account to the Certificateholders.
(b)In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Trust Collateral Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust as instructed in writing by the Servicer (but such authorization shall not prevent the Trust Collateral Agent from contesting, at the expense of the Seller, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Trust Collateral Agent may withhold such amounts in accordance with this clause (b). In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Trust Collateral Agent shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Trust Collateral Agent for any out-of-pocket expenses incurred. Upon request from the Trust Collateral Agent, the parties hereto will provide such additional information that they may have to assist the Trust Collateral Agent in making any such withholdings or information reports.
(c)Distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if (i) such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least ten (10) Business Days prior to such Distribution Date and such Certificateholder’s Certificates in the aggregate evidence a denomination of not less than $500,000 or (ii) such Certificateholder is the Seller, or an Affiliate thereof, or, if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, the final distribution in respect of any Certificate will be payable only upon presentation and surrender of such Certificate at the office or agency maintained for that purpose by the Certificate Registrar pursuant to Section 3.4 of the Trust Agreement.
(d)Notwithstanding the foregoing, all transfers of funds between accounts may occur on the Business Day immediately preceding the Distribution Date related to such transfer; all distributions from accounts shall occur on the Distribution Date.
Section 5.11.Statements to Certificateholders and Noteholders.
On or prior to each Determination Date, the Servicer (provided, that in the event the Backup Servicer is acting as successor Servicer, the Seller shall assist the Backup Servicer in the performance of its obligations under this Section 5.11) shall provide to the Trust Collateral Agent the Servicer’s Certificate (with copies to the Rating Agencies). The Trust Collateral Agent will be required to make the Servicer’s Certificate related to such Distribution Date available to the Noteholders, the Certificateholder, the Initial Purchasers and the Backup Servicer. Each Servicer’s Certificate will include, among other things, the following information with respect to the Notes with respect to the related Distribution Date, or the period since the previous Distribution Date, as applicable:
(i)the amount of the related distribution allocable to principal of the Notes;
(ii)the amount of the related distribution allocable to interest on the Notes;
(iii)the amount of the related distribution payable out of the Reserve Account;
(iv)the Aggregate Outstanding Eligible Loan Balance and the aggregate Outstanding Balance of all Eligible Contracts as of the close of business on the last day of the related Collection Period (in each case, calculated separately in respect of all Purchased Loans, all Dealer Loans and all Loans in the aggregate) and the Forecasted Collections as of the close of business on the last day of the related Collection Period;
(v)the Aggregate Note Balance, the Class A Note Balance, the Class B Note Balance and the Class C Note Balance, in each case after giving effect to payments allocated to principal reported under clause (i) above;
(vi)the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and/or due but unpaid with respect to such Collection Period or prior Collection Periods, as the case may be;

(vii)the amount of the Backup Servicing Fee paid to the Backup Servicer with respect to the related Collection Period and/or due but unpaid with respect to such Collection Period or prior Collection Period, as the case may be;
(viii)the amount of the Owner Trustee Fee paid to the Owner Trustee with respect to the related Collection Period and/or due but unpaid with respect to such Collection Period or prior Collection Period, as the case may be;
(ix)the amount of the Indenture Trustee Fee paid to the Indenture Trustee with respect to the related Collection Period and/or due but unpaid with respect to such Collection Period or prior Collection Period, as the case may be;
(x)the Class A Interest Carryover Shortfall, if any, the Class B Interest Carryover Shortfall, if any, and the Class C Interest Carryover Shortfall, if any;
(xi)the total amount of Collections for the related Collection Period;
(xii)the aggregate Purchase Amount for the Ineligible Loans and Ineligible Contracts, if any, that was paid in such period;
(xiii)the actual Collections for the related Collection Period and the Cumulative Actual Collections for the related Collection Period as compared to the Base Case Forecasted Collections for the related Collection Period and the Cumulative Forecasted Collections for the related Collection Period, respectively;
(xiv)to the extent any Removal is to be made in connection with such Distribution Date, the following information regarding the Removed Loans transferred and released in connection with such Removal: the Outstanding Balance of all Removed Loans as of the close of business on the last day of the related Collection Period (calculated separately for the Removed Loans constituting Purchased Loans and the Removed Loans constituting Dealer Loans); and
(xv)confirmation of Credit Acceptance’s compliance (or failure to comply, if applicable) with its undertakings pursuant to Section 11.19 in respect of the retention of the Retained Interest.
The Trust Collateral Agent shall make such information and certain other documents, reports, and Loan and Contract information provided by the Servicer’s Certificate available to each Noteholder via the Indenture Trustee’s website. The Indenture Trustee’s internet website shall be initially located at “www.CTSLink.com” or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Noteholders. In connection with providing access to the Indenture Trustee’s website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Trust Collateral Agent will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Trust Collateral Agent shall not be liable for the dissemination of information received and distributed in accordance with this Agreement.
ARTICLE VI.

THE SELLER AND THE ISSUER
Section 6.01.Representations and Warranties of the Seller.
The Seller makes the following representations on which the Trust, the Indenture Trustee and the Trust Collateral Agent relied in accepting the Trust Property in trust and in connection with the performance by the Trust Collateral Agent and the Backup Servicer of their respective obligations hereunder. The representations speak as of the execution and delivery of this Agreement on the Closing Date but shall survive the sale of the Contracts to the Trust:
(i)Organization and Good Standing. The Seller is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has and had at all relevant times, full power, authority, and legal right to acquire and own the Loans and the related Contracts.
(ii)Due Qualification. The Seller is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.
(iii)Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms. The Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and has duly authorized such sale and assignment to the Trust by all necessary action; and the execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Seller by all necessary action and do not require any additional approvals or consents or other action by or any notice to or any filing with, any Person.
(iv)Valid Sale; Binding Obligations. This Agreement evidences a valid sale, transfer, and assignment of the Trust Property enforceable against creditors of and purchasers from the Seller; and a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

(v)No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which it is a party and the fulfillment of the terms hereof and thereof does not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation, limited liability company agreement of the Seller, or any indenture, agreement, or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; or violate any law or, to the best of the Seller’s knowledge, any order, rule, or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.
(vi)No Proceedings. There are no proceedings or investigations pending, or to the Seller’s best knowledge threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of this Agreement, any other Basic Document to which it is a party or the Notes; (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document to which it is a party; (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, any other Basic Document to which it is a party or the Notes; or (D) relating to the Seller and which might adversely affect the federal income tax attributes of the Notes.
(vii)Principal Place of Business; Jurisdiction of Organization. The principal place of business of the Seller is located in Michigan. The Seller is organized under the laws of Delaware as a limited liability company, and is not organized under the laws of any other jurisdiction. “Credit Acceptance Funding LLC 2026-2” is the correct legal name of the Seller indicated on the public records of the Seller’s jurisdiction of organization which shows it to be organized.
(viii)[Reserved].
(ix)Certificates, Statements and Reports. The officers’ certificates, statements, reports and other documents prepared by the Seller and furnished by the Seller to the Issuer, the Indenture Trustee or the Noteholders pursuant to this Agreement or any other Basic Document to which the Seller is a party, and in connection with the transactions contemplated hereby or thereby, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained hereon or therein not misleading.
(x)Accuracy of Information. All information heretofore furnished by the Seller to the Trust or its successors and assigns or to the Noteholders pursuant to or in connection with any Basic Document or any transaction contemplated thereby is, and all such information hereafter furnished by the Seller will be, true and accurate in every material respect on the date such information is stated or certified and does not contain a material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
(xi)Ownership of Seller. Credit Acceptance is the sole owner of the membership interests of the Seller, all of which are fully paid and nonassessable and owned of record, free and clear of all mortgages, assignments, pledges, security interests, warrants, options and rights to purchase.
(xii)Use of Proceeds. No proceeds of any sale of Seller Property will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.
(xiii)Taxes. The Seller has filed on or before their respective due dates, all tax returns which are required to be filed in any jurisdiction or has obtained extensions for filing such tax returns and has paid all taxes, assessments, fees and other governmental charges against the Seller or any of its properties, income or franchises, to the extent that such taxes have become due, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which adequate provision has been made on the books of the Seller as may be required by GAAP. To the best of the knowledge of the Seller, all such tax returns were true and correct in all material respects and the Seller does not know of any proposed material additional tax assessment against it nor any basis therefor. Any material taxes, assessments, fees and other governmental charges payable by the Seller in connection with the execution and delivery of the Basic Documents and the issuance of the Notes have been paid or shall have been paid at or prior to Closing Date.
(xiv)Consolidated Returns. The Originator, the Seller and the Issuer will file a consolidated federal income tax return at all times until the termination of the Basic Documents.
(xv)ERISA. The Seller is in compliance in all material respects with ERISA.
(xvi)Compliance with Laws. The Seller has complied in all material respects with all applicable, laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.
(xvii)Material Adverse Change. Since the date of its formation, no event has occurred that would have a material adverse effect on (i) the financial condition or operations of the Seller, (ii) the ability of the Seller to perform its obligations under the

Basic Documents, or (iii) the collectability of the Loans generally or any material portion of the Loans.
(xviii)Special Purpose Entity.
(A)The capital of the Seller is adequate for the business and undertakings of the Seller.
(B)Other than as provided in the Basic Documents, the Seller is not engaged in any business transactions with Credit Acceptance.
(C)Other than in connection with the Basic Documents, the Seller has not incurred any indebtedness or assumed or guaranteed any indebtedness of any other entity.
(D)At least two directors of the board of directors of the Seller shall be persons who (1) are not, and will not be, a director, officer, employee or holder of any equity securities of Credit Acceptance or any of its Affiliates or Subsidiaries; provided that each such person may be an independent director or manager of another special purpose entity affiliated with the Servicer, and (2) have (x) prior experience as an “independent director” for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.
(E)Once identified as Seller funds and assets by the Servicer and separated in accordance with the Servicer’s normal and customary business practices, the funds and assets of the Seller are not, and will not be, commingled with the funds of any other Person, except for Dealer Collections and erroneous deposits.
(F)The limited liability company agreement of the Seller requires it to maintain (A) correct and complete minute books and records of account, and (B) minutes of the meetings and other proceedings of its shareholders and board of directors.
(xix)Solvency; Fraudulent Conveyance. The Seller is solvent, is able to pay its debts as they become due and will not be rendered insolvent by the transactions contemplated by the Basic Documents and, after giving effect thereto, will not be left with an unreasonably small amount of capital with which to engage in its business. The Seller does not intend to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature. The Seller does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official for any of its assets. The amount of consideration being received by the Seller upon the sale of the Seller Property to the Trust constitutes reasonably equivalent value and fair consideration for the Seller Property. The Seller is not selling the Seller Property to the Trust, as provided in the Basic Documents, with any intent to hinder, deal or defraud any of Credit Acceptance’s creditors.
(xx)Payment to Originator. The Seller has given reasonably equivalent value and fair consideration for the Conveyed Property conveyed to the Seller under the Sale and Contribution Agreement and such conveyance was not made for or on account of an antecedent debt. No conveyance by the Originator of any originator property under the Sale and Contribution Agreement is or may be voidable under any section of the Bankruptcy Code.
Section 6.02.Limitation on Liability of Seller and Others.
Neither the Seller nor any of the directors or officers or employees or agents of the Seller shall be under any liability to the Trust, the Trust Collateral Agent, the Noteholders or the Certificateholders, except as provided under this Agreement for any action taken or omitted to be taken pursuant to this Agreement; provided, however, that this provision shall not protect the Seller against any liability that would otherwise be imposed by reason of willful misconduct or negligence in the performance of their respective duties under this Agreement. Each of the Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel, Opinion of Counsel, Officer’s Certificate, or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Seller may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and the Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities of the Seller.
Section 6.03.Seller May Own Notes.
The Seller and any Person controlling, controlled by, or under common control with the Seller may in their individual or any other capacities become the owner or pledgee of the Notes with the same rights as it would have if it were not the Seller or an affiliate thereof, except as otherwise provided in the definition of “Class A Noteholder,” “Class B Noteholder” and “Class C Noteholder” specified in Section 1.01 and except as otherwise specifically provided herein. The Notes of any class so owned by or pledged to the Seller or such controlling, controlled or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Notes of such class.

Section 6.04.Additional Covenants of the Seller.
The Seller shall not do any of the following, without the prior written consent of the Trust Collateral Agent, who shall, without any exercise of its own discretion, provide its written consent to the Seller upon receipt by it of a copy of the written consent of the Majority Noteholders:
(i)engage in any business or activity other than those set forth in the certificate of formation or limited liability company agreement of the Seller or amend the Seller’s certificate of formation or limited liability company agreement other than in accordance with its terms as in effect on the date hereof;
(ii)incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than (A) any indebtedness incurred in connection with the Notes, and (B) any indebtedness to Credit Acceptance incurred in connection with the acquisition of the Loans, which indebtedness shall be subordinated to all other obligations of the Seller and Credit Acceptance; or
(iii)dissolve or liquidate, in whole or in part; consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity.
Section 6.05.Indemnities of the Issuer.
The Issuer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Issuer under this Agreement and the other Basic Documents to which it is a party and no implied duties or obligations shall be read into this Agreement or the other Basic Documents against the Issuer.
(i)The Issuer shall defend, indemnify, and hold harmless the Trust Collateral Agent, the Servicer, the Backup Servicer, the Indenture Trustee and the Owner Trustee and their respective officers, directors, employees and agents, and the Trust from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Issuer or any Affiliate thereof of a Financed Vehicle.
(ii)The Issuer shall indemnify, defend, and hold harmless the Trust Collateral Agent, the Indenture Trustee, the Owner Trustee, the Servicer, the Backup Servicer and their respective officers, directors, employees and agents from and against any taxes that may at any time be asserted against them with respect to the transactions contemplated herein, including any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but excluding taxes imposed on or measured by net income or franchise taxes imposed in lieu of income taxes) and costs and expenses in defending against the same.

(iii)The Issuer shall indemnify, defend, and hold harmless the Servicer, the Backup Servicer, the Trust Collateral Agent, the Owner Trustee, the Indenture Trustee and each of their respective officers, directors, employees and agents, and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such party through the breach by the Issuer of its obligations under this Agreement or any other Basic Document to which it is a party, the negligence, willful misconduct or bad faith of the Issuer in the performance of its duties under this Agreement or any other Basic Document to which it is a party.
(iv)The Issuer shall indemnify, defend, and hold harmless the Trust Collateral Agent, the Indenture Trustee, the Owner Trustee, the Servicer, the Backup Servicer and each of their respective officers, directors, employees and agents from and against all fees, costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained and under the Basic Documents, except, with respect to any such indemnified party, to the extent that such fee, cost, expense, loss, claim, damage, or liability: (a) shall be due to the willful misconduct, bad faith, or negligence (or in the case of the Owner Trustee, gross negligence) of such indemnified party as determined by a court of competent jurisdiction; or (b) shall arise from such indemnified party’s breach of any of its representations or warranties in any material respect set forth in this Agreement or any other Basic Document to which such indemnified party is a party. The indemnification provided for in this Section shall be paid to the indemnified party until such time as such court enters a judgment as to the extent and effect of the alleged willful misconduct, bad faith, or negligence (or in the case of the Owner Trustee, gross negligence), at which time the indemnified party shall, to the extent required pursuant to such court’s determination, promptly return to the Issuer any such indemnification amounts so received but not owed and any other amounts as determined by such court.
(v)The Issuer shall indemnify, defend, and hold harmless, the Indenture Trustee, the Owner Trustee and each of their officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in the Trust Agreement, except, as to any such party, to the extent that such cost, expense, loss, claim, damage, or liability: (a) shall be due to the willful misconduct, bad faith or negligence (or in the case of the Owner Trustee, gross negligence) of such party as determined by a court of competent jurisdiction; or (b) shall arise from such breach of any of its representations or warranties set forth in the Trust Agreement. The indemnification of the Owner Trustee hereunder shall include indemnification for the matters set forth in Section 8.2 of the Trust Agreement. The indemnification provided for in this Section shall be paid to the indemnified party until such time as such court enters a judgment as to the extent and effect of the alleged willful misconduct, bad faith, or negligence (or in the case of the Owner Trustee, gross negligence), at which time such indemnified party shall, to the extent required pursuant to such court’s determination, promptly return to the Issuer any such indemnification amounts so received but not owed and any other amounts as determined by such court.
Indemnification under this Section 6.05 by the Issuer shall survive the termination or assignment of this Agreement and shall include reasonable and documented fees and expenses of counsel and expenses of litigation (including costs and expenses (including any reasonable and documented legal fees, costs and expenses and court costs) incurred in connection with (i) any enforcement (including any action, claim or suit brought) by the Indenture Trustee, the Owner Trustee, the Trust Collateral Agent or the Backup Servicer of any indemnification or other obligation of the Issuer or any other Person, and (ii) a successful defense, in whole or in part, of any claim that the Indenture Trustee, the Owner Trustee, the Trust Collateral Agent or the Backup Servicer breached its standard of care). If the Issuer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Issuer, without interest. Amounts payable by the Issuer pursuant to this Section 6.05 shall only be payable: (i) in accordance with and only to the extent funds are available therefor pursuant to Section 5.08(a) hereof; or (ii) to the extent the Issuer receives additional funds designated for such purpose. No amount owing by the Issuer under this Section 6.05 shall constitute a claim (as defined in Section 101(5) of the Bankruptcy Code) against the Issuer and recourse to it.
ARTICLE VII.

THE SERVICER
Section 7.01.Representations of Servicer.
Credit Acceptance makes the following representations on which the Trust, the Indenture Trustee and the Trust Collateral Agent rely in accepting the Trust Property in trust and in connection with the performance by the Trust Collateral Agent of its obligations hereunder. The representations speak as of the execution and delivery of this Agreement on the Closing Date but shall survive the sale of the Loans to the Trust:
(i)Organization and Good Standing. The Servicer is duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has and had at all relevant times, full power, authority, and legal right to acquire, own, sell, and service the Loans and the related Contracts and to perform its other obligations under the Basic Documents.
(ii)Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business including the servicing of the Loans and the related Contracts as required by this Agreement requires such qualifications except where such failure will not have a material adverse effect.
(iii)Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; and the execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action.
(iv)Binding Obligations. This Agreement and the other Basic Documents to which it is a party constitute legal, valid, and binding obligations of the Servicer enforceable in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.
(v)No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which it is a party and the fulfillment of the terms hereof and thereof do not: (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Servicer, or any indenture, agreement, or other instrument to which the Servicer is a party or by which it may be bound; (B) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Agreement); or (C) to the best of the Servicer’s knowledge, violate any law applicable to the Servicer or any order, rule, or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties and materially adversely affect the interest of the Noteholders, the Trust, the Trust Collateral Agent or the Indenture Trustee in any of the Trust Property or adversely affect the Servicer’s ability to perform its obligations under this Agreement or any other Basic Document to which it is a party.
(vi)No Proceedings. There are no proceedings or investigations pending, or, to the Servicer’s best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties: (A) asserting the invalidity of this Agreement, any of the Basic Documents to which it is a party or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents to which it is a party, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, any of the Basic Documents to which it is a party or the Notes, or (D) relating to the Servicer and which might adversely affect the federal income tax attributes of the Notes.

(vii)No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Basic Documents to which it is a party.
(viii)Approvals. The Servicer: (A) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, which violation materially and adversely affects the business or condition (financial or otherwise) of the Servicer and its subsidiaries, the Servicer’s ability to perform its obligations hereunder or under any other Basic Document or any of the Trust Property; (B) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business which failure to obtain will materially and adversely affect the business or condition (financial or otherwise) of the Servicer and its subsidiaries, the Servicer’s ability to perform its obligations hereunder or under any other Basic Document or any of the Trust Property; and (C) is not in violation of any term of any agreement, charter instrument, bylaw or instrument to which it is a party or by which it may be bound, which violation or failure to obtain materially and adversely affect the business or condition (financial or otherwise) of the Servicer and its subsidiaries, the Servicer’s ability to perform its obligations hereunder or under any other Basic Document or any of the Trust Property.
(ix)Investment Company. The Servicer is not an investment company which is required to register under the Investment Company Act of 1940, as amended.
(x)Taxes. The Servicer has filed on a timely basis all material tax returns required to be filed by it and paid all material taxes, to the extent that such taxes have become due.
(xi)No Injunctions. There are no existing injunctions, writs, restraining orders or other similar orders which might materially and adversely affect the performance by the Servicer of its obligations under, or the validity and enforceability of, this Agreement or any other Basic Document to which it is a party.
(xii)Practices. The practices used or to be used by the Servicer, to monitor collections with respect to the Trust Property and repossess and dispose of the Financed Vehicles related to the Trust Property will be, in all material respects, in conformity with the requirements of all applicable federal and State laws, rules and regulations, and this Agreement. The Servicer is in possession of all State and local licenses (including all debt collection licenses) required for it to perform its services hereunder, and none of such licenses has been suspended, revoked or terminated, except where the failure to have such licenses would not be reasonably likely to have material adverse effect on its ability to service the Loans or Contracts or on the interest of the Indenture Trustee, the Trust Collateral Agent or the Noteholders.

Section 7.02.Indemnities of Servicer.
The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and the other Basic Documents to which it is a party and no implied duties or obligations shall be read into this Agreement or the other Basic Documents against the Servicer.
(i)The Servicer shall defend, indemnify, and hold harmless the Trust Collateral Agent, the Backup Servicer, the Indenture Trustee and the Owner Trustee and their respective officers, directors, employees and agents, and the Trust from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.
(ii)The Servicer shall indemnify, defend, and hold harmless the Trust Collateral Agent, the Indenture Trustee, the Owner Trustee, the Backup Servicer and their respective officers, directors, employees and agents, and the Trust from and against any taxes that may at any time be asserted against them with respect to the transactions contemplated herein, including any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to, and as of the date of, the sale of the Loans to the Trust or the issuance and original sale of the Notes, or asserted with respect to ownership of the Loans, or federal or other income taxes arising out of the transactions contemplated by this Agreement) and costs and expenses in defending against the same.
(iii)The Servicer shall indemnify, defend, and hold harmless the Trust, the Backup Servicer, the Trust Collateral Agent, the Owner Trustee, the Indenture Trustee and each of their respective officers, directors, employees and agents, and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such party through the breach by the Servicer of its obligations under this Agreement or any other Basic Document to which it is a party, in its capacity as Servicer, or the negligence, willful misconduct or bad faith of the Servicer in the performance of its duties under this Agreement or any other Basic Document to which it is a party.
(iv)The Servicer shall indemnify, defend, and hold harmless the Trust Collateral Agent, the Indenture Trustee, the Owner Trustee, the Backup Servicer and each of their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein, except, with respect to any such indemnified party, to the extent that such cost, expense, loss, claim, damage, or liability: (a) shall be due to the willful misconduct, bad faith, or negligence (or, in the case of the Owner Trustee, gross negligence) of such indemnified party as determined by a court of competent jurisdiction; or (b) shall arise from such indemnified party’s breach of any of its representations or warranties in any material respect set forth in this Agreement or any other Basic Document to which such indemnified party is a party.
(v)The Servicer shall indemnify, defend, and hold harmless, the Indenture Trustee, the Owner Trustee and each of their officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in the Trust Agreement, except with respect to any such indemnified party, to the extent that such cost, expense, loss, claim, damage, or liability: (a) shall be due to the willful misconduct, bad faith or negligence (or in the case of the Owner Trustee, gross negligence) of such party as determined by a court of competent jurisdiction; or (b) shall arise from such indemnified party’s breach of any of its representations or warranties set forth in the Trust Agreement. The Servicer agrees to the indemnification set forth in Section 8.2 of the Trust Agreement, which provisions are incorporated by reference herein.
(vi)The Servicer shall indemnify, defend, and hold harmless, the Backup Servicer and its officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, claim, damage, or liability arose out of, or was imposed upon the Backup Servicer resulting from the acts or omissions of the Servicer in the performance of its duties in its capacity as Servicer under this Agreement or any other Basic Document to which it is a party.
Indemnification under this Section by the Servicer, with respect to the period such Person was (or was deemed to be) the Servicer, shall survive the termination of such Person as Servicer or a resignation by or removal of such Person as Servicer as well as the termination or assignment of this Agreement and shall include reasonable fees and documented expenses of counsel and expenses of litigation (including costs and expenses (including any reasonable and documented legal fees, costs and expenses and court costs) incurred in connection with (i) any enforcement (including any action, claim or suit brought) by the Indenture Trustee, the Owner Trustee, the Trust Collateral Agent or the Backup Servicer of any indemnification or other obligation of the Servicer or any other Person, and (ii) a successful defense, in whole or in part, of any claim that the Indenture Trustee, the Owner Trustee, the Trust Collateral Agent or the Backup Servicer breached its standard of care). If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest. The indemnification provided for in this Section shall be paid to the indemnified party until such time as such court enters a judgment as to the extent and effect of the alleged willful misconduct, bad faith, or negligence (or in the case of the Owner Trustee, gross negligence), at which time such indemnified party shall, to the extent required pursuant to such court’s determination, promptly return to the Servicer any such indemnification amounts so received but not owed and any other amounts as determined by such court.

For purposes of this Section 7.02, in the event of the termination of the rights and obligations of the Servicer (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.01 or a resignation by such Servicer pursuant to this Agreement, such Servicer shall remain the Servicer until a successor Servicer has accepted its appointment pursuant to Section 8.02. The provisions of this paragraph shall in no way affect the survival pursuant to the preceding paragraph of the indemnification by the Servicer.
Notwithstanding any other provision of this Agreement, the obligations of the Servicer described in this Section shall not terminate or be deemed released upon the resignation or termination of the Servicer and shall survive any termination of this Agreement to the extent that such obligations arise from the Servicer’s actions hereunder while acting as Servicer.
Section 7.03.Merger or Consolidation of, or Assumption of the Obligations of, Servicer.
Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Servicer shall be a party, or (iii) succeeding to the business of the Servicer (or to substantially all of the Servicer’s business insofar as it relates to the making of Loans and the servicing of the Loans and the related Contracts), which corporation in any of the foregoing cases executes an agreement of assumption acceptable to the Majority Noteholders (which acceptance shall be in writing) to perform every obligation of the Servicer under this Agreement and the other Basic Documents to which it is a party, will be the successor to the Servicer under this Agreement and the other Basic Documents to which it is a party without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Servicer shall have delivered to the Trust Collateral Agent, the Issuer, the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, conversion, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement and the other Basic Documents to which it is a party relating to such transaction have been complied with and (y) the Servicer shall have delivered to the Trust Collateral Agent, the Issuer, the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been filed that are necessary to preserve and protect fully the interest of the Trust in the Contracts which secure certain of the Loans, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest or (z) the Rating Agency Condition shall have been satisfied. The Servicer shall provide notice of any merger, conversion, consolidation or succession pursuant to this Section to the Trust Collateral Agent and the Rating Agencies then providing a rating for the Notes. The Trust Collateral Agent shall forward a copy of each such notice to each Noteholder. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x), (y) and (z) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii) or (iii) above.
Section 7.04.Limitation on Liability of Servicer and Others.

Subject to Section 7.02, neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust, the Trust Collateral Agent, the Noteholders or the Certificateholders, except as provided under this Agreement or any other Basic Document to which it is a party, for any action taken or omitted to be taken pursuant to this Agreement in the good faith business judgment of the Servicer; provided, however, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of bad faith, willful misconduct in the performance of duties, or by reason of negligence in the performance of its duties under this Agreement or any other Basic Document to which it is a party. The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any advice of counsel, Opinion of Counsel or on any Officer’s Certificate of the Seller or certificate of auditors or other document of any kind believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement.
Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Loans and the related Contracts in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and the Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities of the Servicer.
Section 7.05.Delegation of Duties.
The Servicer may at any time perform specific duties or all the duties enumerated herein as servicer under this Agreement through a sub-contractor; provided, that no such delegation or subcontracting shall relieve the Servicer of its responsibilities with respect to such duties and the Servicer shall remain primarily responsible with respect thereto.
Section 7.06.Certification Upon Satisfaction.
Upon the satisfaction and discharge of the Indenture pursuant to Section 4.1 thereof, the Servicer shall deliver to the Board of Trustees and the Owner Trustee a written certification of a Responsible Officer stating, to the best knowledge of such Responsible Officer, that (a) no claims (including contingent or unliquidated claims) remain against the Issuer and no obligations are owed by the Trust, including that there are no claims and obligations that have not arisen but that, based upon facts known to such Responsible Officer, are likely to arise or become known to the Trust within 10 years after the dissolution, or (b) the only claims or obligations known to such Responsible Officer (including contingent and unliquidated claims) are those listed on a schedule to such certification.

ARTICLE VIII.

DEFAULT
Section 8.01.Servicer Defaults.
If any one of the following events (each, a “Servicer Default”) shall occur:
(i)any failure by the Servicer: (x) to deposit to the Collection Account (A) any amount required to be deposited therein by the Servicer (other than any such failure resulting from an administrative or technical error of the Servicer in the amount so deposited); or (B) within one (1) Business Day after the Servicer becomes aware that, as a result of an administrative or technical error of the Servicer, any amount previously deposited by the Servicer to the Collection Account was less than the amount required to be deposited therein by the Servicer, the amount of such shortfall; or (y) to deliver to the Trust Collateral Agent the Servicer’s Certificate on the related Determination Date;
(ii)failure on the part of the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in any Basic Document, or any representation or warranty of the Servicer made in this Agreement, any other Basic Document or in any certificate or other writing delivered pursuant to any Basic Document proving to have been incorrect in any material respect as of the time when the same shall have been made, which default, if capable of cure, shall continue unremedied for a period of thirty (30) days (or a longer period, not in excess of sixty (60) days, as may be reasonably necessary to remedy such default, if the default is capable of remedy within sixty (60) days or less and the Servicer delivers an Officer’s Certificate to the Indenture Trustee to the effect that it has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default) after (x) there shall have been given written notice of such failure, requiring the same to be remedied, to the Servicer by the Trust Collateral Agent (acting upon the written direction of the Majority Noteholders) or (y) discovery of such failure by an officer of the Servicer; or
(iii)the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Servicer or any of its subsidiaries in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days or the entry of any decree or order for relief in respect of the Servicer or any of its subsidiaries under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, or similar law, whether now or hereafter in effect, which decree or order for relief continues unstayed and in effect for a period of sixty (60) consecutive days; or

(iv)the consent by the Servicer or any of its subsidiaries to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer or any of its subsidiaries or relating to substantially all of its property; or the admission by the Servicer or any of its subsidiaries in writing of its inability to pay its debts generally as they become due, the filing by the Servicer or any of its subsidiaries of a petition to take advantage of any applicable insolvency or reorganization statute, the making by the Servicer or any of its subsidiaries of an assignment for the benefit of its creditors, or the voluntary suspension by the Servicer or any of its subsidiaries of payment of its obligations;
(v)[Reserved]; or
(vi)the Originator or Servicer, if Credit Acceptance is the Servicer, fails to pay when due (or no later than the next Distribution Date after the Servicer becomes aware that such payment was not made) Purchase Amounts in excess of $100,000;
then, and in each and every case, the Trust Collateral Agent, if so directed by the Majority Noteholders by notice then given in writing to the Servicer, the Backup Servicer and the Trust Collateral Agent, shall terminate all of the rights and obligations of the Servicer under this Agreement.
The Trust Collateral Agent shall have no obligation to confirm the existence of a breach under clause (ii) above or to determine or verify its materiality.
Upon sending or receiving any such notice, the Trust Collateral Agent shall promptly send a copy thereof to the Indenture Trustee, the Issuer, the Owner Trustee, the Servicer (who shall promptly provide such notice to the Rating Agencies) and to each Noteholder. Within thirty (30) days after the receipt by the Backup Servicer of such written notice (if such notice relates to terminating the Servicer) and subject to Section 8.02(a), all authority and power of the Servicer under this Agreement, whether with respect to the Notes or the Loans or Contracts or otherwise, shall, without further action, pass to and be vested in the Backup Servicer or such successor Servicer as may be appointed under Section 8.02; and the Backup Servicer is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the conveyance and endorsement of the Loans and the Contracts and related documents, or otherwise. Notwithstanding anything herein to the contrary, the Servicer shall not be relieved of its duties as Servicer under this Agreement until the Backup Servicer or a newly appointed successor Servicer shall have assumed the obligations and duties of the predecessor Servicer under this Agreement.
The predecessor Servicer shall cooperate with the successor Servicer and the Backup Servicer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Backup Servicer or the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Loan or related Contract, and the related accounts and records maintained by the Servicer. All Transition Expenses shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. If such Transition Expenses are not paid to the successor Servicer by the predecessor Servicer, such Transition Expenses shall be paid under Section 5.08(a)(i) hereof.
Section 8.02.Appointment of Successor.
(a)Upon the Servicer’s receipt of notice of termination pursuant to Section 8.01, or the Servicer’s resignation in accordance with the terms of Section 4.14, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, (i) in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, (ii) in the case of resignation, until the later of (x) the date thirty (30) days from the delivery to the Backup Servicer, the Trust Collateral Agent and the Indenture Trustee of written notice of such resignation (or the date of written confirmation of such notice prior to the expiration of the thirty (30) days) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer’s resignation or termination hereunder, the Backup Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, as modified or limited hereby or by the Backup Servicing Agreement; provided, however, that the Backup Servicer shall not be liable for any actions of any Servicer prior to such succession or for any breach by the Servicer of any of its representations and warranties contained in this Agreement or in any related document or agreement. Notwithstanding the above, if the Backup Servicer is legally unable to so act, the Trust Collateral Agent shall appoint (after soliciting bids from potential servicers), or petition a court of competent jurisdiction to appoint, a Servicer as the successor Servicer hereunder, in the assumption of all or any part of the responsibilities, duties or liabilities of the outgoing Servicer hereunder. In the event that Computershare Trust Company, N.A., as Backup Servicer, is legally unable to act as Servicer under this Agreement and another entity is appointed as successor Servicer under this Section 8.02(a), Computershare Trust Company, N.A. shall have no further obligation to perform the obligations of Servicer or Backup Servicer under this Agreement. Pending appointment of a successor to the outgoing Servicer hereunder, if the Backup Servicer is prohibited by law from so acting (as evidenced by an Opinion of Counsel to the Trust Collateral Agent and the Indenture Trustee on behalf of the Noteholders), the outgoing Servicer shall continue to act as Servicer hereunder until a successor Servicer is appointed and assumes the obligations as successor Servicer. In the event the Backup Servicer assumes the responsibilities of the Servicer pursuant to this Section 8.02, the Backup Servicer will make commercially reasonable efforts consistent with Applicable Law to become licensed, qualified and in good standing under the laws which require licensing or qualification, in order to perform its obligations as Servicer hereunder or, alternatively, shall retain an agent who is so licensed, qualified and in good standing.
(b)Upon appointment, the Backup Servicer or the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to the responsibilities, duties, and liabilities arising thereafter relating thereto placed on the predecessor Servicer (subject to the limitations and modifications thereto set forth herein or in the Backup Servicing Agreement) and shall be entitled to (to the extent arranged in accordance with the following paragraph) the Servicing Fee, Servicer Expenses, Repossession Expenses and all of the rights granted to the predecessor Servicer, by the terms and provisions of this Agreement, provided that neither the Backup Servicer nor the successor Servicer shall be liable for the acts or omissions of any predecessor Servicer. The Backup Servicer or any successor Servicer shall provide Credit Acceptance with copies of all documents and information reasonably necessary for Credit Acceptance to perform its obligations under Section 4.17 of this Agreement.
(c)In connection with such appointment, the Trust Collateral Agent may make such arrangements for the compensation of such successor Servicer (including Transition Expenses) out of payments on Loans and related Contracts as it, the Majority Noteholders and such successor Servicer shall agree; provided, however, any such arrangement shall be subject to Section 4.08 hereof. The Backup Servicer, the Trust Collateral Agent and any such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.
Section 8.03.Notification to Noteholders and Certificateholders.
Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Trust Collateral Agent shall promptly upon its receipt of notice thereof give prompt written notice thereof to the Noteholders and the Certificateholders at their respective addresses appearing in the Note Register and the Certificate Register, the Issuer, the Board of Trustees, the Owner Trustee and the Servicer (who shall promptly provide such notice to each of the Rating Agencies then rating the Notes).
Section 8.04.Waiver of Past Defaults.
The Majority Noteholders, may, on behalf of all Noteholders, waive any or all default(s) by the Servicer or the Seller in the performance of its obligations hereunder and the consequences thereof, except a default in making any required deposits to or payments from a Trust Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. Notwithstanding anything herein to the contrary, the Indenture Trustee, at the direction of the Majority Noteholders, shall have the right to waive the payment of any Purchase Amount required hereunder except any Purchase Amount payable pursuant to Section 10.01(a).

ARTICLE IX.

THE TRUST COLLATERAL AGENT
Section 9.01.Duties of the Trust Collateral Agent.
(a)The Issuer hereby appoints Computershare Trust Company, N.A., as the Trust Collateral Agent, and Computershare Trust Company, N.A. hereby accepts such appointment.
(b)(i)    the Trust Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and the other Basic Documents and no implied covenants or obligations shall be read into this Agreement or the other Basic Documents against the Trust Collateral Agent (including any implied duty to enforce another party’s obligations if the Basic Documents have not assigned such responsibility to a party); and
(ii) in the absence of bad faith or willful misconduct on its part, the Trust Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trust Collateral Agent and conforming to the requirements of this Agreement and the Basic Documents; however, the Trust Collateral Agent shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Agreement and the other Basic Documents.
(c)The Trust Collateral Agent may not be relieved from liability for its own negligent actions, its own negligent failure to act or its own bad faith or willful misconduct, except that:
(i)this paragraph does not limit the effect of paragraph (b) of this Section; and
(ii)the Trust Collateral Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trust Collateral Agent unless it is proved that the Trust Collateral Agent was negligent in ascertaining the pertinent facts.
(d)Money held in trust by the Trust Collateral Agent need not be segregated from other funds except to the extent required by law or the terms of this Agreement.
(e)No provision of this Agreement shall require the Trust Collateral Agent to expend or risk its own funds or otherwise incur liability (financial or otherwise) in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder, if it shall have reasonable grounds to believe that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

(f)Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trust Collateral Agent shall be subject to the provisions of this Section.
(g)Without limiting the generality of this Section, the Trust Collateral Agent shall have no duty (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Contracts which secure certain of the Loans or the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance on the Financed Vehicles or Obligors or to effect or maintain any such insurance, (C) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, (D) to confirm, recalculate or verify the contents or accuracy of any reports or certificates delivered to the Trust Collateral Agent pursuant to this Agreement believed by the Trust Collateral Agent to be genuine and to have been signed or presented by the proper party or parties, or (E) to inspect the Contracts at any time or ascertain or inquire as to the performance or observance of any of the Issuer’s, the Seller’s or the Servicer’s representations, warranties or covenants or the Servicer’s duties and obligations as Servicer and as custodian of the Dealer Agreements, the Purchase Agreements, the original Certificates of Title relating to the Financed Vehicles and the Contracts under this Agreement.
(h)In no event shall Computershare Trust Company, N.A., in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Statutory Trust Act, common law, or the Trust Agreement.
(i)Computershare Trust Company, N.A. by its execution hereof accepts its appointment as Trust Collateral Agent under the Indenture and this Agreement. The Trust Collateral Agent shall act upon and in compliance with the written instructions of the Indenture Trustee delivered pursuant to the Indenture promptly following receipt of such written instructions; provided, however, that the Trust Collateral Agent shall not act in accordance with any instructions: (i) which are not authorized by, or in violation of the provisions of, the Indenture or this Agreement; (ii) that are in violation of any applicable law, rule or regulation; or (iii) for which the Trust Collateral Agent has not received indemnity reasonably satisfactory to it. Receipt of such instructions shall not be a condition to the exercise by the Trust Collateral Agent of its express duties hereunder, except where the Indenture or this Agreement provides that the Trust Collateral Agent is permitted to act only following and in accordance with such instructions.
Section 9.02.Rights of the Trust Collateral Agent.
(a)Before the Trust Collateral Agent acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Trust Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s

Certificate or Opinion of Counsel, the costs of which are to be paid by the party requesting the Trust Collateral Agent act or refrain from acting.
(b)The Trust Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (which may be an affiliate) or attorneys or a custodian or nominee and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.
(c)The Trust Collateral Agent shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trust Collateral Agent’s conduct does not constitute willful misconduct, negligence or bad faith.
(d)The Trust Collateral Agent may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Agreement and the Notes or Certificates shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(e)The Trust Collateral Agent shall be under no obligation to exercise any of the rights and powers vested in it by this Agreement or the other Basic Documents, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any of the Holders of Notes or Certificateholders or the instructing party, as the case may be, pursuant to the provisions of this Agreement, unless the Trust Collateral Agent shall have been offered security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby.
(f)The Trust Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Majority Noteholders; provided, however, that if the payment within a reasonable time to the Trust Collateral Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trust Collateral Agent, not reasonably assured to the Trust Collateral Agent by the security afforded to it by the terms of this Agreement, the Trust Collateral Agent may require indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the requesting Holders or the instructing party, as the case may be, or, if paid by the Trust Collateral Agent, shall be reimbursed by the requesting Holders upon demand.
(g)Delivery of any reports, information and documents to the Trust Collateral Agent provided for herein or otherwise publicly available is for informational purposes only (unless otherwise expressly stated herein) and the Trust Collateral Agent’s receipt of such shall not constitute constructive knowledge of any information contained therein or determinable from information contained therein, including the Servicer’s, Seller’s or Issuer’s compliance with any of its representations, warranties or covenants hereunder (as to which the Trust Collateral Agent is entitled to rely exclusively on Officer’s Certificates).
(h)For purposes of determining the Trust Collateral Agent’s responsibility and liability hereunder (including the sending of any notice), whenever reference is made in this Agreement or any other Basic Document to any event (including, but not limited to, any default, Servicer Default or an Early Amortization Event) or information, such reference shall be construed to refer only to such event or information of which the Trust Collateral Agent has received written notice or has constructive or actual knowledge as described in this Section. Information contained in monthly distribution reports (other than those reports that the Trust Collateral Agent is contractually obligated to review) and other publicly-available information shall not constitute written notice or actual knowledge. The Trust Collateral Agent shall not be deemed to have knowledge of any event, including any default, Servicer Default or an Early Amortization Event, or information (including breaches of representations and warranties), unless a Responsible Officer of the Trust Collateral Agent has actual knowledge or has received written notice thereof and shall have no duty to take any action to determine whether such event or information has occurred.
(i)In no event shall the Trust Collateral Agent be liable for any indirect, or consequential, punitive or special damages (including lost profits), regardless of the form of action and whether or not any such damages were foreseeable or contemplated.
(j)The Trust Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the property party or parties.
(k)In no event shall the Trust Collateral Agent be liable for any act or omission on the part of the Issuer or the Servicer or any other Person. The Trust Collateral Agent shall not be responsible for monitoring or supervising the Issuer or the Servicer.
(l)Without limiting the generality of any other provision hereof, the Trust Collateral Agent shall have (i) no duty to conduct any investigation as to a breach of any representation and warranty, the eligibility of any Loan for purposes of the Basic Documents or the occurrence of any condition (including materiality) requiring the repurchase of any Loan by any Person pursuant to any Basic Document and (ii) no repurchase-related liabilities.
(m)In no event shall the Trust Collateral Agent be liable for any damages or losses due to forces beyond the control of the Trust Collateral Agent, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, civil unrest, nuclear or natural catastrophes or disasters or acts of God, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services provided by the Trust Collateral Agent or to the Trust Collateral Agent by third parties, any present or future law or regulation or act of any governmental authority, labor disputes, disease, epidemic or pandemic, quarantine, national emergency, malware or ransomware attack, unavailability of the Federal

Reserve Bank wire or telex system or other applicable wire or funds transfer system, and unavailability of any securities clearing system.
(n)The Trust Collateral Agent shall not be required to take any action that exposes the Trust Collateral Agent to personal liability or that is contrary to this Agreement or Applicable Law.
(o)The right of the Trust Collateral Agent to perform any permissive or discretionary act enumerated in this Agreement or any related document shall not be construed as a duty.
(p)Neither the Trust Collateral Agent nor any of its directors, officers, agents or employees shall be responsible in any manner for any recitals, statements, representations or warranties made by the Issuer, the Servicer, the Backup Servicer, the Indenture Trustee, any Holder or any other Person contained in this Agreement or any other Basic Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for the acts or omissions of any other party hereto or for any failure of the Issuer, the Servicer, the Indenture Trustee, any Holder or any other Person to perform its obligations hereunder or in any other Basic Document, or for the satisfaction of any condition specified herein.
(q)The Trust Collateral Agent may execute any of its duties under this Agreement by or through agents and professionals (including attorneys-in-fact) and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Trust Collateral Agent shall not be responsible for the action, inaction, negligence or misconduct of any agents and professionals (including attorneys-in-fact) selected by it with reasonable care.
(r)The Trust Collateral Agent shall not be imputed with any knowledge of, or information possessed or obtained by, the Backup Servicer, the Indenture Trustee, or any affiliate, line of business or other division of Computershare and vice versa in each case other than instances where such roles are performed by the same group or division within Computershare or otherwise include common Responsible Officers.
Section 9.03.Individual Rights of Trust Collateral Agent.
The Trust Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trust Collateral Agent.
The Trust Collateral Agent and its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trust Collateral Agent’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. The Trust Collateral Agent does not guarantee the performance of any Eligible Investments and is not liable for losses with respect to any such Eligible Investment.
In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Trust Collateral Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trust Collateral Agent. Accordingly, each of the parties hereto agree to provide the Trust Collateral Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trust Collateral Agent to comply with such laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions.
Section 9.04.Reports by Trust Collateral Agent to Holders.
The Trust Collateral Agent shall on behalf of the Issuer deliver to each Noteholder such information as may be reasonably required to enable such Holder to prepare its Federal and state income tax returns.
Section 9.05.Compensation.
(a)The Issuer shall pay to the Trust Collateral Agent from time to time compensation provided under this Agreement, as provided in a separate fee letter, and all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services, except any such expense as may be attributable to its willful misconduct, negligence or bad faith. Such compensation and expenses shall be paid in accordance with Section 5.08(a) hereof. Such expenses shall include securities transaction charges relating to the investment of funds on deposit in the Trust Accounts and the reasonable compensation and reasonable expenses, disbursements and advances of the Trust Collateral Agent’s counsel and of all persons not regularly in its employ.
(b)[Reserved].
(c)The Issuer’s and the Servicer’s payment obligations to the Trust Collateral Agent pursuant to this Section shall survive the discharge or assignment of this Agreement and any resignation or removal of the Trust Collateral Agent. When the Trust Collateral Agent incurs expenses after the occurrence of an Indenture Event of Default specified in Section 5.1(iv) or (v) of the Indenture with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or similar law.
Section 9.06.Eligibility.
The Trust Collateral Agent under this Agreement shall at all times be a corporation or banking association having an office in the same state as the location of the Corporate Trust Office as specified in this Agreement; organized and doing business under the laws of such state or the United States of America; authorized under such laws to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000; having long-term unsecured debt obligations rated at least “Baa3” by Moody’s and “BBB” by S&P; and subject to supervision or examination by federal or state authorities. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trust Collateral Agent shall cease to be eligible in accordance with the provisions of this Section, the Trust Collateral Agent shall resign immediately, provided that such resignation shall not be effective until a successor Trust Collateral Agent accepts appointment in accordance with Section 9.10(d) hereof.
Section 9.07.Trust Collateral Agent’s Disclaimer.
The Trust Collateral Agent shall not be responsible for and make no representation as to the validity, sufficiency or adequacy of this Agreement, the Trust Property or the Securities, shall not be accountable for the Issuer’s use of the proceeds from the Securities, and shall not be responsible for any statement of the Issuer in this Agreement or in any document issued in connection with the sale of the Securities or in the Securities.
Section 9.08.Limitation on Liability.
Neither the Trust Collateral Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except that the Trust Collateral Agent shall be liable for its negligence, bad faith or willful misconduct; nor shall the Trust Collateral Agent be responsible for the validity, effectiveness, value, sufficiency or enforceability against the Issuer of this Agreement or any of the Trust Property (or any part thereof). Notwithstanding any term or provision of this Agreement, the Trust Collateral Agent shall incur no liability to the Issuer for any action taken or omitted by the Trust Collateral Agent in connection with the Trust Property, except for the negligence, bad faith or willful misconduct on the part of the Trust Collateral Agent, and, further, shall incur no liability to the Issuer except for negligence, bad faith or willful misconduct in carrying out its duties to the Issuer. Subject to Section 9.09, the Trust Collateral Agent shall be protected and shall incur no liability to any such party in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document reasonably believed by the Trust Collateral Agent to be genuine and to have been duly executed by the appropriate signatory (absent actual knowledge of or written notice to a Responsible Officer of the Trust Collateral Agent to the contrary), and the Trust Collateral Agent shall not be required to make any independent investigation or inquiry with respect thereto. The Trust Collateral Agent shall at all times be free to establish independently to its reasonable satisfaction, but shall have no duty to verify independently, the existence or nonexistence of facts that are a condition to the exercise or enforcement of any right or remedy hereunder or under any of the Basic Documents. The Trust Collateral Agent may

consult with counsel, and shall not be liable for any action taken or omitted to be taken by it hereunder in good faith and in accordance with the advice of such counsel.
Section 9.09.Reliance Upon Documents.
In the absence of bad faith or willful misconduct on its part, the Trust Collateral Agent shall be entitled to conclusively rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall have no liability in acting, or omitting to act, where such action or omission to act is in reasonable reliance upon any statement or opinion contained in any such document or instrument.
Section 9.10.Successor Trust Collateral Agent.
(a)Merger. The Trust Collateral Agent may merge with any person, and any Person into which the Trust Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any Person resulting from any such conversion, merger, consolidation, sale or transfer to which the Trust Collateral Agent is a party, shall be and become a successor Trust Collateral Agent hereunder and be vested with all of the trusts, powers, discretions, immunities, privileges and other matters as was its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trust Collateral Agent shall give notice to the Indenture Trustee, on behalf of the Noteholders, and the Servicer (who shall promptly provide such notice to the Rating Agencies) of any such transition.
(b)Resignation. The Trust Collateral Agent and any successor Trust Collateral Agent may resign at any time by giving sixty (60) days’ prior written notice to the Issuer (who shall promptly provide such notice to the Rating Agencies); provided, that such resignation shall not be effective until a successor Trust Collateral Agent is appointed and accepts appointment in accordance with clause (d) below.
(c)Removal.
(i)The Issuer may remove the Trust Collateral Agent by prior written notice if:
(A)a court having jurisdiction over the Trust Collateral Agent in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Trust Collateral Agent or for any substantial part of the Trust Collateral Agent’s property, or ordering the winding-up or liquidation of the Trust Collateral Agent’s affairs;

(B)an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the Trust Collateral Agent and such case is not dismissed within sixty (60) days;
(C)the Trust Collateral Agent commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) for the Trust Collateral Agent or for any substantial part of the Trust Collateral Agent’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing;
(D)the Trust Collateral Agent fails to comply with any material covenant hereunder; or
(E)the Trust Collateral Agent otherwise becomes legally incapable of acting.
(ii)[Reserved].
(iii)If the Trust Collateral Agent resigns or is removed or if a vacancy exists in the office of Trust Collateral Agent for any reason (the Trust Collateral Agent in such event being referred to herein as the retiring Trust Collateral Agent), the Issuer shall promptly appoint a successor Trust Collateral Agent.
A successor Trust Collateral Agent shall deliver a written acceptance of its appointment to the retiring Trust Collateral Agent and to the Issuer. Thereupon the resignation or removal of the retiring Trust Collateral Agent shall become effective, and the successor Trust Collateral Agent shall have all the rights, powers and duties of the retiring Trust Collateral Agent under this Agreement subject to satisfaction of the Rating Agency Condition. The successor Trust Collateral Agent shall mail a notice of its succession to the Noteholders, the Indenture Trustee and the Rating Agencies. The retiring Trust Collateral Agent shall promptly transfer all property held by it as Trust Collateral Agent to the successor Trust Collateral Agent.
If a successor Trust Collateral Agent does not take office within sixty (60) days after the retiring Trust Collateral Agent resigns or is removed, the retiring Trust Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Trust Collateral Agent that meets the eligibility requirements set forth in Section 9.06 hereof.
If the Trust Collateral Agent fails to comply with Section 9.12, any Noteholder with the prior written consent of the Indenture Trustee, may petition any court of competent jurisdiction for the removal of the Trust Collateral Agent and the appointment of a successor Trust Collateral Agent.

Any resignation or removal of the Trust Collateral Agent and appointment of a successor Trust Collateral Agent pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trust Collateral Agent pursuant to this Section 9.10(c) and payment of all fees and expenses owed to the outgoing Trust Collateral Agent by the Servicer and the Issuer.
Notwithstanding the replacement of the Trust Collateral Agent pursuant to this Section, the Issuer’s and the Servicer’s obligations under Section 9.05 shall continue for the benefit of the retiring Trust Collateral Agent.
(d)Acceptance by Successor. If the Trust Collateral Agent has resigned or has been removed pursuant to this Section 9.10, the Issuer (or the Owner Trustee, on its behalf (acting at the written direction of the Majority Certificateholder)) shall have the sole right to appoint each successor Trust Collateral Agent that meets the qualifications required hereunder. Every temporary or permanent successor Trust Collateral Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Owner Trustee, each Noteholder, each Certificateholder, the Rating Agencies, the Indenture Trustee and the Issuer an instrument in writing accepting such appointment hereunder and the relevant predecessor shall execute, acknowledge and deliver such other documents and instruments as will effectuate the delivery of all Collateral to the successor Trust Collateral Agent, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessor. Such predecessor shall, nevertheless, on the written request of the Issuer, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, duties and obligations of such predecessor hereunder. In the event that any instrument in writing from the Issuer is reasonably required by a successor Trust Collateral Agent to more fully and certainly vest in such successor the estates, properties, rights, powers, duties and obligations vested or intended to be vested hereunder in the Trust Collateral Agent, any and all such written instruments shall, at the request of the temporary or permanent successor Trust Collateral Agent, be forthwith executed, acknowledged and delivered by the Issuer (or the Owner Trustee, on behalf of the Issuer, (acting at the written direction of the Majority Certificateholders)), as the case may be. The designation of any successor Trust Collateral Agent and the instrument or instruments removing any Trust Collateral Agent and appointing a successor hereunder, together with all other instruments provided for herein, shall be maintained with the records relating to the Trust Property and, to the extent required by applicable law, filed or recorded by the successor Trust Collateral Agent in each place where such filing or recording is necessary to effect the transfer of the Trust Property to the successor Trust Collateral Agent or to protect or continue the perfection of the security interests granted hereunder.
If no successor Trust Collateral Agent shall have been appointed and accepted the appointment within sixty (60) days after the giving of notice of resignation, the resigning Trust Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Trust Collateral Agent that meets the qualifications required hereunder.
Section 9.11.Representations and Warranties of the Trust Collateral Agent.

The Trust Collateral Agent represents and warrants to the Issuer, the Seller, the Servicer, the Indenture Trustee and the Noteholders as follows:
(i)The Trust Collateral Agent is a national banking association, duly organized and validly existing under the laws of the United States and is authorized to conduct and engage in a banking and trust business under such laws.
(ii)The Trust Collateral Agent has full corporate power, authority, and legal right to execute, deliver, and perform this Agreement and the other Basic Documents to which it is a party, and has taken all necessary action to authorize the execution, delivery, and performance, by it of this Agreement and the other Basic Documents to which it is a party.
(iii)This Agreement and the other Basic Documents to which it is a party have been duly executed and delivered by the Trust Collateral Agent.
(iv)This Agreement and the other Basic Documents to which it is a party are the legal, valid and binding obligations of the Trust Collateral Agent enforceable in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.
Section 9.12.Waiver of Setoffs.
Except with respect to the Certificate Distribution Account, the Trust Collateral Agent hereby expressly waives any and all rights of setoff that the Trust Collateral Agent may otherwise at any time have under applicable law with respect to any Trust Account and agrees that amounts in the Trust Accounts shall at all times be held and applied solely in accordance with the provisions hereof.
Section 9.13.Benefits and Immunities of Trust Collateral Agent.
The Trust Collateral Agent shall be entitled to all of the benefits and immunities afforded the Indenture Trustee pursuant to the provisions of this Agreement and the Indenture. Other than as specifically set forth elsewhere in this Agreement and the Indenture, the Trust Collateral Agent shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no liability for any action taken or omitted by the Issuer or the Servicer.
ARTICLE X.

TERMINATION
Section 10.01.Optional Purchase.
(a)On any Distribution Date on which the sum of the Class A Note Balance plus the Class B Note Balance plus the Class C Note Balance has been or would, after giving effect to the application of Available Funds (assuming solely for the purpose of determining whether the Servicer may make such election with respect to any Distribution Date that the Reserve Account Requirement is zero) on such Distribution Date, be less than or equal to 10% of the sum of the initial Class A Note Balance plus the initial Class B Note Balance plus the initial Class C Note Balance, the Servicer shall have the option, upon no less than ten (10) days prior written notice prior (or such lesser number of days permissible by the Clearing Agency and reasonably acceptable to the Indenture Trustee) to the related Distribution Date to the Issuer, the Trust Collateral Agent, the Owner Trustee, the Indenture Trustee and the Rating Agencies, to reacquire the Trust Property, other than the Trust Accounts. The Indenture Trustee shall provide notice of the Optional Purchase to the Noteholders within 5 Business Days of its receipt of the Servicer’s notice. To exercise such option, the Servicer shall deposit pursuant to Section 5.04 in the Collection Account an amount equal to: (x) the aggregate Purchase Amount for the Loans, plus (y) the fair market value of any other property held by the Trust (other than the Trust Accounts), plus (z) sufficient funds to pay interest on the Notes through the date of redemption after giving effect to the application of Available Funds on such date. Notwithstanding the foregoing, the Servicer shall not exercise such option unless the purchase price paid by the Servicer and other funds held by the Issuer are sufficient to pay the full amount of principal and interest due and payable on each class of the Notes, and all amounts due and payable to the Indenture Trustee, the Trust Collateral Agent, the Backup Servicer and the Owner Trustee under the Basic Documents. Upon such deposit the Servicer shall succeed to all interests in and to the Trust (other than the Trust Accounts).
(b)Notice of any termination of the Trust shall be given by the Servicer to the Board of Trustees, the Owner Trustee, the Indenture Trustee, the Trust Collateral Agent, the Certificate Registrar and the Rating Agencies as soon as practicable after the Servicer has received notice of the occurrence of an event of termination under Section 9.1(a) of the Trust Agreement.
Section 10.02.Termination.
Upon the earlier of (a) the payment of the full amount of principal and interest due and payable on the Notes, and all amounts due and payable to the Indenture Trustee, the Trust Collateral Agent, the Backup Servicer and the Owner Trustee under the Basic Documents and the satisfaction and discharge of the Indenture, and (b) the payment in full or other liquidation of the last outstanding Loan and the subsequent distribution of amounts in respect of such Loans as provided in the Basic Documents and the satisfaction and discharge of the Indenture, this Agreement shall terminate; provided that Section 7.06, Section 9.05(c), Section 11.13 and the indemnification obligations of the Issuer under Section 6.05 and of the Servicer under Section 4.09(g) and Section 7.02 shall survive such termination.
ARTICLE XI.

MISCELLANEOUS PROVISIONS
Section 11.01.Amendment.

This Agreement may be amended by the Seller, the Servicer, the Indenture Trustee (at the written direction of the Issuer), the Issuer, the Backup Servicer (at the written direction of the Issuer) and the Trust Collateral Agent (at the written direction of the Issuer), without the consent of any of the Noteholders to: (i) cure any ambiguity, to correct or supplement any provisions in this Agreement, or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; or (ii) reflect the succession of a successor Servicer or successor Backup Servicer; provided, however, that in connection with any amendment pursuant to clause (i), the action referred to therein shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder without such Noteholder’s consent; and provided, further, that in connection with any amendment pursuant to clause (ii) above, the Servicer shall deliver to the Trust Collateral Agent and the Indenture Trustee a letter from each Rating Agency, which then has a rating on the Notes, to the effect that such amendment will not cause the then current ratings on the Notes to be qualified, reduced or withdrawn, or, each Rating Agency shall have been given at least ten (10) days’ prior notice of such amendment and such Rating Agency shall not have issued any written notice to the Indenture Trustee that such amendment will itself cause such Rating Agency to downgrade or withdraw its rating assigned to any class of Notes.
This Agreement may also be amended from time to time by the Seller, the Servicer, the Indenture Trustee, the Issuer, the Backup Servicer (at the written direction of the Issuer) and the Trust Collateral Agent (at the written direction of the Issuer) with the consent of the Majority Noteholders (which consent of any Holder of a Note given pursuant to this Section 11.01 or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such amendment shall (a) change the due date of any installment of principal of or interest on any Note, or reduce the Class A Note Balance, Class B Note Balance or Class C Note Balance, or change the Class A Stated Final Maturity Date, Class B Stated Final Maturity Date, Class C Stated Final Maturity Date, Class A Note Rate, Class B Note Rate, Class C Note Rate, Class A Principal Distributable Amount, Class B Principal Distributable Amount or Class C Principal Distributable Amount, or (b) reduce the percentage required to consent to any such amendment, without the consent of each Holder of Notes then outstanding. Notwithstanding the foregoing, however, no consent of any Noteholder shall be required in connection with any amendment in order for the Certificateholders to sell, assign, transfer or otherwise dispose of the excess interest, provided that the Certificateholders present evidence to the Trust Collateral Agent that the ratings of the Notes shall not be reduced or withdrawn as a result.
Prior to the execution of any such amendment or consent, the Servicer will provide and the Trust Collateral Agent shall distribute written notification of the substance of such amendment or consent to each Rating Agency then rating the Notes.

Promptly after the execution of any such amendment or consent, the Trust Collateral Agent shall furnish a copy of the substance of such amendment or consent to each Noteholder and each Certificateholder.
It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Trust Collateral Agent may prescribe.
Prior to the execution of any amendment to this Agreement, the Trust Collateral Agent shall be entitled to receive and conclusively rely upon an Opinion of Counsel and Officer’s Certificate stating that the execution of such amendment is authorized or permitted by this Agreement. The Trust Collateral Agent may, but shall not be obligated to, enter into any such amendment which affects the Trust Collateral Agent’s own rights, duties or immunities under this Agreement or otherwise. No amendment that affects the Owner Trustee’s rights, duties, indemnities or immunities shall be effective without the written consent of the Owner Trustee.
Section 11.02.Protection of Title to Trust.
(a)The Seller shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law to preserve, maintain, and protect fully the interest of the Noteholders, the Indenture Trustee and the Trust Collateral Agent in the Loans and the related Contracts and in the proceeds thereof and the sale of accounts and chattel paper. The Seller shall deliver (or cause to be delivered) to the Trust Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.
(b)None of the Originator, the Seller nor the Servicer shall change its name, identity, state of incorporation or formation or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of §9-506 or §9-507 of the UCC, unless it shall have given the Trust Collateral Agent at least five (5) days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.
(c)The Seller, the Originator and the Servicer shall give the Trust Collateral Agent at least sixty (60) days’ prior written notice of any relocation of its principal executive office or change of its state of incorporation or formation if, as a result of any such change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service the Loans and the related Contracts, and its principal executive office, within the United States of America.

(d)The Servicer shall maintain accounts and records as to each Loan and Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Loan and Contract, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Loan and Contract and the amounts from time to time deposited in the Collection Account in respect of such Loan and Contract.
(e)The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Loans and the related Contracts to the Trust, the Servicer’s master computer records (including any back-up archives) that refer to a Loan or Contract shall indicate clearly (including by means of tagging) the interest of the Trust in such Loan or Contract and that such Loan or Contract is owned by the Trust. The Servicer shall at all times maintain “control” within the meaning of the UCC over the Contracts constituting electronic chattel paper. Indication of the Trust’s ownership of a Loan or Contract shall be deleted from or modified on the Servicer’s computer systems when, and only when, the Loan or Contract shall have been paid in full or repurchased.
(f)If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Loan or Contract, shall indicate clearly (including by means of tagging) that such Loan or Contract has been sold and is owned by the Trust.
(g)The Servicer shall, upon reasonable prior notice, permit the Trust Collateral Agent and its agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer’s records regarding any Loan or Contract at the office of the Servicer in a reasonable manner.
(h)Upon request, the Servicer shall furnish to the Trust Collateral Agent and the Indenture Trustee, within twenty (20) Business Days, a list of all Loans and Contracts (by agreement or contract number and name of Dealer or Obligor) then held as part of the Trust, together with a reconciliation of such list to the schedule of Loans, Dealer Agreements, Purchase Agreements and Contracts attached hereto as Schedule A and to each of the Servicer’s Certificates furnished before such request indicating removal of Loans or Contracts from the Trust.
(i)For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and

National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings and authentication of Notes when required under the UCC or other Signature Law due to the character or intended character of the writings.
Section 11.03.Limitation on Rights of Noteholders.
No Noteholder shall have any right to vote (except as provided in this Agreement or in the Indenture) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement. Nothing set forth in this Agreement, nor contained in the terms of the Notes, shall constitute the Noteholders as members of any partnership or association. No Noteholder shall be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.
No Noteholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Collateral Agent a written notice of default and of the continuance thereof, and unless (i) the default arises from the Seller’s or the Servicer’s failure to remit payments when due hereunder, or (ii) the Majority Noteholders shall have made written request upon the Trust Collateral Agent to institute such action, suit or proceeding in its own name as Trust Collateral Agent under this Agreement and such Holder shall have offered to the Trust Collateral Agent such indemnity as it may reasonably require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trust Collateral Agent, for thirty (30) days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and during such 30-day period no request or waiver inconsistent with such written request has been given to the Trust Collateral Agent pursuant to this Section 11.03 or Section 8.04; no one or more Holders of Notes or Certificateholders shall have any right in any manner whatsoever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Notes or the Certificateholders, or to obtain or seek to obtain priority over or preference to any other such Holder or Certificateholder (but subject to the priorities of payment set forth herein), or to enforce any right, under this Agreement except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Noteholders and all Certificateholders. For the protection and enforcement of the provisions of this Section, each Noteholder, each Certificateholder and the Trust Collateral Agent shall be entitled to such relief as can be given either at law or in equity.

In the event the Trust Collateral Agent shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than the required amount of the applicable class of Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Agreement.
Section 11.04.Governing Law; Jurisdiction.
THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
Parties agree to the non-exclusive jurisdiction of the state and federal courts in New York.
Section 11.05.Notices.
All demands, notices, and communications upon or to the Seller, the Servicer, the Trust Collateral Agent, the Backup Servicer, the Owner Trustee, the Indenture Trustee, the Issuer or any Rating Agency under this Agreement shall be in writing, personally delivered, electronically delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt: (a) in the case of the Seller at the following address: Attention: Credit Acceptance Funding LLC 2026-2/Jay Brinkley, Silver Triangle Building, 25505 West Twelve Mile Road, Southfield, Michigan 48034-8339; phone: (704) 287-4938; email: jbrinkley@creditacceptance.com; (b) in the case of the Servicer at the following address: Attention: Credit Acceptance Corporation/Jay Brinkley, Silver Triangle Building, 25505 West Twelve Mile Road, Southfield, Michigan 48034-8339; phone: (704) 287-4938; email: jbrinkley@creditacceptance.com; (c) in the case of the Backup Servicer, Trust Collateral Agent and Indenture Trustee, at 1505 Energy Park Drive, St. Paul, Minnesota 55108; Attention: Computershare Trust Services - Asset-Backed Administration; phone: (612) 393-7304; (d) in the case of the Owner Trustee, at: 1521 Concord Pike, Suite 201, Wilmington, Delaware 19803; Attention: Credit Acceptance Auto Loan Trust 2026-2; email: CDTC@computershare.com; (e) in the case of the Issuer, to Attention: Credit Acceptance Corporation/Jay Brinkley, Silver Triangle Building, 25505 West Twelve Mile Road, Southfield, Michigan 48034-8339; phone: (704) 287-4938; email: jbrinkley@creditacceptance.com, with a copy to the Owner Trustee and with a copy to the Board of Trustees of the Trust, c/o Credit Acceptance Funding LLC 2026-2, Silver Triangle Building, 25505 West Twelve Mile Road, Southfield, Michigan, 48034-8339, Attention: Jay Brinkley; phone number: (704) 287-4938; email: jbrinkley@creditacceptance.com; (f) in the case of S&P, via electronic delivery to Servicer_reports@sandp.com (or for any information not available in electronic format, send hard copies to: Standard & Poor’s Rating Services, ABS Surveillance Group, 55 Water Street, New York, New York 10041 or to such other address as shall be designated by written notice to the other parties); or (g) in the case of Moody’s, via electronic delivery to abssurveillance@moodys.com (or for any information not available in electronic format, send hard copies to: Moody’s Investors Service, Inc., 7 World Trade Center, 250 Greenwich Street – 25th Floor, New York, New York 10007 or to such other address as shall be designated by written notice to the other parties). Any notice required or permitted to be mailed to a Noteholder or Certificateholder, as the case may be shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note or Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholders or the Certificateholder, as the case may be, shall receive such notice. Where this Agreement provides for notice or delivery of documents to the Rating Agencies, failure to give such notice or deliver such documents shall not affect any other rights or obligations created hereunder.
Section 11.06.Severability of Provisions.
If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then any such covenant, agreement, provision, or term shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Securities or the rights of the Holders thereof.
Section 11.07.Assignment.
Notwithstanding anything to the contrary contained herein, except as provided in Section 7.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Trust Collateral Agent acting at the direction of the Majority Noteholders.
Section 11.08.Further Assurances.
The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trust Collateral Agent or the Indenture Trustee acting at the direction of the Majority Noteholders more fully to effect the purposes of this Agreement and the other Basic Documents, including the execution of any financing statements or continuation statements relating to the Loans or the related Contracts for filing under the provisions of the UCC of any applicable jurisdiction.
Section 11.09.No Waiver; Cumulative Remedies.
No failure to exercise and no delay in exercising, on the part of the Trust Collateral Agent, the Indenture Trustee, the Noteholders or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.
Section 11.10.Third-Party Beneficiaries.

This Agreement will inure to the benefit of and be binding upon the parties hereto, the Indenture Trustee, the Noteholders and the Certificateholders, respectively, and their respective successors and permitted assigns. Except as may be otherwise provided in this Agreement, no other person will have any right or obligation hereunder; provided that the Owner Trustee is an intended third-party beneficiary of this Agreement, entitled to enforce its rights hereunder as if a party hereto.
Section 11.11.Actions by Noteholders.
(a)Wherever in this Agreement a provision is made that an action may be taken or a notice, demand, or instruction given by Noteholders, such action, notice, demand or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage or class of Noteholders.
(b)Wherever in this Agreement a Person is seeking an action be taken by or notice, demand, or instruction be given by the Noteholders, the Person seeking such action, notice, demand or instruction may contact the Indenture Trustee to obtain such action, notice, demand or instruction from the Noteholders.
(c)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be taken or given by Noteholders, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders, in person or by an agent duly appointed in writing.
(d)The fact and date of the execution by any Noteholder or any Certificateholder of any instrument or writing may be proved in any reasonable manner which the Trust Collateral Agent deems sufficient.
(e)Any request, demand, authorization, direction, notice, consent, waiver, or other act by a Noteholder shall bind such Noteholder and every subsequent holder of such Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trust Collateral Agent, the Seller or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.
(f)The Trust Collateral Agent may require such additional proof of any matter referred to in this Section as it shall deem necessary.
Section 11.12.Corporate Obligation.
No recourse may be taken, directly or indirectly, against any partner, incorporator, subscriber to the capital stock, stockholder, member, director, officer or employee of the Seller or the Servicer with respect to their respective obligations and indemnities under this Agreement or any certificate or other writing delivered in connection herewith.
Section 11.13.Covenant Not to File a Bankruptcy Petition.

The parties hereto agree that until one year and one day after such time as the Notes issued under the Indenture are paid in full, they shall not (i) institute the filing of a bankruptcy petition against the Seller or the Trust based upon any claim in its favor arising hereunder or under the Basic Documents; (ii) file a petition or consent to a petition seeking relief on behalf of the Seller or the Trust under the Bankruptcy Code; or (iii) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of the Seller or the Trust or any portion of the property of the Seller or the Trust. The parties hereto agree that all obligations of the Issuer and the Seller are non-recourse to the Trust Property except as specifically set forth in the Basic Documents.
Section 11.14.Multiple Roles.
The parties expressly acknowledge and consent to Computershare Trust Company, N.A. acting in the possible dual capacity of successor Servicer and in the capacities of Indenture Trustee, Trust Collateral Agent and Backup Servicer. Computershare Trust Company, N.A. may, in such dual capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles or other breach of duties to the extent that any such conflict or breach arises from the performance by Computershare Trust Company, N.A. of express duties set forth in this Agreement or any other Basic Document in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of negligence (other than errors in judgment) and willful misconduct by Computershare Trust Company, N.A.
Section 11.15.[Reserved].
Section 11.16.Waiver of Jury Trial.
To the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Basic Document, or any matter arising hereunder or thereunder.
Section 11.17.AML Law.
The parties hereto acknowledge that in accordance with laws, regulations and executive orders of the United States or any state or political subdivision thereof as are in effect from time to time applicable to financial institutions relating to the funding of terrorist activities and money laundering, including without limitation the USA Patriot Act (Pub. L. 107-56) and regulations promulgated by the Office of Foreign Asset Control (collectively, “AML Law”), the Trust Collateral Agent is required to obtain, verify, and record information relating to individuals and entities that establish a business relationship or open an account with the Trust Collateral Agent. Each party hereby agrees that it shall provide the Trust Collateral Agent with such identifying information and documentation as the Trust Collateral Agent may request from time to time in order to enable the Trust Collateral Agent to comply with all applicable requirements of AML Law.

Section 11.18.Concerning the Owner Trustee.
It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Computershare Delaware Trust Company, not individually or personally but solely in its capacity as trustee on behalf of the Issuer (in such capacity, the “Owner Trustee”), at the direction of the Board of Trustees or its designated agents pursuant to and in the exercise of the powers and authority conferred and vested in it under the Trust Agreement (ii) each of the representations, warranties, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, undertakings and agreements by Computershare Delaware Trust Company or the Owner Trustee but is made and intended for the purpose of binding, and is binding only on, the Issuer, (iii) nothing herein contained shall be construed as creating any obligation or liability on Computershare Delaware Trust Company, individually or personally or as Owner Trustee, to perform any covenant either expressed or implied contained herein, all such obligation or liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) Computershare Delaware Trust Company, individually and as Owner Trustee, has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Agreement and (v) under no circumstances shall Computershare Delaware Trust Company or the Owner Trustee be personally liable for the payment of any indebtedness, indemnities or expenses of the Issuer or be liable for the performance, breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents, as to all of which recourse shall be had solely to the assets of the Issuer.
Section 11.19.EU & UK Risk Retention.
Credit Acceptance hereby undertakes to the Issuer, in connection with the EU Securitization Rules and the UK Securitization Framework as in effect on the Closing Date, that from the date hereof and for so long as any Notes remain outstanding:
(a)it will, as originator (for purposes of the EU Securitization Rules and the UK Securitization Framework), retain on an ongoing basis a material net economic interest that is not less than five percent of the nominal value of the securitized exposures with respect to the Notes, in the form of a first loss tranche in accordance with the text of paragraph (d) of Article 6(3)(d) of the EU Securitization Regulation, SECN 5.2.8R(1)(d), and Article 6(3)(d) of Chapter 2 of the PRASR, in each case as in effect on the Closing Date, in the case of UK-regulated institutional investors, by holding, through the Seller (its wholly-owned subsidiary), the Certificate representing a beneficial interest in the Issuer equal to at least five percent of the aggregate nominal value of the Loans (the “Retained Interest”);
(b)it will not (and will not permit the Seller or any of its Affiliates to) hedge or otherwise mitigate its credit risk under or associated with the Retained Interest or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the Retained Interest, except as permitted in accordance with the EU Securitization Rules or the UK Securitization Framework (as applicable);

(c)it will not change (and will not permit the Seller to change) the form of the Retained Interest or method of calculation of its net economic interest in the securitized exposures while the Notes are outstanding, except as permitted by the EU Securitization Rules or the UK Securitization Framework (as applicable);
(d)it will provide ongoing confirmation of its continued compliance with its obligations described above in this Section 11.19, (i) in or concurrently with each monthly Servicer’s Certificate made available to Noteholders pursuant to Section 5.11 hereof, (ii) on the occurrence of any Indenture Event of Default or a breach by Credit Acceptance (in any capacity), the Seller, the Servicer or the Issuer of any obligations under the Basic Documents, and (iii) from time to time upon request by any Noteholder in connection with any material change in the performance of the Notes or the risk characteristics of the Notes or the Loans; and
(e)it will notify the Issuer and the Indenture Trustee promptly of any breach of its undertakings in respect of the retention of the Retained Interest.
For the avoidance of doubt, neither the Indenture Trustee nor the Owner Trustee shall have any responsibility to monitor compliance with or enforce compliance with respect to the EU Securitization Rules, the UK Securitization Framework or any other similar rules or regulations. Neither the Indenture Trustee nor the Owner Trustee shall be charged with knowledge of such rules, nor shall either be liable to any Noteholder, Certificateholder or other party for violation of such rules now or hereafter in effect.

IN WITNESS WHEREOF, the Issuer, the Seller, Credit Acceptance, as Servicer and in its individual capacity, the Backup Servicer, the Indenture Trustee and the Trust Collateral Agent have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.
CREDIT ACCEPTANCE FUNDING
LLC 2026-2, as Seller
By: /s/ James B. Brinkley II
Name:    James B. Brinkley II
Title:    Treasurer
CREDIT ACCEPTANCE CORPORATION, as Servicer and in its individual capacity
By: /s/ James B. Brinkley II
Name:    James B. Brinkley II
Title:    Treasurer
CREDIT ACCEPTANCE AUTO LOAN TRUST 2026-2, as Issuer
By:    Computershare Delaware Trust Company, not in its individual capacity but solely as Owner Trustee on behalf of the Trust
By: /s/ Molly Ann Breffitt
Name:    Molly Ann Breffitt
Title:    Vice President
COMPUTERSHARE TRUST COMPANY, N.A., as Backup Servicer, Trust Collateral Agent and Indenture Trustee
By: /s/ Tracy M. McLamb
Name:    Tracy M. McLamb
Title:    Vice President

EXHIBIT A

ASSIGNMENT
Reference is made to that certain Sale and Servicing Agreement, dated as of August 20, 2026 (the “Agreement”), by and between Credit Acceptance Funding LLC 2026-2, a Delaware limited liability company (“Funding”), Credit Acceptance Auto Loan Trust 2026-2 (“Trust”), Credit Acceptance Corporation, a Michigan corporation, as Servicer (“Credit Acceptance” or “Servicer”), and Computershare Trust Company, N.A., as Trust Collateral Agent, Indenture Trustee and Backup Servicer. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Agreement.
Exhibit A attached hereto (page captioned “2026-2”) contains a cumulative list of Dealer Loans, and Exhibit B attached hereto (page captioned “2026-2”) contains a cumulative list of Purchased Loans, in each case that remain transferred or will be transferred pursuant to the Agreement as of [___]1. The Dealer Loans listed on Exhibit A (page captioned “2026-2”) and the Purchased Loans listed on Exhibit B (page captioned “2026-2”) are collectively referred to herein as the “Conveyed Property.”
Pursuant to the Agreement, for good and valuable consideration paid by the Trust, the receipt and sufficiency of which are hereby acknowledged, Funding does hereby (i) convey, assign, sell and transfer to the extent not previously conveyed, assigned sold or transferred, and (ii) confirm each prior conveyance, assignment, sale or transfer, in each case without recourse, except as set forth in the Agreement, to the Trust all of its right, title and interest in and to: (A) the Conveyed Property; (B) all rights under the Dealer Agreements and Purchase Agreements related thereto other than the Excluded Dealer Agreement Rights, including Credit Acceptance’s right to service the Loans and the related Contracts and receive the related servicing fees and reimbursement of certain recovery and repossession expenses, in accordance with the terms of the Dealer Agreements and Purchase Agreements; (C) Collections (other than Dealer Collections) after the applicable Cut-off Date; (D) a security interest in each Contract securing each Dealer Loan and an ownership interest in each Contract evidencing a Purchased Loan; (E) all records and documents relating to such Loans and the Contracts; (F) all security interests purporting to secure payment of such Loans; (G) all security interests purporting to secure payment of each Contract (including a security interest in each Financed Vehicle); (H) all guarantees, insurance (including insurance insuring the priority or perfection of any Contract) or other agreements or arrangements securing the Contracts; (I) all rights arising under such Loans which rights are attributable to advances made under such Loans as the result of Contracts being added to the identifiable group of Contracts to which such Loans relate; (J) Funding’s rights under the Sale and Contribution Agreement; and (K) all Proceeds of the foregoing (collectively, the “Transferred Assets”).
1 To be the then-current Distribution Date.
3

The list of Conveyed Property delivered to the Noteholders, the Servicer, the Backup Servicer and the Trust Collateral Agent as of [___]2, shall be deemed to update Schedule A to the Agreement.
It is the express intent of Funding and the Trust that the conveyance of the Transferred Assets by Funding to the Trust pursuant to this Assignment be construed as an absolute sale of such Transferred Assets by Funding to the Trust. Further, it is not the intention of Funding and the Trust that such conveyance be deemed a grant of a security interest in such Transferred Assets by Funding to the Trust in the nature of a consensual lien securing an obligation. However, notwithstanding the express intent of the parties, if and to the extent the conveyance of the Transferred Assets is for any purpose characterized as a collateral transfer for security or a financing transaction, then the conveyance by Funding provided for in this Assignment shall be deemed to be a lien. In furtherance thereof, Funding hereby grants to the Trust, a first priority, perfected security interest in, to and under all of Funding’s right, title and interest in, to and under the Transferred Assets, to secure Funding’s obligation to pay to the Trust an amount equal to the Issuer Secured Obligations.
This Assignment and the covenants and agreements contained herein shall be binding upon Funding, its successors and assigns, and shall inure to the benefit of the Trust, its successors and assigns.
This Assignment is expressly subject to the terms, conditions, covenants, agreements, representations and warranties set forth in the Agreement.
THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[signature page follows]
2 To be the then-current Distribution Date.
3

IN WITNESS WHEREOF, Funding has caused this Assignment to be executed in its name by a duly authorized representative as of [___]3.
CREDIT ACCEPTANCE FUNDING LLC 2026-2

3 To be the then-current Distribution Date.

EXHIBIT A
[Provided by Credit Acceptance Corporation]

EXHIBIT B
[Provided by Credit Acceptance Corporation]

    A-1

EXHIBIT B

Credit Acceptance Auto Loan Trust 2026-2

Servicer’s Certificate
    B-1

EXHIBIT C

FORM OF DEALER AGREEMENT
    C-1

EXHIBIT D

FORM OF PURCHASE AGREEMENT
    D-1

EXHIBIT E

[RESERVED]
    E-1

EXHIBIT F

[RESERVED]
    F-1

EXHIBIT G

FORM OF DEALER LOAN CONTRACT AND PURCHASED LOAN CONTRACT
    G-1

EXHIBIT H

CREDIT GUIDELINES
    H-1

SCHEDULE A
to Sale and
Servicing Agreement
Loans, Dealer Agreements, Purchase Agreements and Contracts
Schedule A is the Excel file entitled “Schedule A – Dealer Agreements, Purchase Agreements, Loans and Contracts—(August 20, 2026)” delivered by or on behalf of the Seller to the Servicer, the Backup Servicer, the Indenture Trustee and the Trust Collateral Agent.

    Sch. A-1

SCHEDULE B
to Sale and
Servicing Agreement
[TO BE CONFIRMED]

Base Case Forecasted Collections

Distribution Date	Collections Available for Distribution
September 2026	$53,545,895.90
October 2026	$26,772,947.95
November 2026	$26,772,947.95
December 2026	$26,772,947.95
January 2027	$26,772,947.95
February 2027	$26,772,947.95
March 2027	$26,772,947.95
April 2027	$26,772,947.95
May 2027	$26,772,947.95
June 2027	$26,772,947.95
July 2027	$26,772,947.95
August 2027	$26,772,947.95
September 2027	$26,772,947.95
October 2027	$26,772,947.95
November 2027	$26,772,947.95
December 2027	$26,772,947.95
January 2028	$26,772,947.95
February 2028	$26,772,947.95
March 2028	$26,772,947.95
April 2028	$26,772,947.95
May 2028	$26,772,947.95
June 2028	$26,772,947.95
July 2028	$26,772,947.95
August 2028	$26,772,947.95
September 2028	$26,772,947.95
October 2028	$31,452,617.02
November 2028	$30,433,126.60
December 2028	$30,866,298.13
January 2029	$28,468,704.05
February 2029	$28,561,325.92
March 2029	$29,220,717.82
April 2029	$31,432,687.10
May 2029	$32,870,247.38
June 2029	$30,905,107.74
July 2029	$29,637,777.95
August 2029	$27,978,254.93
September 2029	$27,770,281.42
October 2029	$28,407,304.04
November 2029	$26,125,322.79
    Sch. B-1

Distribution Date	Collections Available for Distribution
December 2029	$27,338,736.97
January 2030	$24,523,794.00
February 2030	$23,667,529.21
March 2030	$23,907,598.50
April 2030	$24,987,418.29
May 2030	$25,857,287.80
June 2030	$22,690,347.55
July 2030	$22,042,189.04
August 2030	$19,873,881.69
September 2030	$19,229,384.86
October 2030	$19,006,670.20
November 2030	$17,594,757.63
December 2030	$17,371,934.88
January 2031	$15,526,914.22
February 2031	$14,868,599.21
March 2031	$15,004,655.72
April 2031	$15,673,151.06
May 2031	$16,333,693.51
June 2031	$14,181,248.82
July 2031	$13,607,007.01
August 2031	$12,290,552.08
September 2031	$11,825,817.35
October 2031	$11,649,094.07
November 2031	$10,758,241.08
December 2031	$10,548,325.90
January 2032	$9,248,311.04
February 2032	$8,815,900.88
March 2032	$8,877,316.14
April 2032	$9,324,007.93
May 2032	$9,776,425.96
June 2032	$8,319,448.69
July 2032	$8,011,658.17
August 2032	$7,199,716.99
September 2032	$7,442,837.82
October 2032	$7,152,106.29
November 2032	$6,521,824.55
December 2032	$6,226,336.39
January 2033	$5,555,991.59
February 2033	$5,175,577.72
March 2033	$4,939,555.19
April 2033	$4,816,730.25
May 2033	$4,697,346.01
June 2033	$4,054,756.76
July 2033	$3,768,598.55
August 2033	$3,360,328.93
September 2033	$3,099,670.49
October 2033	$2,899,017.66
    Sch. B-2

Distribution Date	Collections Available for Distribution
November 2033	$2,701,557.76
December 2033	$2,605,406.46
January 2034	$2,432,787.90
February 2034	$2,275,029.80
March 2034	$1,889,899.02
April 2034	$1,694,152.99
May 2034	$1,572,259.48
June 2034	$1,466,282.24
July 2034	$1,410,099.31
August 2034	$1,351,947.99
September 2034	$1,207,553.15
October 2034	$1,112,626.02
November 2034	$1,050,503.15
December 2034	$1,000,427.55
January 2035	$952,893.62
February 2035	$913,020.43
March 2035	$882,303.56
April 2035	$849,575.22
May 2035	$827,259.87
June 2035	$798,018.28
July 2035	$775,524.78
August 2035	$753,646.16
September 2035	$731,416.30
October 2035	$709,647.79
November 2035	$693,525.11
December 2035	$671,464.36
January 2036	$651,827.85
February 2036	$638,066.12
March 2036	$620,999.43
April 2036	$604,702.10
May 2036	$591,409.26
June 2036	$576,840.39
July 2036	$563,158.39
August 2036	$552,180.41
September 2036	$538,609.68
October 2036	$522,403.99
November 2036	$515,678.73
December 2036	$499,021.44
Total*	$ 1,070,748,741.58

*    Excluding Collections reinvested during the Revolving Period and Collections forecasted, if applicable, to be received after the Final Scheduled Distribution Date for the Class C Notes.

    Sch. B-3

SCHEDULE C
to Sale and
Servicing Agreement
Perfection Representations, Warranties and Covenants
In addition to the representations, warranties and covenants contained in the Agreement, the Seller hereby represents, warrants, and covenants to the Trust and the Indenture Trustee as follows on the Closing Date and on each Distribution Date on which the Trust purchases Loans, in each case only with respect to the Seller Property conveyed to the Trust on the Closing Date or the relevant Distribution Date:
General
1.The Agreement creates a valid and continuing security interest (as defined in UCC Section 9-102) in the Seller Property in favor of the Trust, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from and assignees of the Seller.
2.Each Contract constitutes “tangible chattel paper,” “electronic chattel paper” or a “payment intangible” within the meaning of UCC Section 9-102. Each Dealer Loan constitutes a “payment intangible” or a “general intangible” within the meaning of UCC Section 9-102.
3.Each Dealer Agreement and Purchase Agreement constitutes either a “general intangible,” or “tangible chattel paper” within the meaning of UCC Section 9-102.
4.There is only one original executed copy of each “tangible record” constituting or forming a part of each Contract that is tangible chattel paper and a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic record constituting or forming a part of each Contract that is electronic chattel paper.
5.The Seller has taken or will take all necessary actions with respect to the Loans to perfect its security interest in the Loans and in the property securing the Loans.
Creation
1.The Seller owns and has good and marketable title to the Initial Seller Property or Subsequent Seller Property, as applicable, free and clear of any Lien, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.
Perfection
1.The Seller has caused or will have caused, within ten (10) days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the conveyance and sale of the Conveyed Property from the Originator to the Seller, the transfer and sale of the Seller
    Sch. C-1

Property from the Seller to the Issuer, and the security interest in the Collateral granted to the Indenture Trustee under the Indenture.
2.With respect to Seller Property that constitutes tangible chattel paper, such tangible chattel paper is in the possession of the Servicer, in its capacity as custodian for the Trust and the Trust Collateral Agent, and the Trust Collateral Agent has received a written acknowledgment from the Servicer, in its capacity as custodian, that it is holding such tangible chattel paper solely on its behalf and for the benefit of the Trust Collateral Agent, the Seller, the Trust and the relevant Dealer(s). With respect to Seller Property that constitutes electronic chattel paper, the Trust Collateral Agent has received a written acknowledgment from the Servicer that it, maintains control over such “electronic chattel paper”, as defined in Section 9-105 of the UCC, for the benefit of the Trust Collateral Agent, the Seller, the Trust and the relevant Dealer(s). All financing statements filed or to be filed against the Seller in favor of the Issuer or its assignee in connection with this Agreement describing the Seller Property contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”
Priority
1.Other than the security interest granted to the Issuer pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Seller Property. None of the Originator, the Servicer nor the Seller has authorized the filing of, or is aware of any financing statements against either the Seller, the Originator or the Trust that includes a description of the Seller Property and proceeds related thereto other than any financing statement: (i) relating to the sale of Conveyed Property by the Originator to the Seller under the Sale and Contribution Agreement, (ii) relating to the security interest granted to the Trust hereunder, (iii) relating to the security interest granted to the Trust Collateral Agent under the Indenture; or (iv) that has been terminated or amended to reflect a release of the Seller Property.
2.Neither the Seller, the Originator nor the Trust is aware of any judgment, ERISA or tax lien filings against either the Seller, the Originator or the Trust.
3.None of the tangible chattel paper or electronic chattel paper that constitutes or evidences the Contracts, the Dealer Agreements or the Purchase Agreements has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Originator, the Servicer, the Seller, the Trust, a collection agent or the Trust Collateral Agent.
Survival of Perfection Representations
1.Notwithstanding any other provision of the Agreement, the Sale and Contribution Agreement, the Indenture or any other Basic Document, the Perfection Representations, Warranties and Covenants contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any replacement of the Servicer or termination of Servicer’s rights to act as such) until such time as all obligations under the Sale and Servicing Agreement, Sale and Contribution Agreement and the Indenture have been finally and fully paid and performed.
No Waiver
2.The parties hereto: (i) shall not, without obtaining a confirmation of the then-current ratings of the Notes, waive any of the Perfection Representations, Warranties or
    Sch. C-2

Covenants; (ii) shall provide the Rating Agencies with prompt written notice of any breach of the Perfection Representations, Warranties or Covenants, and shall not, without obtaining a confirmation of the then-current ratings of the Notes as determined after any adjustment or withdrawal of the ratings following notice of such breach, waive a breach of any of the Perfection Representations, Warranties or Covenants.

    Sch. C-3